                                                                    EXHIBIT 99.1


                               CREDIT AGREEMENT



                                     among



                    CABLE DESIGN TECHNOLOGIES CORPORATION,
                                   as Parent


                        CABLE DESIGN TECHNOLOGIES INC.
                                NORDX/CDT, INC.
                                 as Borrowers


                          THE LENDERS PARTIES HERETO,
                                  as Lenders

                                      and


                       THE FIRST NATIONAL BANK OF BOSTON
                        BANQUE PARIBAS, CHICAGO BRANCH
                            PARIBAS BANK OF CANADA
                           BANK OF AMERICA ILLINOIS
                            BANK OF AMERICA CANADA
                                   as Agents


                           _________________________

                                April 10, 1997
                           _________________________

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. DEFINITIONS AND ACCOUNTING TERMS.................................  1

ss.1.1.    Certain Defined Terms............................................  1
ss.1.2.    Terms Defined in the Uniform Commercial Code..................... 25
ss.1.3.    Computation of Time Periods...................................... 25
ss.1.4.    Accounting Terms................................................. 25
ss.1.5.    Other Provisions Regarding Definitions........................... 26

SECTION 2. REVOLVING LOANS.................................................. 27

ss.2.1.    US Revolving Loans............................................... 27
ss.2.2.    US Revolving Credit Facility Commitment and
           US Borrowing Limit............................................... 27
ss.2.3.    CAN Revolving Loans.............................................. 28
ss.2.4.    CAN Revolving Credit Facility Commitment and
           CAN Borrowing Limit.............................................. 28
ss.2.5.    Minimum Advances................................................. 29
ss.2.6.    Termination and Reduction of Revolving Credit
           Facility Commitments............................................. 29
ss.2.7.    Revolving Notes.................................................. 30
ss.2.8.    Unused Facility Fee.............................................. 31
ss.2.9.    Interest ........................................................ 32
ss.2.10.   Mandatory Payments............................................... 33
ss.2.11.   Optional Prepayments............................................. 34
ss.2.12.   Delivery and Safekeeping of Forms of Bankers'
           Acceptances...................................................... 35
ss.2.13.   Completion of Forms and Issue of Bankers'
           Acceptance....................................................... 35
ss.2.14.   Notice of Borrowing; Borrower's Certificate...................... 36
ss.2.15.   Conversion of Borrowings; Renewals............................... 38
ss.2.16.   Administrative Agent's Availability
                    Assumption.............................................. 40
ss.2.17.   Procedures for Payment........................................... 42
ss.2.18.   Other Fees....................................................... 46
ss.2.19.   Increased Costs.................................................. 46
ss.2.20.   Change of Law Rendering Eurodollar Advances
           Unlawful......................................................... 47
ss.2.21.   Eurodollar Availability.......................................... 48
ss.2.22.   Indemnities...................................................... 49
ss.2.23.   Capital Adequacy................................................. 50
ss.2.24.   Pro Rata Treatment and Payments.................................. 51
ss.2.25.   Telephonic Notice................................................ 51
ss.2.26.   Maximum Interest................................................. 52

SECTION 3. LETTERS OF CREDIT................................................ 52

ss.3.1.    Letters of Credit................................................ 52
ss.3.2.    Reimbursement for Drawings....................................... 53
ss.3.3.    Letter of Credit Fees............................................ 55
ss.3.4.    Indemnity........................................................ 55
ss.3.5.    Letter of Credit Participation and Certain
           Payments......................................................... 56
ss.3.6.    Reimbursement of Certain Costs................................... 58
ss.3.7.    Payment of Drafts................................................ 60
ss.3.8.    Issuing Lender's Actions......................................... 61

SECTION 4. GUARANTIES....................................................... 62

ss.4.1.    Guaranties....................................................... 62
ss.4.2.    Future Subsidiaries.............................................. 62

SECTION 5. REPRESENTATIONS AND WARRANTIES................................... 62

ss.5.1.    Corporate Status................................................. 62
ss.5.2.    Power and Authority.............................................. 63
ss.5.3.    No Violation of Agreements....................................... 64
ss.5.4.    No Litigation.................................................... 64
ss.5.5.    Good Title to Properties; Condition of
           Assets .......................................................... 65
ss.5.6.    Financial Statements and Condition............................... 65
ss.5.7.    Tax Liability.................................................... 66
ss.5.8.    Governmental Action.............................................. 66
ss.5.9.    Disclosure....................................................... 67
ss.5.10.   Regulation U..................................................... 67
ss.5.11.   Investment Company............................................... 67
ss.5.12.   Solvency ........................................................ 68
ss.5.13.   Permits, etc..................................................... 68
ss.5.14.   Environmental Status............................................. 68

SECTION 6. AFFIRMATIVE COVENANTS............................................ 69

ss.6.1.    Financial Statements and Other Information....................... 69
ss.6.2.    Taxes and Claims................................................. 73
ss.6.3.    Insurance........................................................ 73
ss.6.4.    Books and Reserves............................................... 74
ss.6.5.    Properties in Good Condition..................................... 74
ss.6.6.    Maintenance of Existence......................................... 74
ss.6.7.    Inspection by the Agents and the Lenders......................... 74
ss.6.8.    Pay Indebtedness to Lenders and Perform Other
           Covenants........................................................ 75
ss.6.9.    Notice of Default................................................ 75
ss.6.10.   Reporting of Misrepresentations.................................. 75
ss.6.11.   Compliance with Laws............................................. 76
ss.6.12.   ERISA; CAN Plans................................................. 76
ss.6.13.   Further Assurances............................................... 76
ss.6.14.   Environmental Matters............................................ 76
ss.6.15.   Financial Covenants.............................................. 77
ss.6.16.   Ownership of the Borrower........................................ 77
ss.6.17.   Letter to Auditors............................................... 77

SECTION 7. NEGATIVE COVENANTS............................................... 78

ss.7.1.    Liens    ........................................................ 78
ss.7.2.    Indebtedness..................................................... 80
ss.7.3.    Investments...................................................... 81
ss.7.4.    Merger, Sale of, Dissolution, Etc................................ 82
ss.7.5.    Dividends, Redemptions and Other Payments........................ 84
ss.7.6.    Subsidiaries..................................................... 84
ss.7.7.    Transactions with Affiliates..................................... 84
ss.7.8.    Noncompliance with ERISA or CAN Plans............................ 85
ss.7.9.    Amendments and Modifications..................................... 85
ss.7.10.   Fiscal Year...................................................... 85
ss.7.11.   Change of Business............................................... 85
ss.7.12.   Negative Pledges................................................. 86
ss.7.13.   Permitted Acquisitions........................................... 86

SECTION 8. CONDITIONS PRECEDENT TO INITIAL BORROWINGS
           AND ISSUANCE OF LETTERS OF CREDIT................................ 87

ss.8.1.    Opinions of Counsel.............................................. 87
ss.8.2.    Financial Status................................................. 88
ss.8.3.    No Material Adverse Change....................................... 88
ss.8.4.    Qualifications................................................... 88
ss.8.5.    The Notes........................................................ 88
ss.8.6.    Examination of Books............................................. 88
ss.8.7.    Corporate Structure.............................................. 88
ss.8.8.    Fees to Agent and Lenders........................................ 89
ss.8.9.    Disbursement Authorization....................................... 89
ss.8.10.   Litigation....................................................... 89
ss.8.11.   Compliance with Law.............................................. 89
ss.8.12.   Proceedings; Receipt of Documents................................ 90
ss.8.13.   Solvency Certificate............................................. 90
ss.8.14.   No Default or Event of Default................................... 90

SECTION 9. CONDITIONS PRECEDENT TO EACH BORROWING AND
           ISSUANCE OF LETTERS OF CREDIT.................................... 90

ss.9.1.    Borrower's Certificate; Other Conditions......................... 90
ss.9.2.    Written Notice of Loan........................................... 91

SECTION 10.USE OF PROCEEDS.................................................. 91

SECTION 11.DEFAULTS AND REMEDIES............................................ 92

ss.11.1.   Events of Default................................................ 92
ss.11.2.   Suits for Enforcement............................................ 97
ss.11.3.   Rights and Remedies Cumulative................................... 98
ss.11.4.   Rights and Remedies Not Waived................................... 98
ss.11.5.   Application of Proceeds.......................................... 98

SECTION 12.MISCELLANEOUS....................................................102

ss.12.1.   Collection Costs.................................................102
ss.12.2.   Amendment, Modification and Waiver...............................103
ss.12.3.   Governing Law....................................................105
ss.12.4.   Notices  ........................................................105
ss.12.5.   Fees and Expenses................................................105
ss.12.6.   Stamp or Other Tax...............................................106
ss.12.7.   Waiver of Jury Trial and Setoff..................................106
ss.12.8.   Termination of Agreement.........................................107
ss.12.9.   Captions ........................................................108
ss.12.10.  Lien; Setoff by Lenders..........................................108
ss.12.11.  Payment Due on Non-Business Day..................................109
ss.12.12.  Service of Process...............................................109
ss.12.13.  The Agents.......................................................110
ss.12.14.  Sale, Assignment or Transfer to Additional
           Lenders..........................................................116
ss.12.15.  Benefit of Agreement; Assignments by Lenders.....................116
ss.12.16.  Counterparts; Facsimile Signature................................118
ss.12.17.  Invalidity.......................................................118
ss.12.18.  Disclosure of Financial Information..............................119
ss.12.19.  Maintenance of Confidentiality...................................119
ss.12.20.  Indemnification..................................................120
ss.12.21.  Limitation of CAN Borrower Liability.............................122
ss.12.22.  Judgment Currency................................................122
ss.12.23.  Replacement of Existing Credit Agreement.........................123

                                    EXHIBITS
                                    --------

Exhibit 2.4(a)             Revolving Notes
Exhibit 2.14(a)            Borrower's Certificate
Exhibit 4.1                Guaranty
Exhibit 8.1(a)             Opinion of Counsel
Exhibit 8.9                Disbursement Authorization

                                    SCHEDULES
                                    ---------

Schedule 1-a               Lenders, Offices and Commitment Percentages
Schedule 5.1(c)            Capital Stock
Schedule 5.1(d)            Subsidiaries
Schedule 5.4(a)            Litigation
Schedule 5.5(a)            Title Exceptions
Schedule 5.6(b)            Material Adverse Changes
Schedule 5.14              Environmental Matters
Schedule 7.1(c)            Existing Liens
Schedule 7.2(c)            Existing Indebtedness
Schedule 7.3(d)            Existing Investments
Schedule 7.7(c)            Affiliated Transactions

     CREDIT AGREEMENT dated as of April 10, 1997, among CABLE DESIGN TECHNOLOGIES CORPORATION, a Delaware corporation (the "PARENT"), CABLE DESIGN TECHNOLOGIES INC., a Washington corporation and wholly-owned subsidiary of Parent (the "US BORROWER"), NORDX/CDT, INC., a corporation incorporated under the federal laws of Canada (the "CAN BORROWER") the lenders and other financial institutions which are now or may hereafter become parties hereto (such lenders and other financial institutions and their respective successors and assigns, individually, a "LENDER" and collectively, the "LENDERS"), and THE FIRST NATIONAL BANK OF BOSTON, BANQUE PARIBAS, CHICAGO BRANCH, PARIBAS BANK OF CANADA, BANK OF AMERICA ILLINOIS and BANK OF AMERICA CANADA as agents for the Lenders (in such capacity, the "AGENTS").

                              W I T N E S S E T H:
                              -------------------


    SECTION 1.     DEFINITIONS AND ACCOUNTING TERMS

ss 1.1   Certain Defined Terms.  For all purposes of this Agreement, unless the
          ---------------------
context otherwise requires (the following meanings are to be equally applicable to both the singular and plural forms of the terms defined):

     "Acquired Person" shall mean any Person which is, or whose assets are,
      ---------------
being acquired by either Borrower in a Permitted Acquisition, or, if the Permitted Acquisition involves the acquisition of a division or an operating unit of a Person, such division or unit.

     "Additional Lenders" shall have the meaning set forth in Section 12.15(c)
      ------------------
hereof.

     "Adjusted EBITDA" shall mean, for any period, the EBITDA of any Person,
      ---------------
plus any charges of a non-recurring and non-operational nature not having a continuing material adverse effect on the Parent and its Subsidiaries (as determined by the Agents in their reasonable discretion), and excluding therefrom any intercompany interest or fees that, in accordance with GAAP, would be eliminated on a consolidated income statement of the Parent and its Subsidiaries.

     "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period
      ------------------------
for a Eurodollar Advance, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves then required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).


     "Adjusted Indebtedness" of any Person shall mean (without duplication) (i)
      ---------------------
all Indebtedness for Borrowed Money of such Person; (ii) any liability of such Person secured by any Lien on property owned or acquired by such Person, whether or not such liability shall have been assumed; (iii) all Contingent Obligations of such Person with respect to obligations of the type described in clauses (i),
(ii) and (iv) of this definition; and (iv) letters of credit and all obligations of such Person relating thereto.

     "Administrative Agent" shall mean individually and collectively the US
      --------------------
Administrative Agent and the CAN Administrative Agent.

     "Adverse Consequences" shall mean any event that would either (a) result in
      --------------------
a CFC being deemed to have made an investment in United States property under
Section 956 of the Code, (b) result in other adverse tax consequences to any Credit Party, (c) be in violation of any agreement relating to Indebtedness for Borrowed Money permitted under the terms of this Agreement, which violation is not waived by the holder of such Indebtedness, or (d) be in violation of any law, rule or regulation of any Governmental Body.

     "Affiliate" of any specified Person shall mean any other Person directly or
      ---------
indirectly controlling or controlled by or under common control with such specified Person or which is a director, officer or partner (limited or general) of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the pos session, direct or indirect, of the power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors or the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" or "Agents" shall have the meaning set forth in the preamble to
      -----      ------
this Agreement and in Section 12.13(j) hereof.

     "Aggregate CAN Revolving Commitments" shall mean, at any time, the sum of
      -----------------------------------
the CAN Revolving Commitments of the Lenders at such time.

     "Aggregate US Revolving Commitments" shall mean, at any time, the sum of
      ----------------------------------
the US Revolving Commitments of the Lenders at such time.

     "Agreement" shall mean this Credit Agreement, as amended, modified or
      ---------
supplemented from time to time.


     "Applicable Margin" shall initially mean the rates set forth below for Base
      -----------------
Rate Advances, Eurodollar Advances and Bankers' Acceptance Advances:

                                           Eurodollar and Bankers'
Base Rate Advances                          Acceptance Advances
Applicable Margin                           Applicable Margin
------------------                          -----------------
       0.%                                         0.50%

     The Applicable Margin shall be adjusted, based upon the following performance covenants:

              Leverage         Bankers' Acceptance and
          Ratio for Parent       Eurodollar Advances     Base Rate Advances
Tier    and Its Subsidiaries      Applicable Margin      Applicable Margin
------  ---------------------  ------------------------  ------------------

 1      Greater than or                              1%                   0
        equal to 2.75:1

 2      Less than 2.75:1 but                     0.875%                   0
        greater than or equal
        to 2.50:1

 3      Less than 2.50:1 but                     0.625%                   0
        greater than or equal
        to 2.0:1

 4      Less than 2.0:1 but                       0.50%                   0
        greater than or equal
        to 1.0:1

 5      Less than 1.0:1                          0.375%                   0


     For purposes of determining the Applicable Margin, the Leverage Ratio shall be tested quarterly on a rolling four-quarter basis beginning with the quarter ending April 30, 1997. The Applicable Margin shall be adjusted as of the first day of the month following the Agent's receipt of the financial statements required to be delivered to the Agents under Section 6.1(a), 6.1(b) and 6.1(e) of this Agreement.

     "Authorized Representative" shall mean each Person designated from time to
      -------------------------
time, as appropriate, in a Written Notice by each Borrower to the applicable Administrative Agent for the purposes of giving notices of borrowing, conversion or renewal of Loans, which designation shall continue in force and effect until terminated in a Written Notice to the applicable Administrative Agent.

     "BofA" shall mean Bank of America Illinois, a bank organized under the laws
      ----
of the State of Illinois, having its principal place of business in Chicago, Illinois.

     "BACan" shall mean Bank of America Canada, a Canadian chartered bank having
      -----
a branch in Toronto, Canada.


     "Bankers' Acceptance Advance" shall mean that portion of the CAN Revolving
      ---------------------------
Loans designated to bear interest based upon the Bankers' Acceptance Rate.

     "Bankers' Acceptance Rate" shall mean, for any Interest Period for a
      ------------------------
Bankers' Acceptance Advance, the rate of interest announced publicly by Paribas
(Can) in Toronto, Ontario, Canada from time to time as its Bankers' Acceptance Rate for bankers' acceptances in CAN dollars with a face amount comparable to the principal amount of such Bankers' Acceptance Advance requested by the CAN Borrower for which the Bankers' Acceptance Rate is being determined, with maturities comparable to the Interest Period for which such Bankers' Acceptance Rate will apply, as of approximately 10:00 a.m. (Toronto time) one (1) Business Day prior to the commencement of such Interest Period, subject, however, to the provisions of
Section 2.22 hereof.

     "Bankruptcy Code" shall mean, as applicable, (i) Title 11 of the United
      ---------------
States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto; or (ii) the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and the Winding-up Act (Canada), as now or hereafter in effect, or any successor thereto.

     "Base Rate" shall mean a fluctuating interest rate per annum (calculated on
      ---------
the basis of actual days elapsed over a 365 day year) as shall be in effect from time to time, which rate per annum shall at all times be equal to the greater of
(a) the rate of interest announced publicly by Paribas in Chicago, Illinois from time to time as its base rate or prime rate for U.S. dollar loans, such rate to change when and as such announced rate changes; or (b) one-quarter percentage point (1/4%) above the Federal Funds Rate.

     "Base Rate Advance" shall mean any portion of the Loans which is not a
      -----------------
Eurodollar Advance or a Bankers' Acceptance Advance.

     "Board" shall mean the Board of Governors of the Federal Reserve System or
      -----
any successor agency or entity performing substantially the same functions.

     "Borrower's Certificate" shall have the meaning set forth in Section
      ----------------------
2.14(a) hereof.

     "Borrower" shall mean individually and collectively, the US Borrower and
      --------
the CAN Borrower.

     "Business Day" shall mean (a) for those portions of the Loans constituting
      ------------
Base Rate Advances and in any event for the purposes of Section 11.1(b) hereof, any day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois, New York, New York or Boston, Massachusetts, and with respect to transactions relating to the CAN Borrower, Toronto, Ontario, Canada are authorized or required to close; and (b) for those portions of the Loans constituting Eurodollar Advances but in no event for the purposes of Section 11.1(b) hereof, the days described in the immediately preceding subclause (a) for the definition of Business Day, but excluding therefrom any day on which commercial banks are not open for dealings in US Dollar or Canadian Dollar deposits in the London (England, U.K.) interbank market; and (c) for those portions of the Loans constituting Bankers' Acceptance Advances and in any event for the purposes of
Section 11.1(b) hereof, the days described in subclause (a) for the definition of Business Day.

     "CCQ" shall mean the Civil Code of Quebec.
      ---

     "CDT International" shall mean CDT International Holdings, Inc., a Delaware
      -----------------
corporation, which is a Subsidiary of the US Borrower.

     "CAN Administrative Agent" shall mean Paribas (Can) or any successor
      ------------------------
appointed pursuant to Section 12.13(j) hereof.

     "CAN Borrower" shall have the meaning set forth in the preamble to this
      ------------
Agreement.

     "CAN Borrowing Limit" shall have the meaning set forth in Section 2.4(a)
      -------------------
hereof.

     "CAN dollars" and "CD$"  shall mean lawful currency of Canada.
      -----------       ---

     "CAN Eurodollar Rate" shall mean, for any Interest Period for any
      -------------------
Eurodollar Advance for a CAN Revolving Loan, an interest rate per annum (calculated on the basis of actual days elapsed over a 360-day year) equal to the offered quotation to first-class banks in the London (England, U.K.) interbank market by the US Administrative Agent for Canadian dollar deposits of amounts and in funds comparable to the principal amount of such Eurodollar Advance requested by the CAN Borrower for which the CAN Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such CAN Eurodollar Rate will apply as of approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, subject, however, to the provisions of Section 2.22 hereof.

     "CAN Issuing Lender" shall have the meaning set forth in Section 3.1(b)
      ------------------
hereof.

     "CAN Lenders" shall mean those Lenders set forth in Schedule 1-a hereto and
      -----------
any other financial institutions which may hereafter become a CAN Lender in accordance with the provisions hereof.

     "CAN Lender Debt" shall mean and include all CAN Revolving Loans and all
      ---------------
other Indebtedness owing at any time by the CAN Borrower or any of its Subsidiaries to the Agents or to any one or more of the CAN Lenders or any CAN Issuing Lender (including, without limitation, all principal, interest, Letter of Credit reimbursement obligations, fees, indemnities, costs, charges and other amounts payable under the Hedge Agreements, the Letter of Credit Agreements with respect to the CAN Borrower or its Subsidiaries or in respect of the Letters of Credit issued for the account of the CAN Borrower or its Subsidiaries or owing under any of the other Loan Documents), arising under or in connection with this Agreement, the CAN Revolving Notes, any of the other Loan Documents or any Guaranty in favor of the Agents or any one or more of the CAN Lenders or any CAN Issuing Lender, in each instance, whether absolute or contingent, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest, at the applicable rates provided in the Loan Documents, whether or not such interest is an allowable claim in a bankruptcy proceeding under the Bankruptcy Code, or otherwise, involving the CAN Borrower or any of its Subsidiaries.

     "CAN Letter of Credit Usage" shall mean, at any time, (a) the aggregate
      --------------------------
undrawn amount at such time of all outstanding Letters of Credit issued for the account of the CAN Borrower or its Subsidiaries (or, as to each CAN Lender, its participating interest thereof pursuant to Section 3.5(b) hereof), plus (b) the aggregate amount of unreimbursed drawings at such time under Letters of Credit issued for the account of the CAN Borrower or its Subsidiaries.

     "CAN Majority Lenders" shall mean, at any time, CAN Lenders having at least
      --------------------
fifty-one percent (51%) of the CAN Revolving Credit Facility Commitments.

     "CAN Minimum Loan Amount" shall have the meaning set forth in Section 2.5
      -----------------------
hereof.

     "CAN Plan" means any pension or other similar employee benefit plan which
      --------
is subject to Canadian law and which is: (a) a plan maintained by the Parent or any of its Subsidiaries; (b) a plan to which the Parent or any of its Subsidiaries contributes or is required to contribute; (c) a plan to which the Parent or any of its Subsidiaries was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which the Parent or any of its Subsidiaries has incurred or may incur liability, including contingent liability, either to such plan or to any Person, including any administrator or Governmental Body.

     "CAN Revolving Commitment", as to any CAN Lender, shall have the meaning
      ------------------------
set forth in Section 2.4(b) hereof. For purposes of Sections 2.19, 2.20 and 3.6 hereof, the CAN Revolving Commitment of any CAN Lender shall include the participation interest of such CAN Lender in Letters of Credit issued for the account of the CAN Borrower as provided in Section 3.5(b) hereof.

     "CAN Revolving Credit Facility" means the facility provided to the CAN
      -----------------------------
Borrower hereunder to make borrowings of CAN Revolving Loans from the CAN Lenders and to cause the issuance by the CAN Issuing Lenders of Letters of Credit.

     "CAN Revolving Credit Facility Commitment" shall mean CD$115,000,000
      ----------------------------------------
(subject to reduction as provided in Section 2.6(b) hereof).

     "CAN Revolving Loans" shall have the meaning set forth in Section 2.3
      -------------------
hereof.

     "CAN Revolving Note(s)" shall have the meaning set forth in Section 2.7(a)
      ---------------------
hereof.

     "Capital Expenditures" shall mean, for any fiscal period of any Person, all
      --------------------
expenditures made or costs incurred (whether made in the form of cash or other property, including, without limi tation, expenditures made by exchanging or trading in property, and including deposits) for the acquisition, maintenance or repair of fixed or capital assets of such Person (to the extent same are capitalized on the balance sheet of such Person), including, without limitation, the incurrence or assumption of any Indebtedness (other than Capitalized Lease Obligations) in respect of such fixed or capital asset, and any payment made in respect of such incurrence or assumption. The term "Capital Expenditures" shall exclude all Capitalized Lease Obligations.

     "Capital Lease" of any Person shall mean any lease of any property (whether
      -------------
real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of such Person.

     "Capitalized Lease Obligations" of any Person shall mean, at any time, all
      -----------------------------
obligations under Capital Leases of such Person in each case taken at the amount thereof accounted for as liabili ties at such time in accordance with GAAP.

     "Cash Interest Expense" of a Person, for each of the most recent four
      ---------------------
consecutive fiscal quarter periods, shall mean the aggregate amount of cash required to be applied to Interest Expense by such Person during such period.

     "Change of Control" shall mean (a) any Person or group of Persons (within
      -----------------
the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 33 1/3% or more of the outstanding shares of common stock of the Parent (other than GTC or GTC-II), or (b) a majority of the Parent's board of directors is not comprised of Continuing Directors.

     "Change of Law" shall mean any law, treaty, order, directive or regulation
      -------------
or the interpretation thereof or any ruling, decree, judgment or recommendation, or any request, guideline or directive (whether or not given the force of law) in any case adopted, issued or effective after the Closing Date, or any change, adopted, effective or issued after the Closing Date of any of the foregoing (and including in any event all risk based capital guidelines heretofore adopted by the Comptroller of the Currency, the Board or any other banking regulatory agency, domestic or foreign, to the extent that any provision contained therein does not have to be complied with as of the date hereof), by any regulatory body, court or any administrative or Govern mental Body charged or claiming to be charged with the adminis tration thereof.

     "Claims" shall have the meaning set forth in Section 12.20 hereof.
      ------

     "Closing Date" shall mean the date and time that all conditions precedent
      ------------
to the effectiveness of this Agreement have been satisfied or waived by all the Lenders.

     "Code" shall mean, at any date, as applicable, (a) the Internal Revenue
      ----
Code of 1986, as the same shall be in effect at such date, and the regulations thereunder; or (b) the Income Tax Act (Canada), as the same shall be in effect at such date, and the regulations thereunder.

     "Commitment" shall mean, with respect to each Lender, such Lender's US
      ----------
Revolving Commitment and CAN Revolving Commitment.

     "Confidential Information" shall have the meaning set forth in Section
      ------------------------
12.19 hereof.

     "Contingent Obligations" of any Person shall mean any direct or indirect
      ----------------------
liability, of such Person (i) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent by the Person incurring such liability is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof; (ii) under any letter of credit issued for the account of such Person or for which such Person is otherwise liable for reimbursement thereof; (iii) net obligations under any Hedge Agreement; or (iv) to advance or supply funds or otherwise to assure or hold harmless the owner of a primary obligation against loss in respect thereof. Contingent Obligations shall include, without limitation, (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchase, capital contributions or otherwise);

(ii) to maintain the Solvency or any balance sheet item, level of income or financial condition of another; (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (i) or
(ii) of this sentence the primary purpose or intent thereof is as described in the immediately preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "Continuing Director" means a member of the Parent's board of directors who
      -------------------
either (i) was a member of such board prior to the date hereof and continuously thereafter or (ii) became a member of such board after the date hereof and whose election or nomination for election was approved by a vote of the majority of the Continuing Directors then members of such board.

     "Controlled Foreign Corporation" or "CFC" shall mean a controlled foreign
      ------------------------------      ---
corporation within the meaning of Sections 953(c) and 957 of the Code.

     "Credit Parties" shall mean and include the Borrower, the Parent, the
      --------------
Domestic Subsidiaries of the US Borrower, the Subsidiaries of the CAN Borrower and, subject to the limitations set forth in Section 8.2 hereof, any Controlled Foreign Corporation.

     "Default" shall mean an event, act or condition which with the giving of
      -------
notice or the lapse of time, or both, would con stitute an Event of Default.

     "Domestic Subsidiaries" shall mean Nordx/CDT Corp., CDT International,
      ---------------------
Nordx/CDT-IP Corp., X-Mark/CDT Inc. and any other Subsidiary of the Parent or the US Borrower formed from time to time which is not a Controlled Foreign Corporation.

     "EBITDA" of any Person, for any period, shall mean, consolidated pre-tax
      ------
income from continuing operations of the Person and its Subsidiaries as determined in accordance with GAAP for such period, plus Interest Expense for such period, plus the amount of non-cash charges (to the extent actually included in consolidated pre-tax income), including, without limitation, non-cash charges for depreciation and amortization, and non-cash charges for management compensation, of the Person and its Subsidiaries on a consolidated basis for such period.

     "Employee Plan" shall mean an "employee benefit plan" as defined in Section
      -------------
3(3) of ERISA, other than a Multiemployer Plan, which is maintained for, or contributions are made on behalf of, employees of any Credit Party or any ERISA Affiliate.

     "Environmental Law" shall mean applicable provisions of the Comprehensive
      -----------------
Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, any "Superfund" law, the Hazardous Materials Transportation Act, as amended, the Occupational Safety and Health Act, as amended, Environment Quality Act (Quebec) and regulations adopted thereunder, Transportation of Dangerous Goods Act (Canada), the Environmental Protection Act (Ontario), Transportation of Dangerous Goods Regulation (Canada), Transportation of Dangerous Substances Regulation (Quebec), Canadian Environmental Protection Act (Canada), and any other applicable United States or Canadian federal, state, provincial, municipal or local statute, rule, guideline, regulation, ordinance, order, notice, judgment, decree, permit, license or other binding determination of any Governmental Body, as now or at any time hereafter amended or in effect and applicable to any Credit Party, regulating, relating to or imposing liability or standards of conduct concerning the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Hazardous Materials, or air emissions, effluent discharges, discharges to surface or ground water or otherwise concerning the protection of the outdoor or indoor environment.

     "ERISA" shall mean, at any date, the Employee Retirement Income Security
      -----
Act of 1974 and the regulations promulgated and rulings issued thereunder, all as the same shall be in effect at such date.

     "ERISA Affiliate" shall mean any Person that for purposes of Title I and
      ---------------
Title IV of ERISA and Section 412 of the Code is a member of any Credit Party's controlled group, or under common control with any Credit Party or is a member of any Credit Party's affiliated service group, within the meaning of Section 414(b), (c) and (m) of the Code and the regulations promulgated and rulings issued thereunder.

     "Eurodollar Advance" shall mean that portion of any Revolving Loan
      ------------------
designated to bear interest based upon the Adjusted Eurodollar Rate or the CAN Eurodollar Rate as provided in Sections 2 hereof.

     "Eurodollar Rate" shall mean, for any Interest Period for any Eurodollar
      ---------------
Advance for a US Revolving Loan, an interest rate per annum (calculated on the basis of actual days elapsed over a 360-day year) equal to the offered quotation to first-class banks in the Eurodollar interbank market by the US Administrative Agent for U.S. dollar deposits of amounts and in funds comparable to the principal amount of such Eurodollar Advance requested by the US Borrower for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. (Chicago time) two Business Days prior to the commencement of such Interest Period, subject, however, to the provisions of Section 2.2 hereof.

     "Event of Default" shall have the meaning set forth in Section 11.1 hereof.
      ----------------

     "Excluded Claims" shall have the meaning set forth in Section 12.20 hereof.
      ---------------

     "Excluded Taxes" shall mean, with respect to a Lender, (i) all taxes
      --------------
(including franchise taxes) imposed on or determined by reference in whole or in part to its net income and (ii) all taxes (except for Other Taxes as described in Section 2.17) imposed on it by the jurisdiction under the laws of which such Lender is organized, domiciled, resident or doing business or by reason of the jurisdiction under the laws in which such Lender has its lending office or any other office from which such Lender makes or maintains an extension of credit under this Agreement.

     "FNBB" shall mean The First National Bank of Boston, a national banking
      ----
association having its principal place of business in Boston, Massachusetts, and its successors.

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as pub-lished by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the US Administrative Agent on such day on such transactions as determined by the US Administrative Agent.

     "Fiscal Year" shall mean, with respect to the Parent and each Borrower, a
      -----------
period beginning on August 1st in each calendar year and ending on the next following July 31st in the succeeding calendar year.

     "Fixed Charge Ratio" for any Person shall mean, as to any period, the ratio
      ------------------
of (i) the sum of (A) Adjusted EBITDA, minus (B) Capital Expenditures, minus (C) income, franchise and other taxes paid in cash during such period to (ii) the sum of (A) Cash Interest Expense plus (B) principal payments required to be made on account of Indebtedness for Borrowed Money for such period, in each case determined in accordance with GAAP.

     "GAAP" shall have the meaning set forth in Section 1.4 hereof.
      ----

     "Governmental Body" shall mean any United States or Canadian federal,
      -----------------
state, local, provincial or foreign governmental authority or regulatory body, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising any governmental regulatory authority thereunder and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

     "GTC" shall mean Golder, Thoma, Cressey, Rauner Inc., an Illinois
      ---
corporation.

     "GTC-II" shall mean Golder, Thoma, Cressey Fund II, an Illinois limited
      ------
partnership.

     "Guarantors" shall mean, at any time, (A)  as to both the US Lender Debt
      ----------
and the CAN Lender Debt, (i) the Parent, (ii) Nordx/CDT Corp., (iii) CDT International, (iv) each of their respective Domestic Subsidiaries (other than the Borrower), and (v) subject to the limitations set forth in Section 4.2 hereof, any Controlled Foreign Corporation; and (B) as to the CAN Lender Debt, the US Borrower.

     "Guaranty" shall have the meaning set forth in Section 4.1 hereof.
      --------

     "Hazardous Material" shall mean any pollutant, contaminant, hazardous,
      ------------------
toxic or special waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated byphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of the United States or Canada or any province or state establish a meaning for "hazardous material," "hazardous substance," hazardous waste," "solid waste," "contaminant," "pollutant," or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

     "Hedge Agreement" shall have the meaning set forth in clause (v) of the
      ---------------
definition of Indebtedness.

     "Indebtedness" of any Person shall mean (without duplication) (i) all
      ------------
Indebtedness for Borrowed Money of such Person; (ii) any liability of such Person secured by any Lien on property owned or acquired by such Person, whether or not such liability shall have been assumed; (iii) all Contingent Obligations of such Person; (iv) letters of credit and all obligations of such Person relating thereto; and (v) all obligations (other than obligations to pay fees in connection there with) of such Person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates with any Lender or Affiliate of any Lender (each, a "HEDGE AGREEMENT").

     "Indebtedness for Borrowed Money" of any Person shall mean, without
      -------------------------------
duplication, all Indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of

Indebtedness of such Person, all obligations of such Person for the deferred and unpaid purchase price of any property, service or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities), all obligations of such Person under any letter of credit issued for the account of such Person or for which such Person is otherwise liable for reimbursement thereof, and all obligations of such Person under Capital Leases.

     "Indemnified Party" shall have the meaning set forth in Section 12.20
      -----------------
hereof.

     "Initial Eurodollar Office" shall mean, for any Lender, the branch or
      -------------------------
Affiliate of such Lender designated as the Initial Eurodollar Office of such Lender in Schedule 1-a hereto.

     "Interest Expense" shall mean, with respect to any Person for any period,
      ----------------
the interest expense (whether cash or accretion) of such Person during such period determined in accordance with GAAP, and shall include in any event, without limitation, inter est expense with respect to Indebtedness for Borrowed Money and plus or minus payments under Hedge Agreements and shall exclude interest relating to intercompany indebtedness which would be eliminated in a consolidated income statement of the Parent and its Subsidiaries.

     "Interest Payment Date" shall mean, with respect to each Eurodollar
      ---------------------
Advance, the last day of the Interest Period for such Eurodollar Advance, for each Bankers' Acceptance Advance, the first day of the Interest Period for such Bankers' Acceptance Advance; provided, however, that with respect to each Interest Period for any Eurodollar Advance of a duration of three or more months, the Interest Payment Date with respect to such Eurodollar Advance shall include, in addition to the last day of such Interest Period, each day which occurs every three months after the initial date of such Interest Period.

     "Interest Period" shall mean, with respect to each Euro dollar Advance
      ---------------
initially, the period commencing on, as the case may be, the borrowing or conversion date with respect to such Eurodollar Advance, and ending one, two, three or six months thereafter (or, to the extent available and reasonably acceptable to the applicable Administrative Agent, such other periods not exceeding six months), as selected by the US Borrower, or the CAN

Borrower, as applicable; and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Advance, and ending one, two, three or six months thereafter (or, to the extent available and reasonably acceptable to the applicable Administrative Agent, such other periods not exceeding six months), as selected by the US Borrower or the CAN Borrower, as applicable; and with respect to each Bankers' Acceptance Advance, initially the period commencing on, as the case may be, the borrowing or conversion date with respect to such Bankers' Acceptance Advance, and ending one, two or three months thereafter (or, to the extent available and reasonably acceptable to the applicable Administrative Agent, such other periods not exceeding three months) as selected by the CAN Borrower; and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Bankers' Acceptance Advance and ending one, two or three months thereafter (or, to the extent available and reasonably acceptable to the applicable Administrative Agent, such other periods not exceeding three months) as selected by the CAN Borrower;

provided, however, that no Interest Period may be selected for a Eurodollar Advance or Bankers' Acceptance Advance which expires later than the Maturity Date; and provided, further, that any Interest Period in respect of a Eurodollar Advance or Bankers' Acceptance Advance which begins on the last Business Day of a calendar month (or on a day which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the foregoing proviso, end on the last Business Day of a calendar month; and provided further, that if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and provided further, that there shall be outstanding at any one time no more than ten Interest Periods for Eurodollar Advances and Bankers' Acceptance Advances in the aggregate. Notwithstanding the above, all Interest Periods shall be adjusted in accordance with Section 12.11 hereof.

     "Investment" shall have the meaning set forth in Section 7.3 hereof.
      ----------

     "Issuing Lenders" shall mean collectively, the US Issuing Lenders and the
      ---------------
CAN Issuing Lenders.

     "Lender" and "Lenders" shall mean collectively the US Lenders, the CAN
      ------       -------
Lenders, the US Issuing Lenders and the CAN Issuing Lenders.

     "Lender Debt" shall mean collectively the CAN Lender Debt and the US Lender
      -----------
Debt.

     "Letter of Credit" and "Letters of Credit" shall mean documentary and/or
      ----------------       -----------------
standby letters of credit issued by the US Issuing Lenders or the CAN Issuing Lenders for the account of the US Borrower or the CAN Borrower, as applicable, pursuant to Section 3.1 hereof. Letters of Credit shall also include all letters of credit issued under the 1996 Agreement outstanding on the Closing Date.

     "Letter of Credit Agreement" shall mean an application and agreement, as
      --------------------------
amended, modified or supplemented from time to time, with respect to the issuance and reimbursement of and otherwise with respect to a Letter of Credit, in form and sub stance satisfactory to the Agents and the applicable US Issuing Lender or CAN Issuing Lender.

     "Leverage Ratio" for any Person, shall mean, at any time, the ratio
      --------------
obtained by dividing (a) Adjusted Indebtedness (excluding intercompany Indebtedness which would be eliminated, in accordance with GAAP, on a consolidated balance sheet of the Parent and its Subsidiaries) at such time by
(b) Pro Forma EBITDA on a consolidated basis at such time.

     "Lien" shall mean any lien, mortgage, hypothec, pledge, security interest,
      ----
"prior claim" within the meaning of the CCQ, or other type of charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor or lessor or pursuant to a conditional sales agreement, and any easement, right of way or other encumbrance on title to real property and any financing statement filed in respect of any of the foregoing. For the purposes of this Agreement, a Credit Party shall be deemed to be the owner of any property which it has placed in trust for the benefit of the holder of Indebtedness of such Credit Party which Indebtedness is deemed to be extin-guished under GAAP but for which such Credit Party remains legally liable, and such trust shall be deemed to be a Lien.

     "Loan Documents" shall mean this Agreement, each Guaranty, the Notes, each
      --------------
Letter of Credit, each Letter of Credit Agreement, each Borrower's Certificate, each Hedge Agreement and each other document or instrument now or hereafter executed and delivered to any of the Agents or any Lender by any Credit Party or Guarantor pursuant to or in connection herewith or therewith.

     "Loans" shall mean, collectively, the US Revolving Loan and the CAN
      -----
Revolving Loan.

     "Majority Lenders" shall mean, at any time, Lenders having at least fifty-
      ----------------
one percent (51%) of the sum of (i) the aggregate outstanding principal balance of the Loans, (ii) the Letters of Credit (which shall be deemed to be held by the Lenders in accordance with their exposure under Section 3.5 hereof), and
(iii) the aggregate amount of unutilized Commitments of the Lenders.

     "Material Adverse Change" shall mean, with respect to any Person, a
      -----------------------
material adverse change in such Person's and its Subsidiaries' business, operations, liabilities, assets, properties, prospects or condition, financial or otherwise, taken as a whole.

     "Material Adverse Effect" shall mean, (a) with respect to any Person, (i) a
      -----------------------
material adverse effect, taken as a whole, on such Person's and its Subsidiaries' business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) or (ii) the impairment of the ability of such Person to perform its obligations under any Loan Document to which it is a party, or (b) the impairment of the ability of the Agents or any Lender to enforce or collect any of the Lender Debt.

     "Maturity Date" shall mean April 10, 2002.
      -------------

     "Maximum Permissible Rate" shall have the meaning set forth in Section 2.26
      ------------------------
hereof.

     "Minimum Loan Amount" shall have the meaning set forth in 2.5 hereof.
      -------------------

     "Multiemployer Plan" shall mean a "multiemployer plan" (as defined in
      ------------------
Section 4001(a)(3) in ERISA) maintained or contributed to for employees of (i) any Credit Party; or (ii) any ERISA Affiliate.

     "Net Income" shall mean, for any Person, for any fiscal period, the net
      ----------
income (but excluding from this definition any net loss) as determined in accordance with GAAP.

     "Net Proceeds" shall mean, with respect to any issuance of any equity
      ------------
securities by any Person (except proceeds in connection with a purchase of stock by employees, officers, or directors of the Parent, the Borrower or their Subsidiaries upon the exercise of stock options), the aggregate amount of cash proceeds after a reasonable estimate of taxes payable in connection therewith, and payment of associated fees and expenses (including, without limitation, reasonable fees and expenses of counsel, accountants, appraisers, and any reasonable underwriter's discount) received or receivable by such Person from such issuance, and cash proceeds paid from time to time with respect to any promissory note or other instrument or security delivered in connection with any such issuance.

     "Net Worth" shall mean, for any Person, at any time, the total of all
      ---------
assets of such Person and its Subsidiaries on a consolidated basis after deducting from the foregoing (without duplication of deductions) the total of all liabilities of such Person and its Subsidiaries, on a consolidated basis, all of the foregoing, as appearing on such Person's consolidated balance sheet prepared in accordance with GAAP.

     "Notes" shall mean collectively the US Revolving Notes and the CAN
      -----
Revolving Notes.

     "Other Taxes" shall have the meaning set forth in Section 2.17(c) hereof.
      -----------

     "Parent" shall have the meaning set forth in the preamble to this
      ------
Agreement.

     "Paribas" shall mean Banque Paribas, Chicago Branch, a French banking
      -------
organization having a place of business in Chicago, Illinois.

     "Paribas (Can)" shall mean Paribas Bank of Canada, a Canadian chartered
      -------------
bank having a branch in Toronto, Canada.

     "Payment Office" shall have the meaning set forth in Section 2.14(c)
      --------------
hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
      ----
successor thereof under ERISA.

     "Permitted Acquisitions" shall have the meaning set forth in Section 7.13
      ----------------------
hereof.

     "Permitted Indebtedness" shall have the meaning set forth in Section 7.2
      ----------------------
hereof.

     "Permitted Liens" shall have the meaning set forth in Section 7.1 hereof.
      ---------------

     "Person" shall mean an individual, a corporation, an association, a joint
      ------
stock company, a business trust, a partnership, a trust, a limited liability company, a joint venture, a trade or business, an unincorporated organization or other entity, or a government or any agency or political subdivision thereof or any other entity of whatever nature.

     "Pro Forma EBITDA" shall mean, for any period, the EBITDA of any Person,
      ----------------
plus any charges of a non-recurring and non-operational nature not having a continuing Material Adverse Effect on the Parent and its Subsidiaries (as determined by the Agents in their reasonable discretion), adjusted to give pro forma effect to any Permitted Acquisitions during the relevant period and excluding therefrom any intercompany interest and fees that, in accordance with GAAP, would be eliminated on a consolidated income statement of the Parent and its Subsidiaries.

     "pro rata" shall mean, with respect to each Lender, a percentage equal to
      --------
the ratio that (i) with respect to the US Revolving Loan, the US Revolving Commitment of such US Lender bears to the Aggregate US Revolving Commitments,
(ii) with respect to the CAN Revolving Loan, the CAN Revolving Commitment of such CAN Lender bears to the Aggregate CAN Revolving Commitments and (iii) in all other instances, the Commitment of such Lender bears to the Commitments of all the Lenders.

     "Reference Rate" shall mean a fluctuating interest rate per annum
      --------------
(calculated on the basis of actual days elapsed over a 365 day year) as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by Paribas (Can) in Toronto, Canada from time to time as its prime rate for Canadian dollar loans, such rate to change when and as such announced rate changes.

     "Regulation D" shall mean Regulation D of the Board as from time to time in
      ------------
effect and any successor to all or a portion thereof establishing reserve requirements.

     "Reportable Event" shall have the meaning set forth in Section 4043(b) of
      ----------------
ERISA, and the regulations thereunder, as to which the PBGC has not by regulation waived the notice requirement of Section 4043(a) of ERISA.

     "Revolving Credit Facility" means collectively the US Revolving Credit
      -------------------------
Facility and the CAN Revolving Credit Facility.

     "Revolving Credit Facility Commitments" shall mean collectively, the US
      -------------------------------------
Revolving Credit Facility Commitment and the CAN Revolving Credit Commitment.

     "Revolving Loan(s)" means collectively US Revolving Loans and CAN Revolving
      -----------------
Loans.

     "Revolving Note" and "Revolving Notes" shall mean collectively, the US
      --------------       ---------------
Revolving Note(s) and the CAN Revolving Note(s).

     "Solvent" and "Solvency" shall mean, with respect to any Person on a
      -------       --------
particular date, that on such date, (a) the fair salable value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; and (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; and (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

     "Subsidiary" of any Person shall mean (a) any corporation of which more
      ----------
than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by a Person and/or by one or more of its Subsidiaries, and (b) any partnership in which a Person and/or one or more Subsidiaries of such Person shall have a general partnership interest or any other interest (whether in the form of voting or participation in profits or capital contribution), in each case, of more than fifty percent (50%).

     "Total Borrowings" of a Person at any time shall mean the aggregate
      ----------------
Indebtedness for Borrowed Money of such Person and its Subsidiaries at such time.

     "UCC" shall mean the Uniform Commercial Code (or any successor statute) of
      ---
the Commonwealth of Massachusetts.

     "US Administrative Agent" shall mean Paribas or any successor appointed
      -----------------------
pursuant to Section 12.13(j) hereof.

     "US Borrower" shall have the meaning set forth in the preamble to this
      -----------
Agreement.

     "US Borrowing Limit" shall have the meaning set forth in Section 2.2(a)
      ------------------
hereof.

     "U.S. dollars" and "US$"  shall mean lawful currency of the United States
      ------------       ---
of America.

     "US Issuing Lender" shall have the meaning set forth in Section 3.1(a)
      -----------------
hereof.

     "US Lenders" shall mean those Lenders set forth in Schedule 1-a hereto and
      ----------
any other financial institutions which may hereafter become a US Lender in accordance with the provisions hereof.

     "US Lender Debt" shall mean and include all US Revolving Loans and all
      --------------
other Indebtedness owing at any time by the Parent or any of its Subsidiaries (other than the CAN Borrower or its

Subsidiaries) to the Agents or any one or more of the US Lenders or any US Issuing Lender (including, without limitation, all principal, interest, Letter of Credit reimbursement obligations, fees, indemnities, costs, charges and other amounts payable under the Hedge Agreements, the Letter of Credit Agreements with respect to the Parent or any of its Subsidiaries (other than the CAN Borrower or its Subsidiaries) or in respect of the Letters of Credit issued for the account of the Parent or any of its Subsidiaries (other than the CAN Borrower or its Subsidiaries) or owing under any of the other Loan Documents), arising under or in connection with this Agreement, the US Revolving Notes, any of the other Loan Documents or any Guaranty in favor of the Agents or any one or more of the US Lenders or any US Issuing Lender, in each instance, whether absolute or contingent, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest, at the applicable rates provided in the Loan Documents, whether or not such interest is an allowable claim in a bankruptcy proceeding involving the Parent or any of its Subsidiaries (other than the CAN Borrower or its Subsidiaries).

     "US Letter of Credit Usage" shall mean, at any time, (a) the aggregate
      -------------------------
undrawn amount at such time of all outstanding Letters of Credit issued for the benefit of the US Borrower (or, as to each US Lender, its participating interest thereof pursuant to Section 3.5(a) hereof), plus (b) the aggregate amount of unreimbursed drawings at such time under Letters of Credit issued for the benefit of the US Borrower.

     "US Majority Lenders" shall mean, at any time, US Lenders having at least
      -------------------
fifty-one percent (51%) of the US Revolving Credit Facility Commitments.

     "US Revolving Commitment," as to any US Lender, shall have the meaning set
      -----------------------
forth in Section 2.2(b) hereof. For purposes of Sections 2.19, 2.20, and 3.6 hereof, the US Revolving Commitment of any US Lender shall include the participation interest of such US Lender in Letters of Credit as provided in
Section 5.4 hereof.

     "US Revolving Credit Facility" means the facility provided to the US
      ----------------------------
Borrower hereunder to make borrowings of US Revolving Loans from the US Lenders and to cause the issuance by the US Issuing Lenders of Letters of Credit.

     "US Revolving Credit Facility Commitment" shall mean US$105,000,000
      ---------------------------------------
(subject to reduction as provided in Section 2.6(b) hereof).

     "US Revolving Loan(s)" shall have the meaning set forth in Section 2.1(a)
      --------------------
hereof.

     "US Revolving Note(s)" shall have the meaning set forth in Section 2.7(a)
      --------------------
hereof.


     "Written Notice" and "in writing" shall mean any form of written
      --------------
communication or a communication by means of telex, telecopier device, telegraph or cable.

     "1996 Agreement" shall mean the Second Amended and Restated Credit
      --------------
Agreement dated February 5, 1996 among the Parent, the Borrower, the Lenders party thereto and the Agents.

          Terms Defined in the Uniform Commercial Code.  Each term defined in
          --------------------------------------------
the UCC and used herein shall have the meaning given therein unless otherwise defined herein.

          Computation of Time Periods.  In this Agreement in the computation of
          ---------------------------
periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" each shall mean "to but excluding."

          Accounting Terms.  (a)  All accounting terms not specifically defined
          ----------------
herein shall be construed, as to a specific Person, in accordance with GAAP. As used in this Agreement, GAAP shall mean generally accepted accounting principles in the United States, Canada, or such other jurisdiction which is applicable to such Person, as the case may be, consistent with those applied in the preparation of the financial statements of such Person, respectively.

          (b) If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 5.6(a) hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Canadian Institute of Chartered Accountants, as applicable (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating a Credit Party's financial condition and results of operations shall be the same after such changes as if such changes had not been made. Except for changes in accounting principles that are required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or the Canadian Institute of Chartered Accountants, as applicable (or successors thereto or agencies with similar functions), no Credit Party shall adopt any material change in accounting principles from those used in the preparation of the financial statements referred to in Section 5.6(a) hereof without the prior written consent of the Majority Lenders.

ss1.5.   Other Provisions Regarding Definitions. (a) The words "hereof,"
          --------------------------------------
"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (a) The terms defined in this Section 1, unless the context requires otherwise, will have the meanings applied to them in this Section 1, references to an "Exhibit," "exhibit," "Schedule" or "schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement and references to a "section" or "Section" are, unless otherwise specified, to one of the sections of this Agreement.

          (b) References to the "date hereof" and the like shall mean and refer to April 10, 1997.

          (c)  The term "or" is not exclusive.

          (d) References to the Parent and its Subsidiaries shall mean the Parent and its Subsidiaries on a consolidated basis unless otherwise specified and references to a Borrower and its Subsidiaries shall mean such Borrower and its Subsidiaries on a consolidated basis unless otherwise specified.

          (e)  Interest Calculations and Payments. Unless otherwise stated,
               ----------------------------------
wherever in this Agreement reference is made to a rate of interest "per annum" or a similar expression is used, such interest will be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest. All payments of interest to be made hereunder will be paid both before and after maturity and before and after default and/or judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any.

          (f)  Interest Act (Canada). For the purposes of the Interest Act
               ---------------------
(Canada) and disclosure thereunder, whenever interest to be paid hereunder is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

        SECTION 2.  REVOLVING LOANS

ss2.1.   US Revolving Loans.  Each of the US Lenders severally agrees to lend
          ------------------
to the US Borrower, subject to and upon the terms and conditions herein set forth, at any time or from time to time on or after the Closing Date and before the Maturity Date, such US Lender's pro rata share, as determined under Section
2.14 hereof, of such amounts as may be requested or be deemed re quested by the US Borrower in accordance with the terms of this Agreement (each such borrowing a "US REVOLVING LOAN").

ss2.2.   US Revolving Credit Facility Commitment and US Borrowing Limit. (a)
          --------------------------------------------------------------
The aggregate unpaid principal amount of the US Revolving Loans outstanding at any time shall not exceed an amount equal to the US Revolving Credit Facility Commitment minus the US Letter of Credit Usage at such time (after giving effect to any concurrent reimbursement of a Letter of Credit with the proceeds of a US Revolving Loan pursuant to Section 3.2 hereof) (the "US BORROWING LIMIT").

          (b) Subject to the limitations hereof, the US Borrower may borrow, repay (without premium or penalty) and reborrow the US Revolving Loan. No US Lender shall have any obligation to make its pro rata share of any US Revolving Loan which shall result in such US Lender's share of the US Revolving Loan at such time plus such US Lender's share of the US Letter of Credit Usage at such time being in the aggregate in excess of the revolving commitment amount set forth opposite such US Lender's name on Schedule 1-a hereto (as such amount may be reduced from time to time in accordance with the terms hereof, for each US Lender its "US REVOLVING COMMITMENT").

          (c) The US Revolving Commitment of each US Lender shall be reduced upon each reduction of the US Revolving Credit Facility Commitment. The amount of the reduction for each US Lender shall be equal to such US Lender's pro rata share (based on its percentage interest in the US Revolving Credit Facility Commitment) of the reduction in the US Revolving Credit Facility Commitment.

ss2.3.   CAN Revolving Loans.  Each of the CAN Lenders severally agrees to lend
          -------------------
to the CAN Borrower, subject to and upon the terms and conditions herein set forth, at any time or from time to time on or after the Closing Date and before the Maturity Date, such CAN Lender's pro rata share, as determined under Section
2.14 hereof, of such amounts as may be requested or be deemed re quested by the CAN Borrower in accordance with the terms of this Agreement (each such borrowing a "CAN REVOLVING LOAN").

ss2.4.   CAN Revolving Credit Facility Commitment and CAN Borrowing Limit. (a)
          ----------------------------------------------------------------
The aggregate unpaid principal amount of the CAN Revolving Loans outstanding at any time shall not exceed an amount equal to the CAN Revolving Credit Facility Commitment minus the CAN Letter of Credit Usage at such time (after giving effect to any concurrent reimbursement of a Letter of Credit with the proceeds of a CAN Revolving Loan pursuant to Section 3.2 hereof) (the "CAN BORROWING LIMIT").

          (b) Subject to the limitations hereof, the CAN Borrower may borrow, repay (without premium or penalty) and reborrow the CAN Revolving Loan. No CAN Lender shall have any obligation to make its pro rata share of any CAN Revolving Loan which shall result in such CAN Lender's share of the CAN Revolving Loan at such time plus such CAN Lender's share of the

CAN Letter of Credit Usage at such time being in the aggregate in excess of the revolving commitment amount set forth opposite such CAN Lender's name on
Schedule 1-a hereto (as such amount may be reduced from time to time in accordance with the terms hereof, for each CAN Lender its "CAN REVOLVING COMMITMENT").

          (c) The CAN Revolving Commitment of each CAN Lender shall be reduced upon each reduction of the CAN Revolving Credit Facility Commitment. The amount of the reduction for each CAN Lender shall be equal to such CAN Lender's pro rata share (based on its percentage interest in the CAN Revolving Credit Facility Commitment) of the reduction in the CAN Revolving Credit Facility Commitment.

ss2.5.   Minimum Advances.  Subject to any limitations contained herein with
          ----------------
respect to the minimum amount of any Eurodollar Loan, each US Revolving Loan shall be in an amount equal to US$500,000 (the "MINIMUM LOAN AMOUNT") or an integral multiple of US$100,000 in excess thereof and each CAN Revolving Loan shall be in an amount equal to CD$700,000 (the "CAN MINIMUM LOAN AMOUNT") or an integral multiple of CD$100,000. Each Revolving Loan shall be made on the date specified in the Written Notice or telephone notice confirmed in writing as described in Section 2.14 hereof; provided, however, that if the Borrower shall be deemed to request a Revolving Loan under Section 3.2 hereof, no notice of a borrowing shall be necessary and such Revolving Loan shall be in an amount equal to the reimbursement obligation of the applicable Borrower for the drawing made under the Letter of Credit for which such Revolving Loan is deemed requested. Each US Revolving Loan shall be either a Base Rate Advance or a Eurodollar Advance, or a combination thereof, as the US Borrower shall request, subject to and in accordance with the provisions of this Agreement. Each CAN Revolving Loan shall be either a Base Rate Advance, a Eurodollar Advance, or a Bankers' Acceptance Advance, or a combination thereof, as the CAN Borrower shall request, subject to and in accordance with the provisions of this Agreement.

ss2.6.   Termination and Reduction of Revolving Credit Facility Commitments.
          ------------------------------------------------------------------
(a) On the Maturity Date, the Revolving Credit Facility Commitments shall be cancelled. Upon such cancellation, the Revolving Loans (together with all other Lender Debt) shall become, without further action by any Person, immediately due and payable, together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for hereunder. In addition on the Maturity Date, any outstanding Letters of Credit shall be cancelled or terminated (or cash collateral satisfactory to the US Administrative Agent or CAN Administrative Agent, as applicable, equal to the undrawn amount under all outstanding Letters of Credit provided to the Issuing Lenders) and any unreimbursed drawings under such Letters of Credit shall be paid in full.

          (b) Each Borrower shall have the right at any time and from time to time upon one (1) Business Day's prior written notice to the US Administrative Agent or the CAN Administrative Agent, as applicable, to reduce by an amount of US$5,000,000.00, or an integral multiple of US$1,000,000.00 in excess thereof in case of the US Borrower, or by an amount of CD$5,000,000.00, or an integral multiple of CD$1,000,000.00 in excess thereof in the case of the CAN Borrower, or terminate entirely the unborrowed portion of its Revolving Credit Facility Commitment, whereupon the Revolving Credit Facility Commitment of the US Lenders or the CAN Lenders, as applicable, shall be reduced pro rata or, as the case may be, terminated. Upon the effective date of any such reduction or termination, the Borrower shall pay to the applicable Administrative Agent for the respective accounts of the US Lenders or CAN Lenders, as applicable, the full amount of any commitment fee then accrued with respect to the reduced amount. No reduction or termination of either Revolving Credit Facility Commitment may be reinstated.

ss2.7.   Revolving Notes. (a) The pro rata portion of the Revolving Loans made
          ---------------
by each Lender to the US Borrower or the CAN Borrower, as applicable, shall be evidenced by, and repayable with interest in accordance with the terms of, a promissory note issued by the applicable Borrower, in each case payable to the order of such US Lender or CAN Lender, as applicable, and in the maximum principal amount of such Lender's US Revolving Commitment or CAN Revolving Commitment, in the form of Exhibits 2.4(a) 2.4(b) hereto (together with any replacement, modification, renewal or substitution thereof, individually, respectively, a "US REVOLVING NOTE" and a "CAN REVOLVING NOTE" and collectively, respectively, the "US REVOLVING NOTES" and the "CAN REVOLVING NOTES"). Each Revolving Note shall be dated the Closing Date and be duly completed, executed and delivered by the applicable Borrower.

          (b) Each Lender shall endorse that portion of the amount of each Revolving Loan which it has made to the Borrower and the amount of each payment or prepayment of principal thereon in the appropriate space on the grid sheet attached to its Revolving Note (or so note the same in its records); provided, however, that the failure of any Lender to make any such endorsement or recordation shall not in any manner affect the obligation of the Borrower to repay to such Lender the portion of the Revolving Loan advanced by such Lender under the Revolving Note held by such Lender. Any such endorsement or recordation shall represent conclusive evidence of the date and amount of such Lender's pro rata share of any Revolving Loan or payment or prepayment of principal thereon, absent manifest error.

          (c) Each of the Revolving Notes shall mature on the Maturity Date (or earlier as hereinafter provided), and shall be subject to payment and prepayment as provided herein.

ss2.8.   Unused Facility Fee.  (a) (i) Each Borrower shall pay to the
          -------------------
applicable Administrative Agent for the pro rata account of the applicable Lenders a commitment fee which shall accrue from and after the Closing Date until the date of the expiration, termination or cancellation of the US Revolving Credit Facility Commitment or the CAN Revolving Credit Facility Commitment, as applicable, payable quarterly in arrears beginning on April 30, 1997, and on the same day of every third month thereafter (and on the date of maturity or earlier expiration, termination or cancellation of the US Revolving Credit Facility Commitment or the CAN Revolving Credit Facility Commitment), of 0.15% per annum (A) for each US Lender on the average amount, calculated on a daily basis, by which the aggregate US Revolving Commitments exceeds the sum of
(x) aggregate outstanding principal amount of the US Revolving Loan, and (y) the US Letter of Credit Usage and (B) for each CAN Lender on the average amount, calculated on a daily basis, by which the aggregate CAN Revolving Commitments exceeds the sum of (x) aggregate outstanding principal amount of the CAN Revolving Loan, and (y) the CAN Letter of Credit Usage.

          (ii) The commitment fees with respect to the US Revolving Credit Facility Commitment and the CAN Revolving Credit Facility Commitment shall each be adjusted, based upon the following performance covenant:

         Consolidated Leverage for the
Tier      Parent and its Subsidiaries    Commitment Fee
------  -------------------------------  ---------------

 1      Greater than or equal to 2.75:1           0.375%

 2      Less than 2.75:1 but greater
        than or equal to 2.0:1                     0.25%

 3      Less than 2.0:1                            0.15%


     For purposes of determining the commitment fee, the Leverage Ratio shall be tested quarterly on a rolling four-quarter basis beginning with the quarter ending April 30, 1997. The commitment fee shall be adjusted as of the first day of the month following the Agent's receipt of the financial statements required under Section 6.1(a), 6.1(b) and 6.1(e) of this Agreement.

ss2.9.   Interest. (a) INTEREST ON EURODOLLAR ADVANCES.  The US Borrower and
          --------
the CAN Borrower shall, as applicable, pay interest on all Eurodollar Advances at the aggregate of the Adjusted Eurodollar Rate or CAN Eurodollar Rate, as applicable, for the Interest Period in effect, plus the Applicable Margin for Eurodollar Advances. Except as provided in Section 2.9(d) hereof, each Borrower shall pay interest on the unpaid principal amount of each Eurodollar Advance made to it outstanding from time to time (i) on each Interest Payment Date with respect to such Eurodollar Advance with an Interest Period that does not exceed three months, (ii) at the end of every three months from the commencement of the applicable Interest Period with respect to such Eurodollar Advance with an Interest Period longer than three months, (iii) at the date of conversion of such Eurodollar Advance (or portion thereof) to a Base Rate Advance or Bankers' Acceptance Advance, (iv) at maturity of each such Eurodollar Advance, and (v) after maturity of such Eurodollar Advance (whether by acceleration or otherwise) upon demand.

          (b) INTEREST ON BASE RATE ADVANCES. The US Borrower and the CAN Borrower each shall, as applicable, pay interest on all Base Rate Advances at the aggregate of the Base Rate (for US Revolving Loans) or the Reference Rate (for CAN Revolving Loans), as applicable, in effect from time to time, plus the Applicable Margin for Base Rate Advances. Interest on Base Rate Advances shall be payable quarterly in arrears on the last day of each January, April, July and October of each calendar year commencing

April 30, 1997, upon conversion thereof to a Eurodollar Advance or a Bankers' Acceptance Advance and at maturity (whether by acceleration or otherwise) and thereafter on demand.

          (c) INTEREST ON BANKERS' ACCEPTANCE ADVANCES. The CAN Borrower shall pay interest on all Bankers' Acceptance Advances at the aggregate of the Bankers' Acceptance Rate plus the Applicable Margin. Except as provided in
Section 2.9(d) hereof, the CAN Borrower shall pay interest on the unpaid principal amount of each Bankers' Acceptance Advance made to it outstanding from time to time on each Interest Payment Date with respect to such Bankers' Acceptance Advance.

          (d) DEFAULT INTEREST. Notwithstanding anything to the contrary contained herein, while any Event of Default is contin uing, interest on the Lender Debt due and owing shall be payable on demand at a rate per annum equal to two percentage points (2%) in excess of the rate then otherwise applicable hereunder thereto.

          (e) EURODOLLAR RATE DETERMINATION. The applicable Administrative Agent, upon determining the Eurodollar Rate, the Adjusted Eurodollar Rate, and the CAN Eurodollar Rate for any Interest Period, shall promptly notify by telephone (confirmed promptly in writing) or in writing the applicable Borrower and the applicable Lenders of such rates. Such determination shall, in the absence of manifest error, be conclusive and binding upon the applicable Borrower and such Lenders.

          (f) CHANGES IN BASE RATE OR REFERENCE RATE. After each change in the Base Rate or the Reference Rate, the Administrative Agent shall promptly notify the Borrower and each Lender by telephone (confirmed promptly in writing) or in writing of the date of such change and the new Base Rate or Reference Rate, as applicable; provided, however, that the failure of the Administrative Agent to so notify the Borrower or any Lender shall not affect the effectiveness of such change.

          (g) COMPUTATION OF INTEREST. Interest on the Loans and fees and other amounts calculated on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a (x) 360-day year for Eurodollar Advances, fees (except as provided in (z) below) and other amounts calculated on a per annum basis, (y) 365-day (or, if applicable, 366-day) year for

Base Rate Advances and (z) 365-day year for Bankers' Acceptance Advances and 365-day (or, if applicable, 366-day) year for fees on Bankers Acceptance Advances. Any rate of interest on the Loans which is computed on the basis of the Base Rate or the Reference Rate shall change when and as the Base Rate or the Reference Rate changes.

ss2.10.             Mandatory Payments.
                     ------------------

          (a) If at any time the sum of the then aggregate outstanding principal amount of the US Revolving Loan plus the US Letter of Credit Usage at such time shall exceed the US Revolving Credit Facility Commitment at such time, the US Borrower shall promptly (and in no event later than three Business Days) eliminate such excess by paying an amount equal to such excess until the sooner to occur of (x) the elimination in full of such excess, and (y) the US Revolving Loan is paid in full and, to the extent then necessary to eliminate any remaining excess after payment in full of the US Revolving Loan, by providing cash collateral satisfactory to the US Administrative Agent in an amount equal to the remaining excess for any outstanding Letters of Credit issued pursuant to ss3.1(a) hereof, until there shall have been provided cash collateral equal to the undrawn amount of all Letters of Credit issued pursuant to ss3.1(a) hereof.

          (b) If at any time the sum of the then aggregate outstanding principal amount of the CAN Revolving Loan plus the CAN Letter of Credit Usage at such time shall exceed the CAN Revolving Credit Facility Commitment at such time, the CAN Borrower shall promptly (and in no event later than three Business Days) eliminate such excess by paying an amount equal to such excess until the sooner to occur of (x) the elimination in full of such excess, and (y) the CAN Revolving Loan is paid in full and, to the extent then necessary to eliminate any remaining excess after payment in full of the CAN Revolving Loan, by providing cash collateral satisfactory to the CAN Administrative Agent in an amount equal to the remaining excess for any outstanding Letters of Credit issued pursuant to ss3.1(b) hereof, until there shall have been provided cash collateral equal to the undrawn amount of all Letters of Credit issued pursuant to ss3.1(b) hereof.

        (c) All prepayments under this Section 2.10 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, provided, that all such payments shall be subject to payment of any applicable indemnity obligations pursuant to
Section 2.22 hereto.

ss2.11.  Optional Prepayments.  (a) Upon not less than three Business Days'
          --------------------
prior Written Notice to the applicable Administrative Agent with respect to Revolving Loans constituting Eurodollar Advances or Bankers Acceptances and not less than one Business Day's prior Written Notice to the applicable Administrative Agent with respect to Revolving Loans constituting Base Rate Advances, each Borrower shall have the right from time to time to prepay in part, without premium, fee or charge (except as provided in Section 2.22 hereof) any Revolving Loans, so long as each such prepayment is in the amount of US$500,000 or an integral multiple of US$250,000 in excess thereof with respect to the US Borrower, or in the amount of CD$500,000 or an integral multiple in excess thereof with respect to the CAN Borrower, or, in either case, if less, the then aggregate outstanding principal balance of the US Revolving Loans or CAN Revolving Loans, as applicable, and so long as, concurrently with the making of any such prepayment, the applicable Borrower pays any fees, premiums, charges or costs provided for under Section 2.22 hereof.

          (b) Upon the giving of notice of prepayment, the amount therein specified to be prepaid shall be due and payable on the date therein specified for such prepayment, together with all accrued interest thereon to such date plus any fees, premi ums, charges or costs provided for under Section 2.22 hereof. The applicable Administrative Agent shall, promptly after receipt of any notice of prepayment of any Loan as provided in this Section 2.11, notify each Lender in writing or by telephone confirmed promptly in writing of the Borrower's intention so to prepay all or part of such Loan.

ss2.12.  Delivery and Safekeeping of Forms of Bankers' Acceptances.  In order
          ---------------------------------------------------------
to accommodate the CAN Lenders that are Canadian chartered banks in connection with the ongoing funding of their obligations to maintain Bankers' Acceptance Advances to the CAN Borrower pursuant hereto, the CAN Borrower shall, from time to time forthwith upon the request of any such CAN Lender, deliver to such CAN Lender a series of consecutively numbered, signed (either manually or by facsimile), undated drafts in a form approved by such CAN Lender. Such drafts shall not have the issue date, the maturity date or the amount payable to the holder thereof completed. Each CAN Lender need only hold any drafts provided to it in safekeeping with the same degree of care as if such drafts were its property and such property was to be held at the place at which drafts were to be kept.

ss2.13.  Completion of Forms and Issue of Bankers' Acceptance.  The CAN
          ----------------------------------------------------
Borrower hereby authorizes and directs each CAN Lender referred to in Section
2.12 to complete the drafts delivered to it pursuant to Section 2.12 from time to time for and on behalf of the CAN Borrower in such manner as the CAN Lender may deem appropriate and on the first day of any Interest Period to accept and issue such drafts as bankers' acceptances; provided, however that for any Interest Period for which a Bankers' Acceptance Rate shall apply, a CAN Lender shall not complete and issue bankers' acceptances that, in the aggregate, have face amounts exceeding the principal amount of the applicable Bankers' Acceptance Advance then outstanding to which the Interest Period relates and such bankers' acceptances shall mature on the last day of the applicable Interest Period. If any bankers' acceptance issued by a CAN Lender to fund its obligations hereunder is presented on or after its maturity date by the holder thereof to the CAN Borrower for payment and if the CAN Borrower makes payment to the holder of the face amount of such bankers' acceptance, such CAN Lender shall forthwith remit to the CAN Borrower the face amount of such bankers' acceptance.

ss2.14.             Notice of Borrowing; Borrower's Certificate.
                     -------------------------------------------

          Except as provided in Section 3.2 hereof, whenever the Borrower desires to make a borrowing of a Revolving Loan, the US Borrower shall give the US Administrative Agent, at its address set forth in Section 12.4 hereof, not later than 12:00 noon (Chicago time), and the CAN Borrower shall give the CAN Administrative Agent, at its address set forth in Section 12.4 hereof, not later than 10:00 a.m. (Toronto time), at least three (or, in the case of a Revolving Loan which shall be a Base Rate Advance, one) Business Days' prior Written Notice or telephonic notice from an Authorized Representative confirmed promptly in writing (which notice shall be irrevocable) of its desire to make a borrowing of a Revolving Loan. Each notice of borrowing under this Section 2.14 shall be substantially in the form of Exhibit 2.14(a) hereto (each a "BORROWER'S CERTIFICATE") and specify the date on which the Borrower desires to make a borrowing of a Loan (which in each instance shall be a Business Day), the amount of such borrowing, whether such borrowing shall be a Base Rate Advance, a Eurodollar Advance, a Bankers' Acceptance Advance, or a combination thereof, and in the case of the selection of a Eurodollar Advance or Bankers' Acceptance Advance, the proposed Interest Period therefor. If such notice shall be with respect to a borrowing of a Eurodollar Advance or Bankers' Acceptance Advance but fails to state an applicable Interest Period therefor, then such notice shall be deemed to be a request for a one-month Interest Period. If (x) the Borrower shall fail to state in any such notice whether such Loan shall be a Base Rate Advance, a Eurodollar Advance or a Bankers' Acceptance Advance, or (y) the Borrower shall be deemed to have made a borrowing of a Revolving Loan pursuant to Section 2.1 or 2.3 hereof, then the Borrower shall be deemed to have selected a Base Rate Advance. Subject to the other provisions of this Agreement, Base Rate Advances, Eurodollar Advances and Bankers' Acceptance Loans of more than one type may be outstanding at the same time; provided, however, that Eurodollar Advances shall be available for election by the Borrower only for (i) Loans of US$1,000,000 or CD$1,000,000, as applicable, or any integral multiple of US$250,000 or CD$250,000, as applicable, in excess of US$1,000,000 or CD$1,000,000, as applicable, and (ii) one, two, three and six month (or, to the extent available, such other periods not exceeding six months) Interest Periods; and provided further that no more than ten (10) Interest Periods in the aggregate for Loans which are Eurodollar Advances and Bankers' Acceptance Advances may be outstanding at any one time. The Administrative Agent shall promptly give each Lender telephonic notice (confirmed promptly in writing) of the proposed Revolving Loan, of such Lender's pro rata share thereof, and of the other matters covered by the Borrower's Certificate.

          (b) The Borrower shall not be permitted to select a borrowing of a Eurodollar Advance or Bankers' Acceptance Advance in any Borrower's Certificate
(x) to the extent such selection would be prohibited by Section 2.20 or 2.21 hereof, or (y) if a Default or an Event of Default shall be in existence as of the date of selection of the applicable Interest Period.

          (c) Each Lender shall make available to the Administrative Agent such Lender's pro rata portion of the Loan to be made on the date specified in the Borrower's Certificate (which for purposes of Revolving Loans made pursuant to Section 2 hereof shall be deemed to be the Business

Day after the Business Day of receipt of the Written Notice or telephonic notice by the Administrative Agent to each Lender of such borrowing) or on the date specified in Section 3.2 hereof, as applicable, no later than 11:00 a.m. (Chicago time or Toronto time, as applicable) on such specified date, in U.S. dollars or CAN dollars, as applicable, in immediately available funds, at the offices of the US Administrative Agent or CAN Administrative Agent, as applicable, set forth below or such other office as the Administrative Agent may from time to time direct in writing in advance (each, a "PAYMENT OFFICE") for the account of such office of the applicable Administrative Agent. The portion of each Revolving Loan to be funded by each Lender shall be an amount equal to
(x) the dollar amount of the Loan requested under the applicable Borrower's Certificate or deemed requested by the Written Notice and Borrower under Section
3.2 hereof, multiplied by (y) the percentage set forth opposite such Lender's name on Schedule 1-a hereto with respect to such Lender's US Revolving Commitment or CAN Revolving Commitment, as applicable.

          (d) Except for Revolving Loans made pursuant to Section 3.2 hereof (which Revolving Loans shall be applied to the reimbursement of drawings under the Letter of Credit for which such Revolving Loan was made in accordance with such Section 3.2 hereof), subject to satisfaction of all applicable conditions precedent, proceeds of each Loan received by the Administrative Agent shall be made available to the Borrower by the Administrative Agent at the applicable Payment Office (or such other offices of the Administrative Agent as the Borrower may from time to time specify in writing to the Administrative Agent).

ss2.15.  Conversion of Borrowings; Renewals. (a) Unless otherwise prohibited
          ----------------------------------
under Section 2.20, Section 2.21, or Section 2.22 hereof, the Borrower may, from time to time following the Closing Date and prior to the Maturity Date, convert
(i) all or a portion of its outstanding Base Rate Advances to one or more Eurodollar Advances, or with respect to the CAN Borrower, Bankers' Acceptance Advances, in aggregate amounts of $500,000 or any integral multiple of $100,000 in excess of $500,000, or (ii) all or a portion of its outstanding Eurodollar Advances to one or more Base Rate Advances, or with respect to the CAN Borrower, Bankers' Acceptance Advances, so long as the aggregate principal balance of the portion of the Eurodollar Advances made to the Borrower not being converted, if any, is $500,000 or an integral multiple of $100,000 in excess of $500,000;
(iii) all or a
portion of the CAN Borrower's outstanding Bankers' Acceptance Advances to one or more Eurodollar Advances or Base Rate Advances in aggregate amounts of $700,000 or any integral multiple of $100,000 in excess of $700,000; provided, however, that the Borrower shall not be entitled to convert any Base Rate Advance, or portion thereof, to a Eurodollar Advance or Bankers' Acceptance Advance, or any Eurodollar Advance, or portion thereof, to a Base Rate Advance or Bankers' Acceptance Advance, or any Bankers' Acceptance Advance, or portion thereof, to a Base Rate Advance or Eurodollar Advance, unless all accrued interest on the Base Rate Advance, or portion thereof, or Eurodollar Advance or portion thereof, or Bankers' Acceptance Advance, or portion thereof, as the case may be, to be converted through the date of such conversion shall have been paid in full; and provided further that no more than ten Interest Periods in the aggregate for Loans which are Eurodollar Advances and Bankers' Acceptances Advances may be outstanding at any one time. Each conversion by the Borrower of any Loan or portion thereof (other than a conversion pursuant to Section 2.20 or 2.21 hereof) shall be made not later than 2:00 p.m. (Chicago time or Toronto time, as applicable) on a Business Day on at least three Business Days' prior Written Notice or telephonic notice from an Authorized Representative confirmed promptly in writing to the applicable Administrative Agent (which shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing) from the Borrower. Each such notice (which notice shall be irrevocable) shall specify (i) the date of the conversion and the amount to be converted, (ii) the particular Loan, or portion thereof, to be converted, and (iii) in the case of conversion of any Loan to a Eurodollar Advance or a Bankers' Acceptance Advance, the duration of the Interest Period for such Eurodollar Advance or such Bankers' Acceptance Advance. Notwithstanding the above, the Borrower shall not be permitted to convert any Loan, or portion thereof, to a Eurodollar Advance or a Bankers' Acceptance Advance if a Default or Event of Default shall have occurred and be continuing. Except as provided in Section 2.20, any conversion of a Eurodollar Advance or a Bankers' Acceptance Advance, or portion thereof, to a Base Rate Advance or a Loan of any other type shall be made only on the last day of the Interest Period with respect to such Eurodollar Advance or Bankers' Acceptance Advance.

          (b) Each renewal by the Borrower of an outstanding Eurodollar Advance, Bankers' Acceptance Advance or portion thereof (in an amount of $700,000 or integral multiple of $100,000 in excess of $700,000) shall be made on notice to the applicable Administrative Agent (which shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing) given not later than 2:00 p.m. (Chicago time or Toronto time, as applicable) on the third Business Day prior to the last day of the Interest Period just ending for such Eurodollar Advance or Bankers' Acceptance Advance. Each notice (which notice shall be irrevocable) by a Borrower of the renewal of a Eurodollar Advance or Bankers' Acceptance Advance or portion thereof, shall be in writing or by telephone form an Authorized Representative of the Borrower confirmed promptly in writing and shall specify (i) the amount of such renewal of the Eurodollar Advance or Bankers' Acceptance Advance or portion thereof and (ii) the duration of the Interest Period for such renewal; provided, however, that if a Borrower fails to select the dura tion of any Interest Period for the renewal of such Eurodollar Advance or Bankers' Acceptance Advance or portion thereof (in an amount of $1,000,000 or an integral multiple of $500,000 in excess of $1,000,000), the duration of such Interest Period shall be one month. Notwithstanding the above, the Borrower shall not be entitled to renew a Eurodollar Advance or Bankers' Acceptance Advance or portion thereof, (i) if at any time of the selection of such renewal there shall exist a Default or an Event of Default, or (ii) to the extent such renewal would be prohibited by Sections 2.20 or 2.21 hereof.

          (c) Any Eurodollar Advance or Bankers' Acceptance Advance or portion thereof as to which the applicable Administrative Agent shall not have received a proper notice of conversion or renewal as provided in Section 2.15(a) or 2.15(b) hereof or notice of payment or prepayment by 2:00 p.m. (Chicago time or Toronto time, as applicable) at least three Business Days prior to the last day of the Interest Period just ending for such Eurodollar Advance or Bankers' Acceptance Advance shall (whether or not any Default or Event of Default has occurred) automatically be converted to a Base Rate Advance on the last day of the Interest Period for such Eurodollar Advance or Bankers' Acceptance Advance.

          (d) All references to dollar amounts for purposes of this Section 2.15 shall refer to US Dollars for the US Borrower and CAN Dollars for the CAN Borrower.

ss2.16.  Administrative Agent's Availability Assumption.  (a) Unless the
          ----------------------------------------------
applicable Administrative Agent shall have been notified by any Lender by Written Notice prior to a borrowing date that such Lender does not intend to make available to the Administrative Agent such Lender's pro rata portion of any Revolving Loan which it shall be obligated to make on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date for such borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on such date of borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the other Lenders and the Borrower, and the Borrower shall pay such corresponding amount to the Administrative Agent.

          (b) The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the cost to the Administrative Agent of funding such amount as notified in writing by the Administrative Agent to such Lender; or (y) if paid by the Borrower, the applicable rate for Base Rate Advances, Eurodollar Advances or Bankers' Acceptance Advances, as the case may be.

          (c) In the event that any Lender shall fail to fund its pro rata share of any Revolving Loan made pursuant to Section 3.2 hereof or to purchase its letter of credit participation under Section 3.5 hereof, the applicable Administrative Agent on behalf of the relevant US Issuing Lender or CAN Issuing Lender shall be entitled to recover such amount on demand from such Lender. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the other Lenders thereof and the Borrower shall pay such amount to the applicable Administrative Agent. The applicable Administrative Agent on behalf of such US Issuing Lender or CAN Issuing Lender shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such amount in respect of each day from the date such Revolving Loan was made or the date such purchase was to have been made, as the case may be, to the date such amount is recovered by the Administrative Agent, at a rate per annum equal to
(x) if paid by such Lender, the cost to the relevant US Issuing Lender or CAN Issuing Lender of the payment of the drawing under the Letter of Credit for which such Revolving Loan was (or was to have been) made in the case of a Revolving Loan made pursuant to Section 3.2 hereof or a participation under
Section 3.5 hereof, as the case may be, or (y) if paid by the Borrower, the applicable rate for Base Rate Advances.

          (d) Nothing herein shall be deemed to relieve any Lender from its obligation to fund its pro rata share of any Revolving Loan or to purchase any participation as required hereunder, or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder. No Lender shall be responsible for any default of any other Lender in respect of any other Lender's obligation to make its pro rata share of any Revolving Loans hereunder nor shall the US Revolving Commitment or the CAN Revolving Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Each Lender shall be obligated to the extent provided herein regardless of the failure of any other Lender to fulfill its obligations hereunder.

ss2.17.  Procedures for Payment.  (a) Each payment or prepayment hereunder and
          ----------------------
under the Notes or in connection with any Letter of Credit shall be made not later than 11:00 a.m. (Chicago time or Toronto time, as applicable) on the day when due in lawful money of the United States of America or Canada, as applicable, to the applicable Administrative Agent at the Payment Office in immediately available funds, without counterclaim, offset, claim or recoupment of any kind. Each payment or prepayment hereunder and under the Notes or in connection with any Letter of Credit shall be made without setoff or counterclaim and free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges of any nature imposed on such payments or prepayments by or on behalf of any Governmental Body thereof or therein, except for Excluded Taxes and except for any withholding tax under Part XIII of the Income Tax Act (Canada) as in effect on the date hereof. If any such taxes, duties or charges (for greater certainty, other than Excluded Taxes and taxes imposed under Part XIII of the Income Tax Act (Canada) as in effect on the date hereof), are so levied or imposed on any payment or prepayment to any Lender, the US Borrower or the CAN Borrower, as applicable, will make additional payments in such amounts as may be necessary so that the net amount received by such US Lender or CAN Lender, as applicable, after withholding or deduction for or on account of all taxes, duties or charges, including deductions applicable to additional sums payable under this Section 2.17, will be equal to the amount provided for herein or in such Lender's Note or Notes. Whenever any taxes, duties or charges are payable by the Borrower with respect to any payments or prepayments hereunder or under any of the Notes, the Borrower shall furnish promptly to the Administrative Agent for the account of the applicable Lender information, including certified copies of official receipts (to the extent that the relevant governmental authority delivers such receipts), evidencing payment of any such taxes, duties or charges so withheld or deducted. If the Borrower fails to pay any such taxes, duties or charges when due to the appropriate taxing authority or fails to remit to the Administrative Agent for the account of the applicable Lender the required information evidencing payment of any such taxes, duties or charges so withheld or deducted, the US Borrower shall indemnify the affected US Lender, and the CAN Borrower shall indemnify the affected CAN Lender, for any incremental taxes, duties, charges, interest or penalties that may become payable by such Lender as a result of any such failure.

          (b) (i) Each US Lender (which, for purposes of this Section 2.17, shall include any Affiliate of a US Lender that makes any Eurodollar Advance to the US Borrower pursuant to the terms of this Agreement) that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the US Borrower and the Administrative Agent on or before the Closing Date (or, in the case of a Person that became a US Lender after the Closing Date by assignment, promptly upon such assignment), two duly completed and signed copies of either (1) Form 1001 of the United States Internal Revenue Service entitling such US Lender to a complete exemption from withholding on all amounts to be received by such US Lender pursuant to this Agreement and/or the Notes or (2) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such US Lender pursuant to this Agreement and/or the Notes. Each such US Lender shall, from time to time after submitting either such form, submit to the US Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other such forms (or forms evidencing eligibility for an exemption from withholding or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (1) reasonably requested in writing by the US Borrower or the Administrative Agent and (2) appropriate under then current United States law or regulations. Upon the reasonable request of the US Borrower or the Administrative Agent, each US Lender that has not provided the forms or other documents, as provided above, on the basis of being a United States person shall submit to the US Borrower and the Administrative Agent a certificate to the effect that it is a "United States person."

     Each CAN Lender on the Closing Date hereby certifies that it is a resident of Canada for purposes of the Income Tax Act (Canada). Each Person that becomes a CAN Lender after the Closing Date by assignment, promptly upon such assignment, shall deliver to the CAN Borrower and the CAN Administrative Agent a certificate as to whether such Person is a resident of Canada for purposes of the Income Tax Act (Canada). If any CAN Lender is not a resident of Canada for purposes of the Income Tax Act (Canada), such Person shall not be entitled to payments under this Section 2.17 with respect to taxes imposed under Part XIII of the Income Tax Act (Canada).

          (ii) Notwithstanding any other provision of this Agreement, if an event occurs which prevents any US Lender (after it has become a US Lender) which is not a "United States person" from delivering to the US Borrower or the Administrative Agent any form or certificate that such US Lender is requested to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such US Lender shall promptly notify the US Borrower and the Administrative Agent of such fact and the provisions of Section 2.17(a) hereof shall apply.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the US Borrower and the CAN Borrower each agree to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributed to any payment made hereunder, under the Notes or from the execution, delivery of, or otherwise with respect to, this Agreement or the Notes and any and all recording fees relating to any Loan Documents securing any US Lender Debt or CAN Lender Debt, respectively ("OTHER TAXES").

          (d) The US Borrower shall indemnify each US Lender and the Agents, and the CAN Borrower shall indemnify each CAN Lender and the Agents, for the full amount of any taxes, duties or charges other than Excluded Taxes and Other Taxes (including, without limitation, any taxes other than Excluded Taxes, Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17 and any withholding tax under Part XIII of the Income Tax Act (Canada) as in effect on the date hereof) duly paid or payable by such Lender or the Agents and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments shall be made within 30 days from the date such Lender or the Agents make written demand therefor.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obliga tions of the Borrower contained in this Section 2.17 shall survive the payment in full of principal and interest hereunder and under the Notes indefinitely.


          (f) Notwithstanding anything contained in Section 2.10 hereof, the Administrative Agent shall not, to the extent requested in writing by the Borrower, apply any mandatory prepayment under such Sections to any portion of the Revolving Loan which constitutes a Eurodollar Advance or Bankers' Acceptance Advance until the last day of the respective Interest Period therefor or the earlier maturity of such portion of such Loan by acceleration or otherwise, such mandatory prepayment, until it can be so applied, to be applied to the prepayment of such portion of the Revolving Loan, as the case may be, com prising Base Rate Advances. If there shall remain any portion of such mandatory prepayment after payment in full of such portion of the Revolving Loan constituting Base Rate Advances, then until any remaining portion of the mandatory prepayment can be applied to the Eurodollar Advances or Bankers' Acceptance Advances as aforesaid, such remaining portion of such mandatory prepayment shall be invested and reinvested by and in the name of the Administrative Agent in investments of the type permitted under Section 7.4(b) hereof with the type and maturity of such investments to be mutually agreed to by the Agents and the Borrower. All interest earned on such investments shall be for the account and risk of the US Borrower or the CAN Borrower, as applicable. Interest earned on any portion of principal applied to a Eurodollar Advance or Bankers' Acceptance Advance shall be, so long as no Default or Event of Default shall have occurred and be continuing, and to the extent received by the Administrative Agent, turned over to the US Borrower or the CAN Borrower, as applicable, promptly following application of such principal to such Eurodollar Advance or Bankers' Acceptance Advance. As collateral security for the Lender Debt, the US Borrower, and as collateral security for the CAN Lender Debt, the CAN Borrower, hereby grants to the Agents a security interest in (x) any such mandatory prepayments and any investments thereof, including, without limitation, any certificates or instruments evidencing any such investments, and all claims and choses in action in respect of the foregoing, (y) any interest or other payment made in respect of such investments and (z) any and all proceeds of any of the above and all claims and choses in action in respect of the foregoing. To the extent the Administrative Agent make any such investments, each Borrower hereby authorizes the Agents to hold any certificate or instrument evidencing such investments.

ss2.18.  Other Fees.  The US Borrower shall pay the Administrative Agent for
          ----------
the pro rata account of FNBB, Paribas and BofA such closing and agency fees as the US Borrower and the Agents may agree from time to time.

          Increased Costs.  In the event of any change in conditions or any
          ---------------
Change of Law which: (i) subjects such Lender or any branch or Affiliate of such Lender to any tax, duty or other charge with respect to such share of any Loans (other than Excluded Taxes); or (ii) changes the basis of taxation of payments to any Lender or any branch or Affiliate of such Lender of principal of and/or interest on such share of such Loans and/or other fees and amounts payable hereunder with respect thereto (other than Excluded Taxes); or (iii) imposes, modifies or deems applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of any Lender or any branch or Affiliate of such Lender; or (iv) imposes upon such Lender or any branch or Affiliate of such Lender any other condition with respect to such share of such Loans or this Agreement; and the result of any of the foregoing is to increase the actual cost by an amount such Lender deems to be material to such Lender or any branch or Affiliate of such Lender of making, funding or maintaining such share of such Loans hereunder, or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by such Lender or any branch or Affiliate of such Lender, or to require such Lender or any branch of Affiliate of such Lender to make any payment, in each case by or in an amount which such Lender in its sole judgment deems material, then and in any such case: (1) such Lender shall promptly notify the Borrower and the Administrative Agent in writing of the happening of such event; (2) such Lender shall promptly deliver to the Borrower and the Administrative Agent a certificate stating the change which has occurred, or the reserve requirements or other conditions which have been imposed on such Lender or branch or Affiliate of such Lender, or the request, directive or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and (3) the US Borrower shall pay any such US Lender, and the CAN Borrower shall pay any such CAN Lender, on demand such an amount or amounts as will compensate such Lender or its branch or Affiliate for such additional cost, reduction or payment. The certificate of such Lender as to the additional amounts payable pursuant to this Section 2.19 delivered to the Borrower shall in the absence of manifest error be conclusive of the amount thereof. Each Lender agrees to use reasonable efforts to avoid or minimize the payment by the Borrower of any addi tional amounts under this
Section 2.19, including, without limitation, by the designation of another branch or Affiliate of such Lender from which such Lender could make such Lender's pro rata share of Loans so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender. The protection of this Section 2.19 shall be available to such Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, treaty, order, directive, interpretation or condition which has been imposed.

ss2.20.  Change of Law Rendering Eurodollar Advances Unlawful.  (a)
          ----------------------------------------------------
Notwithstanding anything to the contrary herein contained, in the event that any Change of Law makes it unlawful for any Lender to fund any portion of a Eurodollar Advance or to give effect to its obligations as contemplated hereby with respect to Eurodollar Advances, such Lender shall, upon the happening of such event, notify the Administrative Agent and the Borrower thereof in writing stating the reason therefor, and the obligation of such Lender to allow conversion to or selection or renewal with respect to its pro rata share of any Eurodollar Advance by the Borrower shall, upon the happening of such event, forthwith be suspended for the duration of such illegality and during such illegality such Lender shall fund its share of all Loans as Base Rate Advances and there shall be no renewal of, or conversion to, any share of such Lender in any Eurodollar Advance. If and when such illegality ceases to exist, such suspension shall cease and such affected Lender shall similarly notify the Administrative Agent and the Borrower.

          (b) Notwithstanding anything to the contrary contained herein, in the event that any Change of Law shall make it commercially impracticable or unlawful for any Lender to continue in effect the funding of any portion of a Eurodollar Advance previ ously made by it hereunder and then outstanding, such Lender shall, upon the happening of such event, notify the Administrative Agent and the Borrower thereof in writing stating the reasons therefor, and such Lender's pro rata share of such Eurodollar Advance shall automatically be converted to a Base Rate Advance. The Borrower shall pay to the Administrative Agent for the benefit of such Lender accrued interest owing on such converted portion of such Eurodollar Advance through the date of conversion, together with any amounts payable under Section 2.22 hereof with respect to such prepayment. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for such Lender's pro rata share of a Eurodollar Advance or for conversion to or renewal of such Lender's pro rata share of a Eurodollar Advance shall be deemed a request by the Borrower for a Base Rate Advance. If and when such impracticability or illegality ceases to exist, such suspension shall cease and such affected Lender shall similarly notify the Administrative Agent and the Borrower.

          Eurodollar Availability.  (a) In the event, and on each occasion, that
          -----------------------
on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Advance, the Administrative Agent shall have determined in good faith (which determination shall, in the absence of manifest error, be conclusive and binding upon the Borrower) that dollar deposits in the amount of the principal amount of such Eurodollar Advance are not generally available in the London (England, U.K.) interbank market, or that the rate at which such dollar deposits are being offered will not accurately reflect the cost to one or more Lenders of making or funding the principal amount of their portions of such Eurodollar Advance during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Lenders and the Borrower and any request by the Borrower for a Eurodollar Advance pursuant to Section 2.14 hereof or for conversion to or renewal of a Eurodollar Advance pursuant to Section 2.15 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Administrative Agent to the Borrower and the Lenders), be deemed a request by the Borrower for the making of or conversion to a Base Rate Advance.

          (b) If, at any time, the Administrative Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive and binding upon the Borrower) that any contingency has occurred which adversely affects the London (England, U.K.) interbank market or that any Change of Law or other circumstances affecting one or more Lenders, in the London (England, U.K.) interbank market makes the funding of any portion of a Eurodollar Advance impracticable, the Administrative Agent shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Lenders and the Borrower and any request by the Borrower for a Eurodollar Advance pursuant to Section 2.14 hereof or for conversion to or renewal of a Eurodollar Advance pursuant to Section 2.15 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Administrative Agent to the Borrower and the Lenders), be deemed a request by the Borrower for the making of or conversion to a Base Rate Advance.

ss2.22.  Indemnities.  The US Borrower hereby agrees to indemnify each US
          -----------
Lender, and the CAN Borrower hereby agrees to indemnify each CAN Lender, on demand against any loss or expense which such Lender or its branch or Affiliate may sustain or incur as a consequence of: (i) any default in payment or prepayment of the principal amount of any Eurodollar Advance or Bankers' Acceptance Advance made to it or any portion thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise); (ii) the effect of the occurrence of any Event of Default upon any Eurodollar Advance or Bankers' Acceptance Advance made to it; (iii) the payment or prepayment of the principal amount of any Eurodollar Advance or Bankers' Acceptance Advance made to it or any portion thereof, pursuant to Section 2 hereof, or otherwise, on any day other than the last day of an Interest Period or the payment of any interest on any Eurodollar Advance or Bankers' Acceptance Advance made to it, or portion thereof, on a day other than an Interest Payment Date for such Eurodollar Advance or Bankers' Acceptance Advance; or; (iv) the failure by the Borrower to accept or make a borrowing of a Eurodollar Advance or Bankers' Acceptance Advance or a conversion to or renewal of a Eurodollar Advance or Bankers' Acceptance Advance after it has requested such borrowing, conversion or renewal; in each case including, but not limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Eurodollar Advance or Bankers' Acceptance Advance or any portion thereof. Each Lender shall provide to the Borrower and the Administrative Agent a statement, supported when applicable by documentary evidence, explaining the amount of any such loss or expense it incurs, which statement shall be conclusive absent manifest error.

ss2.23.  Capital Adequacy.  If any Change of Law shall:  (i) impose upon,
          ----------------
modify, require, make or deem applicable to any one or more Lenders, or any of their Affiliates or branches, any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting the Commitment of such Lender or Lenders or such Affiliates or branches; or (ii) impose any condition upon or cause in any manner the addition of, any supplement to or any increase of any kind to the capital or cost base of such Lender or Lenders, or such Affiliates or branches thereof, for extending or maintaining the Commitment of such Lender, which results in an increase in the capital requirement supporting such Commitment; or (iii) impose upon, modify, require, make or deem applicable to such Lender or Lenders or any such Affiliates or branches any capital requirement, increased capital requirement or similar requirement, and the result of any events referred to in clause (i), (ii) or
(iii) above shall be to (A) increase the amount of capital required or expected to be required to be maintained by such Lender or any such Affiliate or branch and such Lender determines that the amount of such capital requirement is incurred by or based on such Commitment or other commitments of this type or (B) increase the costs or decrease the benefit in any way to such Lender or Lenders, or any such Affiliate or branch, of extending or maintaining such Commitment or extending or maintaining such Lender's or Lenders' portion of the Loans; then and in such event the US Borrower or the CAN Borrower, as applicable, shall, on or prior to the tenth (10th) Business Day after the giving of Written Notice of such increased costs and/or decreased benefits to the Borrower and the Administrative Agent by such Lender or Lenders (or any such Affiliate or branch), pay to such US Lender or US Lenders or CAN Lender or CAN Lenders, as applicable, all such additional amounts which in the sole good faith calculation of such Lender or Lenders are properly allocable to the Commitment of such Lender, such Lender's or Lenders' portion of the Loans, and which: (1) in the case of events referred to in clause (i) above, shall be sufficient to compensate it for all such increased costs and/or decreased benefits; and/or (2) in the case of events referred to in clauses (ii) and (iii) above, shall be an amount equal to the reduction, as reasonably determined by such Lender, in the after-tax rate of return on such Lender's capital resulting from any such capital or increased capital or similar requirement (including, without limitation, any such Lender's or Lender's Affiliates' or branches' cost of taking action in anticipation of the effectiveness of any event described in clause (ii) or (iii) in order to enable such Lender, Lenders, Affiliate or branch to be in compliance therewith upon such effectiveness), all as certified by such Lender or Lenders in said Written Notice to the Borrower. Such certification shall be conclusive and binding on the Borrower absent manifest error.

ss2.24.  Pro Rata Treatment and Payments.  Except as contemplated by this
          -------------------------------
Agreement, each borrowing by the Borrower from the Lenders and each payment (including each prepayment) on account of the principal of and interest on the Loans and fees described in this Agreement shall be made to the applicable Administrative Agent at such Administrative Agent's head office set forth below for the pro rata benefit of each US

Lender and CAN Lender, as applicable, according to the respective percentages of each US Lender and CAN Lender, as applicable, set forth opposite its name on
Schedule 1-a hereto. The Administrative Agent will distribute each payment to the Lenders promptly following receipt thereof (and in any event on the same Business Day as the date when received, if such payment is received at or prior to 11:00 a.m. (Chicago time or Toronto time, as applicable).

ss2.25.  Telephonic Notice.  Without in any way limiting the Borrower's
          -----------------
obligation to confirm in writing any telephonic notice of a borrowing, conversion or renewal, the Agents may act without liability upon the basis of a telephonic notice believed by the Agent in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation ss2.26.  Maximum Interest.  (a) No provision of this Agreement or any Note
          ----------------
shall require the payment to any Lender or permit the collection by any Lender of interest in excess of the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to the Lender Debt and binding on any Lender (such maximum rate being such Lender's "MAXIMUM PERMISSIBLE RATE").

          (b) If the amount of interest computed without giving effect to this
Section 2.26 and payable on any interest payment date in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the Maximum Permissible Rate, the amount of interest payable to such Lender on such date in respect of such period shall be computed at such Lender's Maximum Permissible Rate and the Lenders shall, in consultation with the Borrower, determine the excess payments that are to be reduced or refunded, as the case may be.

          (c) If at any time and from time to time: (i) the amount of interest payable to any Lender on any interest payment date shall be computed at such Lender's Maximum Permissible Rate pursuant to the preceding subsection (b); and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at such Lender's Maximum Permissible Rate, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at such Lender's Maximum Permissible Rate until the amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to the preceding subsection (b).

            SECTION 3.  LETTERS OF CREDIT

ss3.1.   Letters of Credit.  (a) The US Borrower may request, subject to the
          -----------------
terms and conditions herein set forth, from time to time prior to the termination of the US Revolving Credit Facility Commitment and upon five Business Days' Written Notice, that FNBB, BofA or Paribas issue, and FNBB, BofA or Paribas shall, subject to such conditions, issue (FNBB, BofA or Paribas, upon issuance of a Letter of Credit, being a "US ISSUING LENDER" in respect of such Letter of Credit) Letters of Credit denominated in US$; provided, however, that the aggregate undrawn amount of all Letters of Credit issued for the account of the US Borrower at any time outstanding, together with the amount of unreimbursed drawings thereunder, and the then aggregate unpaid principal amount of the US Revolving Loan shall not exceed the US Revolving Credit Facility Commitment; provided, further, that in no event shall any US Issuing Lender issue any Letter of Credit for the account of the US Borrower if the original undrawn amount thereof, together with the aggregate undrawn and unreimbursed amounts of all other Letters of Credit issued for the account of the US Borrower immediately prior to the time of such issuance, exceeds US$10,000,000.

          (b) The CAN Borrower may request, subject to the terms and conditions herein set forth (including, without limitation, the conditions set forth in Sections 8 and 9 hereof), from time to time prior to the termination of the CAN Revolving Credit Facility Commitment and upon five Business Days' Written Notice, that BACan or Paribas (Can) issue, and BACan or Paribas (Canada) shall, subject to such conditions, issue (BACan or Paribas (Can), upon issuance of a Letter of Credit, being a "CAN ISSUING LENDER" in respect of such Letter of Credit) Letters of Credit denominated in CAN$; provided, however, that the aggregate undrawn amount of all Letters of Credit issued for the account of the CAN Borrower at any time outstanding, together with the amount of unreimbursed drawings thereunder, and the then aggregate unpaid principal amount of the CAN Revolving Loan shall not exceed the CAN Revolving Credit Facility Commitment; provided, further, that in no event shall any CAN Issuing Lender issue any Letter of Credit for the account of the CAN Borrower if the original undrawn amount thereof, together with the aggregate undrawn and unreimbursed amounts of all other Letters of Credit issued for the account of the CAN Borrower immediately prior to the time of such issuance, exceeds CD$10,000,000.

          (c) Each Letter of Credit may be either a documentary Letter of Credit or a standby Letter of Credit and shall be in form, scope and substance satisfactory to the applicable Issuing Lender, shall be issued pursuant to a Letter of Credit Agreement and shall expire no later than the Maturity Date.

ss3.2.   Reimbursement for Drawings.  Each Borrower shall reimburse the
          --------------------------
applicable Issuing Lender of each Letter of Credit issued hereunder for any draft paid under such Letter of Credit within one Business Day following the date of such payment. The Borrower shall to the extent of availability under its Revolving Credit Facility Commitment effect such payment with the proceeds of a Revolving Loan (which shall be entirely a Base Rate Advance) made to the applicable Borrower in the amount of such payment (whether or not any request therefor has been made by the Borrower), which Revolving Loan shall at such time be made and applied to payment of reimbursement of such drawing without any notice by or consent of the applicable Borrower (except that no such Revolving Loan shall be required to be made by the Lenders to the extent prevented by applicable law or following any Event of Default of the type described in
Section 11.1(f) or 11.1(g) hereof, in which case the applicable Borrower shall nevertheless be obligated to make such payment), and shall be repayable, together with interest thereon, in accordance with the provisions of Section 2 hereof; provided, however, that no such US Revolving Loan shall be made if,
        -----------------
after giving effect thereto, the aggregate unpaid principal amount of the US Revolving Loan shall together with the then outstanding US Letter of Credit Usage (after giving effect to the reimbursement of such US Letter of Credit with the proceeds of such US Revolving Loan) exceed the US Revolving Credit Facility Commitment, and provided further that no such CAN Revolving Loan shall be made
                ----------------
if, after giving effect thereto, the aggregate unpaid principal amount of the CAN Revolving Loan shall together with the then outstanding CAN Letter of Credit Usage (after giving effect to the reimbursement of such CAN Letter of Credit with the proceeds of such CAN Revolving Loan) exceed the CAN Revolving Credit Facility Commitment. The applicable Issuing Lender shall, notwithstanding the foregoing, be entitled to the benefits of the provisions of Section 3.5 hereof as to purchases of participations in such Letter of Credit, but only after the date that such reimbursement, after giving effect to such postponement, shall have become due and payable. The applicable Issuing Lender shall promptly notify the applicable Adminis trative Agent, the other Lenders and the Borrower in writing or by telephone confirmed promptly in writing of any such drawing under a Letter of Credit and the making of such Revolving Loan. Any payments by a Issuing Lender of drawings under any Letter of Credit in foreign currency shall be reimbursed by the US Borrower in U.S. dollars and by the CAN Borrower in CAN dollars at the rate of exchange for cable transfers in effect on the date of payment by such Issuing Lender.

ss3.3.  Letter of Credit Fees.  In addition to any other amounts to which the
         ---------------------
applicable Borrower and an Issuing Lender may have agreed in writing with respect to any Letter of Credit, the US Borrower shall pay to the US Administrative Agent for the pro rata benefit of all US Lenders, and the CAN Borrower shall pay to the CAN Administrative Agent for the pro rata benefit of all CAN Lenders, in advance, on the last day of each January, April, July and October of each year and on the date of the full drawing, cancellation, expiration or termination of such Letter of Credit, a fee on the average daily undrawn amount of such Letter of Credit, issued by such Issuing Lender for such calendar quarter or shorter period, at the then Applicable Margin for Eurodollar Advances (in either instance, computed on the basis of the actual number of days elapsed over a year of 360 days). In addition, the applicable Borrower shall pay to each Issuing Lender, in respect of each Letter of Credit issued by such Issuing Lender hereunder, (a) upon the issuance of any Letter of Credit, a fronting fee equal to the greater of (i) US$250 or CD$250, as applicable, or
(ii) one-quarter of one percent (1/4%) of the maximum amount drawable under such Letter of Credit and (b) on demand, all standard fees and other charges charged by such Issuing Lender with respect to the issuance and maintenance of any Letter of Credit.

ss3.4.     Indemnity. The US Borrower agrees to indemnify each US Issuing
            ---------
Lender, and the CAN Borrower agrees to indemnify each CAN Issuing Lender, and each of their respective correspondents and hold it harmless from and against any and all claims, damages, losses, liabilities, costs and expenses whatsoever which it may incur or suffer by reason of or in connection with the execution and delivery or assignment of or payment or presentation under or in respect of any Letter of Credit issued by such Issuing Lender or any action taken or omitted to be taken with respect to any Letter of Credit issued by such Issuing Lender, except to the extent that any such claims, damages, losses, liabilities, costs or expenses shall be caused by the willful misconduct or gross negligence of such Issuing Lender or such correspondent in making payment against any draft presented under any Letter of Credit which does not substantially comply with the terms thereof, or in failing to make payment against any such draft which strictly complies with the terms of such Letter of Credit, it being understood that (x) in making such payment, such Issuing Lender's or such correspondent's exclusive reliance in good faith on the documents presented to and believed to be genuine by it in accordance with the terms of such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance in good faith on any affidavit presented pursuant to such Letter of Credit and on the amount of any sight draft presented pursuant to any Letter of Credit whether or not any statement or any other documents presented pursuant to such Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever and (y) any such noncompliance in a nonmaterial respect shall, in each case, not be deemed willful misconduct or gross negligence of such Issuing Lender or such correspondent. Upon demand by any Issuing Lender or such correspondent at any time, the applicable Borrower shall reimburse such Issuing Lender or such correspondent for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is due to such Issuing Lender's or such correspondent's gross negligence or willful misconduct as aforesaid. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement and shall be payable upon demand.

ss3.5.  Letter of Credit Participation and Certain Payments. (a) Each US Lender
         ----------------------------------------------------
agrees that by becoming a party to this Agreement, each such US Lender, without any further action, shall be deemed to have taken, as of the date of issuance of each outstanding Letter of Credit for the account of the US Borrower, an undivided participating interest from each US Issuing Lender in all Letters of Credit issued for the account of the US Borrower outstanding at such time and the Letter of Credit Agreements relating thereto in a percentage equal to such US Lender's US Revolving Credit Facility percentage set forth in Schedule 1-a hereto. Each US Lender shall hold the relevant US Issuing Lender harmless and indemnify such US Issuing Lender for such US Lender's pro rata share of any drawing under any Letter of Credit in which it has taken such an undivided participating interest under this Section 3.5.

     (b) Each CAN Lender agrees that by becoming a party to this Agreement, each such CAN Lender, without any further action, shall be deemed to have taken, as of the date of issuance of each outstanding Letter of Credit for the account of the CAN Borrower, an undivided participating interest from each CAN Issuing Lender in all Letters of Credit issued for the account of the CAN Borrower outstanding at such time and the Letter of Credit Agreements relating thereto in a percentage equal to such CAN Lender's CAN Revolving Credit Facility percentage set forth in Schedule 1-a hereto. Each CAN Lender shall hold the relevant CAN Issuing Lender harmless and indemnify such CAN Issuing Lender for such CAN Lender's pro rata share of any drawing under any Letter of Credit in which it has taken such an undivided participating interest under this Section 3.5.

     (c) The obligation of each US Lender or CAN Lender to make payments to an Issuing Lender with respect to any Letter of Credit after having taken a participation therein as provided above shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including without limitation any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any of the Loan Documents, and all other documents and instruments executed by any of the Credit Parties or any Affiliate thereof and delivered to the Agents, the Issuing Lender thereof or any other Lender in connection with or related to the Revolving Loans, or the Letters of Credit, together with any and all amendments, extensions, renewals and modifications thereof;

          (ii) the existence of any claim, set-off, defense or other right which any Credit Party may have at any time against the beneficiary named in any Letter of Credit or any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the

Agents, the Issuing Lender thereof, any other Lender or any other person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Credit Party or any Subsidiary thereof and the beneficiary named in such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of this Agreement or any of the Loan Documents; or

          (v)  the occurrence of any Default or Event of Default.

ss3.6.   Reimbursement of Certain Costs.  (a) Unless at the time prohibited by
          ------------------------------
an order of a court of competent jurisdiction, the obligations of the Borrower hereunder with regard to Letters of Credit are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have against any Person, including, without limitation, the beneficiary of such Letter of Credit and any US Issuing Lender or CAN Issuing Lender, as applicable, and all sums payable by the Borrower hereunder with respect to any such Letter of Credit, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, without any deduction or withholding whatsoever. In the event that the Borrower is compelled by applicable law to make any such deduction or withholding, then, unless prohibited by applicable law, it shall pay to each US Issuing Lender or CAN Issuing Lender, as applicable, such additional amount as will result in the receipt by each US Issuing Lender or CAN Issuing Lender, as applicable, of a net sum equal to the sum it would have received if no such deduction or withholding had been required to be made.

          (b) In the event that any Change of Law occurs which:

          (i) subjects any US Issuing Lender or CAN Issuing Lender to any tax with respect to any amount paid by such Issuing Lender as the issuer of any Letter of Credit or its commitment or agreement to honor drafts under any Letter of Credit (other than any tax measured by or based upon the overall net income of such Issuing Lender); and

          (ii) changes the basis of taxation of payments to any US Issuing Lender or CAN Issuing Lender with respect to any Letter of Credit or such commitment (other than any tax measured by or based upon the overall net income of such Issuing Lender); or

          (iii) imposes, modifies, requires, makes or deems applicable any reserve, deposit, insurance assessment or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, an office of any US Issuing Lender or CAN Issuing Lender in connection with payments by such Issuing Lender under any Letter of Credit or commitments under any Letter of Credit; or

          (iv) imposes any condition upon or causes in any manner the addition of any supplement to or an increase of any kind to any US Issuing Lender's or CAN Issuing Lender's capital or cost base for issuing any Letter of Credit which results in an increase in the capital requirement supporting such Letter of Credit; or

          (v) imposes, modifies, requires, makes or deems applicable to any US Issuing Lender or CAN Issuing Lender any capital requirement, increased capital requirement or similar requirement such as, without limitation, the deeming of any Letter of Credit to be an asset held by such Issuing Lender for capital calculation or other purposes;

and the result of any of the foregoing is to reduce the after-tax rate of return on such Issuing Lender's capital, increase the cost to any US Issuing Lender or CAN Issuing Lender of making any payment under, or maintaining its commitment under, any Letter of Credit, or to reduce the amount of any payment (whether of principal, interest or otherwise) or benefit received or receivable by such Issuing Lender with respect to any Letter of Credit or to require such US Issuing Lender or CAN Issuing Lender to make any payment on or calculated by reference to the gross amount of any sum received by it with respect to any Letter of

Credit, in each case by an amount which such US Issuing Lender or CAN Issuing Lender in its sole judgment deems material (including, without limitation, such Issuing Lender's cost of taking action in anticipation of the effectiveness of any event referred to above in order to enable such Issuing Lender to be in compliance therewith upon effectiveness), then and in any such case:

          (x) such US Issuing Lender or CAN Issuing Lender shall promptly notify the Borrower and the Administrative Agent in writing of the happening of such event;

          (y) such US Issuing Lender or CAN Issuing Lender shall promptly deliver to the Borrower and the Administrative Agent a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on such Issuing Lender or the request, directive or requirement with which it has complied, together with the date thereof and the amount of such increased cost, reduction or payment; and

          (z) the US Borrower shall pay to such US Issuing Lender, and the CAN Borrower shall pay to such CAN Issuing Lender, upon demand, after delivery of the notice referred to in clause (x) above, such amount or amounts as will compensate for such additional cost, reduction or payment, to the extent permitted by law.

A certificate delivered by a US Issuing Lender or a CAN Issuing Lender pursuant to clause (y) above as to the additional amounts payable pursuant to this paragraph shall, in the absence of manifest error, be conclusive evidence of the amount thereof. The protection of this Section 3.6 shall be available to each US Issuing Lender and CAN Issuing Lender regardless of any possible contention of invalidity or inapplicability of the applicable Change of Laws.

ss3.7.   Payment of Drafts.  Delivery to the Administrative Agent, any US
          -----------------
Issuing Lender, CAN Issuing Lender or their correspondents of any documents purporting to comply with the requirements of any Letter of Credit shall be sufficient evidence of the validity, genuineness, and sufficiency thereof and of the good faith and proper performance of the shippers, drawers and/or users of any Letter of Credit, their agents and assignees, and the Administrative Agent, such US Issuing Lender, such CAN Issuing Lender and their correspondents may rely and act thereon without liability or responsibility with respect thereto or with respect to the correctness or condition of any shipment of merchandise to which the same may relate. Upon receipt by the Administrative Agent or any US Issuing Lender or CAN Issuing Lender or written approval thereof from the US Borrower or the CAN Borrower (as applicable), the Administrative Agent or any such Issuing Lender, as the case may be, may (but shall not be required to) accept or pay overdrafts or irregular drafts or drafts with irregular documents attached or with respect to which property has been substituted or time limits have been extended, and no such acceptance or payment shall impair any rights of the Agents or any US Issuing Lender or CAN Issuing Lender under this Agreement. In case of any variation between the documents called for by any Letter of Credit and the documents accepted by the Administrative Agent, US Issuing Lender or CAN Issuing Lender or their correspondents, the US Borrower or the CAN Borrower (as applicable) shall be conclusively deemed to have waived any right to object to such variation with respect to any action of the Administrative Agent, such Issuing Lender or such correspondents relating to such documents and to have ratified and approved such action as having been taken on the direction of the Borrower or the CAN Borrower (as applicable), unless the US Borrower or the CAN Borrower (as applicable) within ten Business Days of the receipt of such documents or acquisition of knowledge of such variation files an objection with the Administrative Agent or such US Issuing Lender or CAN Issuing Lender in writing. No US Issuing Lender or CAN Issuing Lender (nor the Administrative Agent) shall be liable for any delay in giving, or failing to give, notice of the arrival of any goods or any other notice, or for any error, neglect or default of any of its correspondents or any shipper, carrier, bailee or insurer; nor shall any US Issuing Lender or CAN Issuing Lender (or the Administrative Agent) be responsible for the non-fulfillment of any requirement of any Letter of Credit that (i) drafts bear appropriate reference to any Letter of Credit, (ii) the amount of any draft be noted on the reverse of any Letter of Credit, (iii) any Letter of Credit be surrendered or taken up or (iv) documents be forwarded apart from any drafts, and the Administrative Agent, each US Issuing Lender or CAN Issuing Lender and their correspondents may, if they see fit, waive any such requirements.

ss3.8.   Issuing Lender's Actions.  Any Letter of Credit may, in the discretion
          ------------------------
of the US Issuing Lender thereof or CAN Issuing Lender thereof or such Issuing Lender's correspondents, be interpreted by it or any such correspondent (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. A US Issuing Lender or CAN Issuing Lender and its correspondents may accept and act upon the name, signature or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy or other legal representative of any party designated in any Letter of Credit issued by such Issuing Lender in the place of the name, signature or act of such party.

            SECTION 4.  GUARANTIES

ss4.1.   Guaranties.  On or prior to the Closing Date, each Guarantor in
          ----------
existence on the Closing Date shall execute and deliver to the Agents a guaranty, substantially in the form of Exhibit 4.1 hereto (each as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "GUARANTY"), of all Lender Debt or CAN Lender Debt, as applicable.

ss4.2.   Future Subsidiaries.  Upon the formation or acquisition, after the
          -------------------
Closing Date, of any Subsidiary of any Credit Party (except that as to any CFC, only to the extent that the transactions described in this subsection do not result in any Adverse Consequence), such Subsidiary shall execute and deliver a Guaranty, substantially in the form of Exhibit 4.1 hereto (except that such Subsidiary shall be the guarantor thereunder). Nothing contained in this
Section 4.2 shall permit any Credit Party to form or acquire any Subsidiary which is otherwise prohibited by this Agreement.

SECTOION 5.  REPRESENTATIONS AND WARRANTIES

     Each of the Credit Parties hereby represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Agreement and shall be deemed to be incorporated in each Borrower's Certificate submitted to the

Agents pursuant to Section 2.14 hereof, and shall be deemed repeated and confirmed (except as otherwise specified in a Written Notice by the Borrower in connection with any borrowing or Letter of Credit) with respect to, and as of the date of, each borrowing and each issuance of a Letter of Credit hereunder and each notice thereof, provided, that any representation and warranty which is made as of a specified date shall be deemed repeated as of such date):

ss5.1    Corporate Status.  (a) Each Credit Party is a duly organized and
          ----------------
validly existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, and has the corporate or limited liability company power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage.

          (b) Each Credit Party is qualified as a foreign corporation or limited liability company and in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on either the US Borrower and its Subsidiaries or the CAN Borrower and its Subsidiaries.

          (c) The capital stock of each Credit Party (other than the Parent) is owned as set forth on Schedule 5.1(c) hereto.

          (d) None of the Credit Parties has any Subsidiaries except as set forth on Schedule 5.1(d) hereto, which Schedule 5.1(d) correctly sets forth the name of each such Subsidiary and its jurisdiction of incorporation.

ss5.2.   Power and Authority.  Each of the Credit Parties has the corporate
          -------------------
power and authority to execute, deliver and perform the terms and provisions of this Agreement, the other Loan Documents and all other documents to which it is a party in respect of any component of this transaction, in each case, to which it is a party, and all instruments and documents delivered by it pursuant thereto and hereto and each of the Credit Parties has duly taken or caused to be duly taken all necessary corporate action (including, without limitation, the obtaining of any consent of stockholders required by law or its certificate of incorporation or by-laws), to authorize the execution, delivery and performance of this Agreement, each other Loan Document and all other instruments and documents to which it is a party in respect of any component of this transaction, in each case, to which it is a party, and the instruments and documents delivered by it pursuant thereto and hereto. Each of this Agreement, the other Loan Documents and each of the other instruments and documents executed and delivered by any of the Credit Parties pursuant hereto, thereto or in respect of any component of this transaction to which it is a party constitute a legal, valid and binding obligation of such Person, and is enforceable in accordance with its terms.

ss5.3.   No Violation of Agreements.  (a) None of the Credit Parties is in
          --------------------------
violation of any provision of its certificate or articles of incorporation or other organizational documents, as the case may be, or its by-laws or is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which any of them is a party or by which any of them may be bound, except for defaults which are not reasonably expected to have a Materially Adverse Effect on either the US Borrower and its Subsidiaries or the CAN Borrower and its Subsidiaries.

          (b) Neither the execution and delivery of this Agreement, the other Loan Documents or any of the instruments and documents to be delivered pursuant hereto, thereto or in respect of any component of this transaction, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof, nor the execution, delivery and performance by any Credit Party of this Agreement, the other Loan Documents or any of such instruments or documents, nor compliance with the provisions hereof or thereof, will violate any provision of the certificate of incorporation or by-laws of any Credit Party or any law or regulation, or any order or decree of any court or governmental instrumentality, or will (i) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which any of them or their respective properties may be bound, or (ii) result in the creation or imposition of any Lien upon any property of any Credit Party. No term under the documentation relating to any component of this transaction is in conflict with any of the Loan Documents.

ss5.4.   No Litigation.  (a) Except as set forth in Schedule 5.4(a) hereto,
          -------------
there are no actions, suits or proceedings pending or, to the best knowledge of the Parent or the Borrower, threatened against any of the Credit Parties or any of their respective Affiliates and Subsidiaries before any court, arbitrator or Governmental Body which challenge the validity or propriety of the transactions contemplated under this Agreement, the other Loan Documents or the documents, instruments and documents executed or delivered in connection herewith, therewith or related thereto or any component of this transaction, or which could reasonably be expected to have a Material Adverse Effect on either the US Borrower and its Subsidiaries or the CAN Borrower and its Subsidiaries.

          (b) No Credit Party or any Subsidiary thereof is in default under any applicable statute, rule, order, decree or regulation of any court, arbitrator or Governmental Body having jurisdiction over such Credit Party or Subsidiary, which default could reasonably be expected to have a Material Adverse Effect on either the US Borrower and its Subsidiaries or the CAN Borrower and its Subsidiaries.

          (c) No judgment, order, injunction or other similar restraint with respect to any Credit Party or any Subsidiary thereof exists which prohibits any of the other transactions contemplated hereby or in connection herewith.

ss5.5.   Good Title to Properties; Condition of Assets.  (a) Except as
          ---------------------------------------------
disclosed on Schedule 5.5(a), each Credit Party owns and has good and marketable title to all the properties and assets reflected on its balance sheet and valid leasehold interests in the property it leases, subject to no Liens, except Permitted Liens.

          (b) The tangible assets of each Borrower are serviceable or in good working order, taken as a whole, and suitable for use in accordance with the practices of the Borrower.

ss5.6.   Financial Statements and Condition.  (a) The Agents and each Lender
          ----------------------------------
have received (i)(A) audited consolidated financial statements of the Parent and its Subsidiaries and (B) consolidating financial statements of the Parent and its Subsidiaries, for the Fiscal Year ending July 31, 1996 and (ii) unaudited (A) consolidated financial statements of the Parent and its Subsidiaries and (B) consolidating financial statements of the Parent and its Subsidiaries, each as at and for the fiscal quarters ending October 31, 1996. Such financial statements present fairly in accordance with GAAP (i) the financial position of the Parent and the Borrower and their respective Subsidiaries as of the date of such balance sheet and (ii) the results of operations of the Parent and the Borrower and their respective Subsidiaries for such period. To the best of the Parent's and the Borrower's knowledge, (x) neither the Parent nor the Borrower has material direct or indirect contingent liabilities as of such date which are not reserved for in such balance sheet or which in accordance with GAAP would have to be included in footnotes thereto, and (y) all such financial statements have been prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved (except in the case of interim financial statements, for the absence of notes and normal year end adjustments).

          (b) To the best of the Parent's and the Borrower's knowledge, the unaudited financial statements of the Borrower as at and for the period ended October 31, 1996, including the related schedules and notes, present fairly in accordance with GAAP (i) the financial position of the Parent and the Borrower as of the date of such balance sheet, and (ii) the results of operations of the Borrower for the period then ended, and, except as set forth on Schedule 5.6(b) hereto, there has been no Material Adverse Change to the Parent and its Subsidiaries, to the US Borrower and its Subsidiaries, or to the CAN Borrower and its Subsidiaries, since July 31, 1996.

          (c) The Agents and each Lender have received the Borrower's most recent budget dated July 31, 1997 of the future financial performance of the Parent and its Subsidiaries (including, without limitation, the US Borrower and the CAN Borrower). The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the date hereof, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results. No fact is known on the date hereof to any Credit Party which would have a Material Adverse Effect to the Parent and its

Subsidiaries that has not been set forth in the financial statements referred to in this Section 5.6 or disclosed herein or in the schedules attached hereto or otherwise disclosed to the Agents in writing prior to the Closing Date.

ss5.7.   Tax Liability.  Each of the Credit Parties and their respective
          -------------
Subsidiaries has filed all tax returns which are required to be filed and, except as otherwise permitted by Section 6.2 hereof, has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by it.

ss5.8.   Governmental Action.  No action of, or filing with, any governmental
          -------------------
or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of this Agreement, the Guaranties, the Notes, the other Loan Documents or any of the instruments or documents to be delivered pursuant hereto or thereto or pursuant to any component of this transaction, except such as have been made or will be made as contemplated by such agreements.

ss5.9.   Disclosure.  Neither the schedules hereto, nor the financial
          ----------
statements referred to in Section 5.6 hereof, nor the certificates, statements, reports or other documents furnished to any Lender or the Agents by or on behalf of the Credit Parties in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement or any other Loan Document or instruments or documents relating to any component of this transaction contains, at the time furnished, any untrue statement of a material fact or omits to state any material fact (in each case, known to any such Credit Party in the case of any document not prepared by it or based on information provided by a person which is not a Credit Party) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

ss5.10.  Regulation U.  None of the Credit Parties or any of their respective
          ------------
Subsidiaries owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made hereunder will be used only for the purposes set forth in Section 10 hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. None of the Credit Parties or any of their respective Subsidiaries or any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any applicable state or provincial securities laws.

ss5.11.  Investment Company.  None of the Credit Parties or any of their
          ------------------
respective Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal under writer" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ssss80a-1, et seq.). None of the transactions contemplated by this Agreement, the other Loan Documents or any instruments or documents relating to any component of this transaction will violate such Act.

ss5.12.  Solvency. At the Closing Date, both immediately prior to and after
          --------
giving effect to this transaction, (i) the Parent and US Borrower and (ii) the CAN Borrower shall each be Solvent.

ss5.13.  Permits, etc. Each Credit Party and each Subsidiary thereof possesses
          ------------
all permits, licenses, approvals and consents of federal, state, provincial and local governments and regulatory authorities required to conduct properly its business substantially as presently conducted and proposed to be conducted, except to the extent that failure to have any such permit, license, approval or consent could not reasonably be expected to have a Material Adverse Effect on either the US Borrower and its Subsidiaries or the CAN Borrower and its Subsidiaries.

ss5.14.  Environmental Status. (a) Except as set forth on Schedule 5.14
          ---------------------
hereto or as would not reasonably be expected to have a Material Adverse Effect on either the US Borrower and its Subsidiaries or the CAN Borrower and its Subsidiaries, none of the operations of the Credit Parties or any of their respective Subsidiaries is to their knowledge in violation of any Environmental Law or any permit, and none of the Credit Parties, nor any of their respective Subsidiaries, nor any of their respective past or present property or operations are, to their knowledge, under investigation or under review by any Governmental Body with respect to compliance therewith or with respect to the generation, use, treatment, storage or release of any Hazardous Material.

     (b) Except as set forth on Schedule 5.14 hereto, or as would not reasonably be expected to have a Material Adverse Effect on either the US Borrower and its Subsidiaries or the CAN Borrower and its Subsidiaries, none of the Credit Parties nor any of their respective Subsidiaries has any liability or contingent or potential liability in connection with the past generation, use, treatment, storage, disposal or release of any Hazardous Material.

     SECTION 6.  AFFIRMATIVE COVENANTS

     Each of the Borrower and the Parent hereby covenants and agrees that, so long as any Loan or any Letter of Credit or reimbursement obligation for a Letter of Credit is outstanding or any Lender has any Commitment hereunder, unless specifically waived by the Majority Lenders in writing:

ss6.1.  Financial Statements and Other Information. Each Borrower shall furnish
         ------------------------------------------
or cause to be furnished to the Agents and each Lender:

     (a) as soon as practicable and in any event within forty-five (45) days after the close of each of the quarters of each Fiscal Year of the Parent (other than the quarter which corresponds to the Fiscal Year end):

                (i) balance sheet of each of (A) the Parent and its Subsidiaries on a consolidated basis, (B) the CAN Borrower and its Subsidiaries on a consolidated basis (for purposes of this Section 6.1, Subsidiaries principally related to the CAN Borrower's operations shall be treated as a Subsidiary of the CAN Borrower as long as such Subsidiaries' operations are not material in effect), and (C) the Parent and its Subsidiaries (excluding the CAN Borrower and its Subsidiaries) on a consolidated basis;

                (ii) statement of income of each of (A) the Parent and its Subsidiaries on a consolidated basis, (B) the CAN Borrower and its Subsidiaries on a consolidated basis, and (C) the Parent and its Subsidiaries (excluding the CAN Borrower and its Subsidiaries) on a consolidated basis; and

                (iii) statement of cash flows of each of (A) the Parent and its Subsidiaries on a consolidated basis, (B) the CAN Borrower and its Subsidiaries on a consolidated basis, and (C) the Parent and its Subsidiaries (excluding the CAN Borrower and its Subsidiaries) on a consolidated basis, as at the end of and for the period commencing at the end of the previous Fiscal Year and ending with such quarter just closed and for the period commencing at the end of the previous quarter and ending with such quarter just closed, setting forth for each such period in comparative form (x) the corresponding figures for the applicable quarter and year to date of the preceding Fiscal Year, and (y) the budgets of each of (i) the Parent and its Subsidiaries on a consolidated basis, (ii) the CAN Borrower and its Subsidiaries on a consolidated basis, and (iii) the US Borrower and its Subsidiaries on a consolidated basis for such quarter and year to date previously delivered under Section 6.1(i) hereof, all in reasonable detail and certified by the chief executive or financial officer of the Borrower to have been prepared in accordance with GAAP, subject to normal recurring year-end audit adjustments and normal management reporting practices which do not materially misstate the financial positions of such Persons.

                (b) as soon as practicable and in any event within ninety (90) days after the close of each Fiscal Year of the Parent an audited consolidated:

     (i) balance sheet of the Parent and its Subsidiaries;

     (ii) statement of income of the Parent and its Subsidiaries; and

     (iii) statement of cash flows of the Parent and the Subsidiaries, and an unaudited:

     (iv) balance sheet of each of (A) the CAN Borrower and its Subsidiaries on a consolidated basis and (B) the US Borrower and its Subsidiaries on a consolidated basis;

     (v) statement of income of each of (A) the CAN Borrower and its Subsidiaries on a consolidated basis, and (B) the US Borrower and its Subsidiaries on a consolidated basis; and

     (vi) statement of cash flows of each of (A)the CAN Borrower and its Subsidiaries on a consolidated basis, and (B) the US Borrower and its Subsidiaries on a consolidated basis,


as at the end of and for the Fiscal Year just closed, setting forth in comparative form (x) the corresponding figures for the preceding Fiscal Year, and (y) the budgets of the Parent and its Subsidiaries for such Fiscal Year previously delivered under Section 6.1(i) hereof, all in reasonable detail and (except as to forecasts and comparisons with forecasts) certified (without any qualification or exception deemed material by the Agents) by independent public accountants selected by the Parent and satisfactory to the Agents; and concurrently with such financial statements, a written statement signed by such independent accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of any Default or Event of Default, or, if such independent accountants shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Default or Event of Default and the nature thereof, it being understood that such independent accountants shall be under no liability, directly, or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default, and (y) setting forth calculations of such auditors as to the compliance with all the covenants contained in ss6.15 hereof;

     (c) promptly (and in any event within 10 days) upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the

Parent, the US Borrower, the CAN Borrower and their respective Subsidiaries by their auditors, in connection with each annual or interim audit or review of their books by such auditors;

     (d) promptly (and in any event within 10 days) upon the issuance thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 (other than on Form S-8 or 8-A or similar forms), and all reports, notices or statements sent or received by the Parent, the US Borrower, the CAN Borrower or their respective Subsidiaries to or from the holders of any equity interests of the Parent or the Borrower or any such Subsidiary;

     (e) concurrently with the delivery of the financial statements required to be furnished by Section 6.1(a) or Section 6.1(b) hereof, a certificate signed by the chief executive or financial officer of the applicable Borrower (x) stating that a review of the activities of the Parent, the US Borrower, the CAN Borrower and their respective Subsidiaries during such fiscal quarter or Fiscal Year, as the case may be, has been made under the supervision of such officer with a view to determining whether the Parent, the US Borrower, the CAN Borrower and their respective Subsidiaries observed, performed and fulfilled all of their obligations under each Loan Document to which it is a party, and (y) demonstrating, in a format satisfactory to the Agent, the compliance by the Parent, the US Borrower, the CAN Borrower and their respective Subsidiaries with the covenants contained in Sections 6.15, 7.2, 7.3, and 7.5 hereof and stating that there existed during such fiscal quarter or Fiscal Year no Default, or Event of Default or if any such Default or Event of Default existed, specifying the nature thereof, the period of existence thereof and what action the Borrower or its Subsidiaries proposes to take, or has taken, with respect thereto;

     (f) promptly upon the occurrence of any Event of Default, a certificate signed by the chief executive or financial officer of the applicable Borrower, specifying the nature thereof and the action the Parent or the Borrower proposes to take or has taken with respect thereto;

     (g) promptly (and in any event within 30 days) upon the commencement thereof, Written Notice of any litigation, including arbitrations, and of any proceedings before any Governmental Body which could reasonably be expected to have a Material Adverse Effect as to the Parent and its Subsidiaries;

     (h) with reasonable promptness, such other information respecting the business, operations and financial condition of the Parent or the Borrower or any of their respective Subsidiaries as any Lender may from time to time reasonably request;

     (i) not later than sixty (60) days after the commencement of each Fiscal Year of the Parent beginning with the Fiscal Year commencing August 1, 1997, an annual plan for (A) the Parent and its Subsidiaries on a consolidated basis, (B) the CAN Borrower and its Subsidiaries on a consolidated basis, and (C) the US Borrower and its Subsidiaries on a consolidated basis for the immediately succeeding Fiscal Year, indicating balance sheet and statements of cash flow and income on a monthly basis; in all instances, in form, scope and substance reasonably satisfactory to the Agent;

     (j) with reasonable promptness, the name, capital structure and jurisdiction of incorporation or formation of any newly formed or acquired Subsidiary, which information shall be deemed to amend and update Schedule 5.1(c) and (d); and


     (k) at least thirty (30) days prior Written Notice of any change of name of any of the Credit Parties.


ss6.2. Taxes and Claims. Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries, to, pay and discharge (a) all taxes, assessments and governmental charges upon or against the Parent, the Borrower or any such Subsidiary or its properties or assets prior to the date on which penalties attach thereto and (b) all lawful claims when due (except to the extent that (i) any such taxes, assessments, governmental charges or claims are diligently contested in good faith by appropriate proceedings and proper reserves are established on the books of the Parent, the Borrower or such Subsidiary, and (ii) no Liens arising from the non-payment thereof will attach to any of such assets), whether for labor, materials, supplies, services or anything else (unless bonded in a manner reasonably acceptable to the Agent).


     ss6.3.  Insurance. (a) The Parent shall, and shall cause each of its
              ----------
Subsidiaries to, (i) keep all their properties adequately insured at all times with responsible insurance carriers, in amounts and pursuant to insurance policies reasonably acceptable to the Agents, against loss or damage by fire and other hazards as well as maintain business interruption insurance (the coverage of which shall cover at least 12 successive months of business interruption);
(ii) maintain adequate insurance at all times with responsible insurance carriers, in amounts and pursuant to insurance policies reasonably acceptable to the Agents, against liability on account of damage to Persons and property and under all applicable workers' compensation laws; and (iii) maintain adequate insurance covering such other risks as the Agents may reasonably request. For purposes of complying with this Section 6.3(a), adequate insurance shall in any event prevent the Parent and its Subsidiaries from becoming a co-insurer (excluding any co-insurance or deductibles thereunder reasonably acceptable to the Agents).

     (b) The Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, from time to time upon the request of the Agents, promptly furnish or cause to be furnished to the Agents evidence, in form and substance reasonably satisfactory to the Agents, of the maintenance of all insurance required to be maintained by this Section 6.3, including, but not limited to, such originals or copies as the Agents may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

ss6.4.     Books and Reserves. The Parent and the Borrower shall, and shall
            -------------------
cause each of their respective Subsidiaries, to maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with sound business practices to permit preparation of financial statements in conformance with GAAP.

ss6.5.     Properties in Good Condition. The Borrower shall keep, and shall
            -----------------------------
cause each of its Subsidiaries to keep, its properties in good repair, working order and condition, ordinary wear and tear excepted, in accordance with prudent operating procedures and, as to equipment of each Borrower, in accordance with the operating manuals relating thereto and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

ss6.6     Maintenance of Existence. The Parent and the Borrower shall preserve
           ------------------------
and maintain, and cause each of their respective Subsidiaries, to preserve and maintain, its statutory existence, and material rights, franchises and licenses, except as otherwise permitted in this Agreement; provided that any Subsidiary
                                                 -------------
that does not have any material assets may be dissolved.

ss6.7.     Inspection by the Agents and the Lenders. The Parent and the
            -----------------------------------------
Borrower shall allow, and shall cause each of their respective Subsidiaries to allow, any representative of any Lender or of the Agents to visit and inspect any of its proper ties, to examine its books of account and other records and files, to make copies thereof and to discuss its affairs, operations, business, finances and accounts with its officers and employees and independent accountants (and the Parent and the Borrower hereby irrevocably authorizes its independent accountants (including, without limitation, in connection with environmental compliance, hazard or liability) to discuss with the Agents and the Lenders the financial affairs of the Parent and the Borrower, and their respective Subsidiaries), all at such reasonable times during normal business hours at such times and as often as the Lenders or the Agents may reasonably request. If such inspection is requested while a Default or Event of Default is continuing, it shall be at the expense of the Borrower; if such inspection is requested when no Default or Event of Default is continuing, the first inspection requested by the Agents under this Section 12.7 during any Fiscal Year shall be at the expense of the Borrower and any subsequent inspections during such Fiscal Year, irrespective of whether by the same Agent or by any other Agent, shall be at the expense of the requesting party.


ss6.8.     Pay Indebtedness to Lenders and Perform Other Covenants. The
            --------------------------------------------------------
applicable Borrower shall (a) make full and timely payment of all payments required to be made in respect of the Lender Debt, including without limitation, the Revolving Loans, whether now existing or hereafter arising, and (b) strictly comply, and cause each of its Subsidiaries, to strictly comply, with all the terms and covenants contained in such Loan Document to which it is a party, all at the times and places and in the manner set forth therein.

ss6.9.     Notice of Default. Each of the Parent and the Borrower shall
            ------------------
promptly, and cause each of their respective Subsidiaries to promptly (and in any event within five days), notify the Agents in writing of any Default or Event of Default, or a default under any other agreement in respect of Indebtedness for Borrowed Money in excess of US$500,000 to which the Parent or the Borrower or any of their respective Subsidiaries is a party, in each case describing the nature thereof and the action proposed to be taken with respect thereto.

ss6.10.   Reporting of Misrepresentations.  In the event that the Parent or the
           --------------------------------
Borrower or any of their respective Subsidiaries discovers that any representation or warranty made in any Loan Document by any Credit Party was incorrect in any material respect when made, then the Parent or the Borrower shall promptly report the same to the Agents and take, or cause to be taken, all available steps to correct such misrepresentations or breach of warranty.

ss6.11.     Compliance with Laws. Each of the Parent and the Borrower shall
             --------------------
comply, and shall cause each of their respective Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, and each of the Parent and the Borrower shall duly observe, and cause each of their respective Subsidiaries to duly observe, in all material respects, all valid requirements of applicable governmental authorities and all applicable statutes, rules and regulations, including, without limitation, all applicable statutes, rules and regulations relating to public and employee health and safety.


ss6.12.     ERISA; CAN Plans. (a) The Parent and the applicable Borrower shall
             ----------------
pay and discharge, and shall cause each Credit Party to pay and discharge, when due any liability imposed upon it pursuant to the provisions of ERISA and the CAN Plans.

     (b) The Credit Parties shall furnish the Agents promptly with Written Notice of the occurrence of any event or circumstance with respect to an Employee Plan, a Multiemployer Plan or a CAN Plan which could reasonably be expected to have a

Material Adverse Effect with respect to either the US Borrower and its Subsidiaries or the CAN Borrower and its Subsidiaries.

ss6.13.     Further Assurances. Each of the Parent and the Borrower shall, and
             -------------------
shall cause each of their respective Subsidiaries to, at its cost and expense, upon request of the Agents, duly execute and deliver, or cause to be duly executed and delivered, to the Agents such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agents to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

ss6.14.     Environmental Matters. The Borrower shall comply and cause each of
             ----------------------
its Subsidiaries to comply, in all material respects, with the provisions of all Environmental Laws and all permits, licenses, and approvals, and shall keep its properties and the properties of its Subsidiaries free of any Lien imposed pursuant to any Environmental Law. The Borrower shall not cause or suffer or permit, and shall not suffer or permit any of its Subsidiaries to cause or suffer or permit, the property of the Borrower or of a Subsidiary hereof, to be used for the treatment, transporting, storage, recycling or disposal of any waste or discarded material or any Hazardous Material, except in the ordinary course of its or their business or businesses and except for those conditions currently existing and as disclosed on Schedule 5.14 hereto, and in material compliance with Environmental Law.

(s)6.15.     Financial Covenants. The Parent and the Borrower each covenants and
             --------------------
agrees that:

     (a)  Minimum Net Worth. The Net Worth of the Parent and its Subsidiaries,
          -----------------
on a consolidated basis, at all times shall be not less than (i) the sum of $150,000,000, plus (ii) fifty percent (50%) of the consolidated Net Income of the Parent and its Subsidiaries from and after January 31, 1997, plus (iii) eighty-five percent (85%) of the Net Proceeds from issuance of equity securities by the Parent after the Closing Date.

     (b)  Leverage Ratio. The Leverage Ratio of the Parent and its Subsidiaries
          --------------
on a consolidated basis, as of the last day of each of the fiscal quarters of the Parent (i.e. January,

April, July, and October), tested on a rolling four quarter basis, shall not be more than 3.0:1.0.

     (c)  Fixed Charge Ratio.  The Fixed Charge Ratio of the Parent and its
          ------------------
Subsidiaries on a consolidated basis, as of the last day of each of the fiscal quarters of the Parent (i.e., January, April, July and October), tested on a rolling four quarter basis, shall not, be less than 1.25:1.0.

ss6.16.  Ownership of the Borrower.
          -------------------------

     (a) The Parent shall at all times own and control all of the issued and outstanding capital stock of the US Borrower.

     (b) CDT International shall at all times own and control all of the issued and outstanding capital stock of the CAN Borrower.

ss6.17.  Letter to Auditors. The Parent shall at all times keep in full force
          ------------------
and effect a letter to its auditors authorizing such auditors (i) to disclose information of any kind that such auditors may have with respect to the business, operations, performance, properties or prospects of the Parent, the Borrowers and their respective Subsidiaries, and (ii) to discuss any matter relating to financial performance with the Agents and comply with any reasonable request for information requested by the Agents relating to the Parent, the Borrowers, and their respective Subsidiaries.

     SECTION 7.  NEGATIVE COVENANTS

     Each of the Parent and the Borrower covenants and agrees that, so long as any Loans or any Letter of Credit or reimbursement obligation for a Letter of Credit is outstanding or any Lender has any Commitment hereunder, it shall not, and shall not suffer or permit any of the Domestic Subsidiaries or Subsidiaries of the CAN Borrower to, without the prior written consent of the Majority
Lenders:

ss7.1.  Liens. Create, incur, assume or suffer to exist any Lien upon any of
         -----
its property or assets of any character, whether owned at the date hereof or hereafter acquired, or hold or acquire any property or assets of any character under conditional sales, or other title retention agreements, other than the following (collectively, "PERMITTED LIENS"):

     (a)  Liens in favor of the Agents or the Lenders;

     (b) (i) Liens arising out of judgments or awards (other than any judgment described in Section 11.1(h) hereof) in respect of which the Parent or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided it shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

          (ii) Liens for taxes, assessments or governmental charges or levies (excluding any Liens under any Environmental Laws or with respect to Hazardous Materials), provided, that payment thereof shall not at the time be required in accordance with the provisions of Section 5.2 hereof;

          (iii) deposits, Liens or pledges to secure payments of workmen's compensation and other payments, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations surety, stay or appeal bonds, or other similar obligations, each arising in the ordinary course of business;

          (iv) mechanics', construction, workmen's, repairmen's, warehousemen's, vendors' or carriers' Liens, or other similar Liens arising in the ordinary course of business and securing sums which are not past due or are being contested by appropriate proceedings in accordance with and conforming to the requirements of Section 5.2 hereof, or other form of security satisfactory to the Agents, or deposits or pledges to obtain the release of any such Liens;

          (v) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of the Parent or any of its Subsidiaries or the value of such property for the purpose of such business; and

          (vi) unperfected Liens arising by operation of law under Article 2 of the UCC, Section 81.1 of the Bankruptcy and Insolvency Act (Canada), or Article 1741 of the CCQ in favor of unpaid sellers or prepaying buyers of goods relating to amounts that are not past due in accordance with their respective terms of sale;

          (c) existing Liens set forth in Schedule 7.1(c) hereto and any renewals thereof, but not any increase in amount thereof and not any extension thereof to other property;

          (d) purchase money mortgages or other purchase money Liens (including, without limitation, Capital Leases) upon any fixed or capital assets hereafter acquired, or purchase money mortgages (including, without limitation, Capital Leases) on any such assets hereafter acquired or existing at the time of acqui sition of such assets, whether or not assumed, so long as (i) any such Lien does not extend to cover any other asset of the Parent or its Subsidiaries, and (ii) such Lien secures the obligation to pay the purchase price of such asset (or the obligation under such Capital Leases) and interest thereon only;

          (e) Liens existing on assets acquired as part of a Permitted Acquisition at the time such assets are so acquired by the Parent and its Subsidiaries (including the indirect acquisition of such assets by virtue of a Permitted Acquisition of stock or limited liability company interests owning such assets);

          (f) Liens securing Indebtedness incurred in connection with the acquisition and construction of the new headquarters of the CAN Borrower, not to exceed CD$10,000,000 in the aggregate; and

          (g) other Liens securing Indebtedness and other obligations not exceeding $15,000,000 at any one time outstanding.

ss7.2.   Indebtedness.  Create, incur, assume or suffer to exist, contingently
          ------------
or otherwise, any Indebtedness, other than the following (collectively, "PERMITTED INDEBTEDNESS")(as long as no Default or Event of Default would otherwise arise as a result thereof):

               (a)  Indebtedness under the Loan Documents;

               (b)  Indebtedness (not overdue) secured by Liens permitted by
Section 7.1(d) hereof;

               (c) Indebtedness for Borrowed Money and Contingent Obligations set forth on Schedule 7.2(c) hereof (and extensions, renewals or refinancings (but not increases) thereof);

               (d) Subject to the provisions of Section 7.3 hereof, intercompany Indebtedness among the Parent and its Subsidiaries or among such Subsidiaries;

               (e) Indebtedness incurred in connection with the acquisition and construction of the new headquarters of the CAN Borrower, not to exceed US$10,000,000 in the aggregate;

               (f)  Guaranties permitted pursuant to Section 7.3 hereof;

               (g) Purchase money Indebtedness hereafter incurred by the Parent, the US Borrower, or any Domestic Subsidiary to the seller of the capital stock, limited liability company interests, or assets of any Person in connection with a Permitted Acquisition;

               (h) Indebtedness existing on assets acquired as part of a Permitted Acquisition at the time such assets are so acquired by the Parent and its Subsidiaries (including the indirect acquisition of such assets by virtue of a Permitted Acquisition of stock or limited liability company interests owning such assets); and

               (i) Other Indebtedness not in excess of US$15,000,000 in the aggregate at any time outstanding.

ss7.3.  Investments.  Lend or advance money or credit to any Person, or invest
         -----------
in (by capital contribution, creation of Subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, or all or a substantial part of the assets or properties, of any Person, or enter into any exchange of securities with any Person (each of the foregoing, an "INVESTMENT"), or agree to do any of the foregoing, or permit or suffer to permit any of its Subsidiaries to do so, other than the following (as long as no Default or Event of Default would otherwise arise as a result thereof):

               (a) endorsement of negotiable instruments for deposits or collection in the ordinary course of business;

               (b) (i) Investments in securities issued, or that are directly and fully guaranteed or insured, by the United States Government or any agency or instrumentality thereof (or, with respect to CFC's indebtedness insured by the sovereign government where that CFC is located) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than six months from the date of acquisition of (x) any Lender or (y) any other domestic commercial bank having capital and surplus in excess of US$500,000,000, the holding company of which has outstanding commercial paper meeting the requirements specified in clause (iv) below, (iii) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (i) and
(ii) above (provided, that the underlying securities of the type described in clause (i) may have maturities of more than six months from the date of acquisition) entered into with any Lender or any other bank meeting the qualifications specified in clause (ii) above or with securities dealers of recognized national standing, provided, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examinations Counsel Supervisory Policy Repurchase Agreements of Depository Institutions
With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985, and provided, further, that possession or control of the underlying securities is established as provided in such Supervisory Policy,
(iv) commercial paper rated (as of the date of acquisition thereof) at least A-1 or the equivalent thereof by Standard & Poor's Corporation and P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within six months after the date of its acquisition; and (v) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least US$500,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of its two highest rating categories assigned by such agencies for obligations of such nature.

          (c) Investments representing stock or obligations issued to the Parent or any of its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Borrower or such Subsidiary;

           (d) Existing Investments described on Schedule 7.3(d) hereof;

           (e) Investments hereafter made by the Parent and its Subsidiaries in any Domestic Subsidiary;

           (f) Investments permitted in connection with Permitted Acquisitions pursuant to Section 7.13 hereof;

           (g) Guaranties hereafter made by the Parent or the US Borrower of Indebtedness of any CFC in an amount not to exceed US$50,000,000 at any one time outstanding;

           (h) Guaranties hereafter made by the Parent or the US Borrower of purchase money Indebtedness owing to the seller of the capital stock, limited liability company interests, or assets of any Person in connection with a Permitted Acquisition;

           (i) Investments hereafter made by the Parent, the US Borrower, or any Domestic Subsidiary in any CFC (other than those described in Sections 7.3(g) and (h), above) in an amount not to exceed US$30,000,000 at any one time outstanding;

          (j) Guaranties by the Parent of operational obligations of any of its Subsidiaries incurred in the ordinary course of business other than Indebtedness for Borrowed Money; and

          (k) Other Investments not in excess of US$10,000,000 in the aggregate at any time outstanding.

ss7.4.  Merger, Sale of, Dissolution, Etc.  Enter into any transaction of
         ----------------------------------
merger or consolidation, change its name, acquire all or a substantial portion of the assets of any Person or transfer, sell, assign, lease, or otherwise dispose of all or any part of its properties or assets, or any stock or Indebtedness for Borrowed Money of the Parent or any Borrower or any of their respective Subsidiaries or issue or sell any of its equity interests in any rights, warrants or options to acquire such, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

          (a) asset sales (of property other than inventory) not exceeding US$5,000,000 in any Fiscal Year in the aggregate book value, in the ordinary course of business of the Parent and its Subsidiaries;

          (b) asset sales or other dispositions by the Parent and its Subsidiaries of worn out or obsolete property (including motor vehicles and inventory) in the ordinary course of business, or otherwise no longer useful for the proper conduct of business;

          (c) sales by the Parent and its Subsidiaries of inventory in the ordinary course of business;

          (d) licenses of intellectual property in the ordinary course of business;

          (e) the issuance of common equity of the Parent (but in no event in an amount that would result in a Change of Control);

          (f) the exchange of assets of the Parent or any of its Subsidiaries with any third-party for like-kind assets of equal or greater value;

          (g) the merger of any Domestic Subsidiary into another Domestic Subsidiary;

          (h) the merger of any Subsidiary that is a CFC into another Subsidiary that is a CFC;

          (i) mergers and acquisitions permitted pursuant to Section 7.13 hereof;

          (j) the contribution by the CAN Borrower of a portion of the Kingston property in accordance with the terms of an Asset Purchase Agreement dated December 19, 1995 among the CAN Borrower, the Parent and Northern Telecom Limited; and

          (k) the dissolution of any Subsidiaries not owning any material assets.

ss7.5.   Dividends, Redemptions and Other Payments.  (a) Declare or pay, or
          -----------------------------------------
suffer or permit any of their respective Subsidiaries to declare or pay, any cash distributions in respect of any shares of capital stock of any class in the Parent or any Borrower or any of their respective Subsidiaries, or declare or pay any cash dividends on any shares of capital stock of any class of any of their respective Subsidiaries, in any cash now or hereafter outstanding, or purchase, redeem, cancel or acquire any shares of capital stock of any class in the Parent, any Borrower or any of their respective Subsidiaries, or any capital stock of any of their respective Subsidiaries or any option, warrant, or other right to acquire such capital stock, or apply or set apart any of its assets therefor, or make any distribution (by reduction of capital or otherwise) in respect of any such shares of capital or any such option, warrant or other right, other than (i) dividends paid or distributed by any Subsidiary to its direct parent, (ii) so long as no Default or Event of Default is continuing or would arise as a result thereof, repurchases of common stock or options for common stock in a Credit Party from former or terminating employees of the Parent and its Subsidiaries in an aggregate amount not to exceed US$5,000,000 for any Fiscal Year, (iii) so long as no Default or Event of Default is continuing or would arise as a result thereof, repurchases of common stock of the Parent in an aggregate amount not to exceed US$50,000,000; (iv) so long as no Default or Event of Default is continuing or would arise as a result thereof, other dividends which do not exceed the aggregate twenty-five percent (25%) of the consolidated Net Income of the Parent and its Subsidiaries for the immediately preceding four fiscal quarters.

ss7.6.   Subsidiaries.  Form or caused to be formed a Subsidiary unless and
          ------------
until any such Subsidiary (if required hereunder) enters into a guaranty in accordance with the terms of Section 4.1(b) hereof (or if applicable with respect to a CFC, any other provision hereof).

ss7.7.   Transactions with Affiliates.  Except as expressly permitted pursuant
          ----------------------------
to ordinary course repatriation agreements among Affiliates and approved in writing by the Agents, enter into or perform any transaction, including, without limitation, the purchase, leasing, sale or exchange of property or assets or the hiring or rendering of any service, with any Affiliate of the

Parent, the Borrower or any of their respective Subsidiaries, except for (a) any transaction which is in the ordinary course of its business, and which transaction is upon fair and reasonable terms no less favorable to it than it could obtain in a comparable arm's length transaction with a Person not an Affiliate of the Parent, the Borrower or any of their respective Subsidiaries; and (b) subject to the provisions of this Agreement, transactions between the Credit Parties; and (c) those transactions described in Schedule 7.7(c) hereof.

ss7.8.   Noncompliance with ERISA or CAN Plans.  Undertake or cause to be
          -------------------------------------
undertaken any action or permit any condition to exist with respect to any Employee Plan, Multiemployer Plan or CAN Plan which could reasonably be expected to have a Material Adverse Effect with respect to any of the Credit Parties.

ss7.9.   Amendments and Modifications.  (a) Directly or indirectly, amend,
          ----------------------------
modify, supplement, waive compliance with, seek or grant a waiver under, or assent to non-compliance with any instrument, document or agreement evidencing, creating, guaranteeing or governing Indebtedness for Borrowed Money in excess of US$2,500,000 permitted under Section 7.2 hereof or entered into in connection therewith, if such amendments, modifications, supplements, waivers, or consents could reasonably be expected to adversely impacts the ability of the Parent, the Borrower or their respective Subsidiaries to perform all of their obligations under the Loan Documents.

          (b) Directly or indirectly, amend, modify, supplement, waive compliance with, seek or grant a waiver under, or assent to noncompliance with: any material term of the articles of incorporation or by-laws of any Credit Party; provided, however, that the Parent may effectuate such amendments, so long as such proposed changes do not adversely impact the ability of the Parent, the Borrower or any Credit Party to fulfill their respective obligations under the Loan Documents.

ss7.10.  Fiscal Year.  Change the Fiscal Year of the Parent or the Borrower or
          -----------
any of its Subsidiaries, except to conform any Subsidiary's fiscal year to that of Parent's fiscal year.

ss7.11.  Change of Business.  Engage in any business other than the design,
          ------------------
manufacture, and sale of electronic data, communication, switchboard and transmission equipment, cables, other products used to link electronic equipment, network structured wiring systems and components, metal fabricated products, and aluminum castings, other businesses or activities similar or related thereto, and other lines of business consented to by the Agents.

ss7.12.  Negative Pledges.  Permit the Parent, the Borrower, or any Subsidiary
          ----------------
to enter into or become subject to, directly or indirectly, including, without limitation, as a non-party Subsidiary of a party, (a) to any agreement prohibiting or restricting, in any manner (including, without limitation, by way of covenant, representation or event of default), (i) the incurrence, creation or assumption of any Indebtedness, or any Lien upon any property of any Credit Party, (ii) the sale, disposition or pledge of any asset of any Credit Party,
(iii) the incurrence or existence of any Contingent Obligations of any Credit Party, (iv) any investments of any Credit Party, (v) any capital expenditures by any Credit Party, (vi) any acquisition, merger or consolidation involving any Credit Party, (vii) any change in control of any Credit Party, or (viii) any amendment or supplement to or waiver under this Agreement or any other Loan Document or other document relating to the Lender Debt, or (b) which provides that any default by any Credit Party which is not a party to such agreement or any obligation not arising under such agreement is a default under such agreement.

ss7.13.  Permitted Acquisitions.  (a) Invest in, purchase stock in or all or a
          ----------------------
substantial part of the assets of properties of any Person, or enter into any exchange of securities with any Person, enter into any transaction, merger or consolidation or acquire all or a substantial portion of the assets of any Person (collectively, an "ACQUISITION") unless each of the following conditions are satisfied:

                (i) The Acquisition is of a business permitted to be conducted by the Borrower pursuant to Section 7.11 hereof; and

                (ii) After giving effect to the Acquisition, the undrawn portion of the Borrowing Limit of the applicable Borrower which is, or whose Subsidiary is, making such Acquisition, shall be at least US$10,000,000; and

                (iii) Prior to and after giving effect to the Acquisition, no Default or Event of Default will exist (including, without limitation, any Default or Event of Default by virtue of the violation of any of the provisions of Sections 6.15 (calculated on a pro forma basis), 7.1, 7.2, and 7.3 hereof)); and

                (iv) As to any Acquisition by the CAN Borrower or any of its Subsidiaries, the Acquired Person may only be, in substantial part, a Canadian Person or a division thereof.

                 (v) The aggregate consideration (exclusive of the value of any common equity of the Parent issued or delivered in connection with Permitted Acquisitions) furnished in connection with Permitted Acquisitions, howsoever classified (whether as Indebtedness, Investment or otherwise) for all Acquisitions after the Closing Date, after giving effect to the proposed Acquisition, shall not exceed $75,000,000.

(Any Acquisition meeting all of the foregoing criteria being referred to herein is a "PERMITTED ACQUISITION").

          (b) Within five (5) Business Days after the consummation of the Permitted Acquisition, the Borrower shall furnish the Agents and each of the Lenders a copy of all applicable purchase agreements and other information and documentation as may be requested by the Administrative Agent with respect to the Permitted Acquisition.

SECTION 8. CONDITIONS PRECEDENT TO INITIAL BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT

     The obligation of each Lender to lend its pro rata portion of the US Revolving Loans and CAN Revolving Loans to be made on the Closing Date or to issue any Letter of Credit on the Closing Date is, in each case, subject to fulfillment (or waiver in writing by the Agents) of the following conditions precedent:

ss8.1.   Opinions of Counsel.  The Agents shall have received on or before the
          -------------------
day of such initial borrowing, from Messrs. Kirkland & Ellis and Desjardins, Ducharme Stein Monast, special counsel to the Borrower, in sufficient copies for each Lender, favorable opinions addressed to the Lenders and the Agents and dated the Closing Date, substantially in the forms of Exhibit 8.1(a) hereto, in sufficient copies for each Lender, one or more favorable opinions addressed to the Lenders and the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Lenders and the Agents.

ss8.2.   Financial Status.  The Agents shall have received such financial and
          ----------------
other information as the Agents shall have reasonably requested, and the quantity and quality of such information shall be reasonably satisfactory to the Agents.

ss8.3.   No Material Adverse Change.  In the judgment of the Agents, (i) no
          --------------------------
Material Adverse Change shall have occurred with respect to the Parent and its Subsidiaries since July 31, 1996 as reflected in the audited financial statements of the Parent as at and for the period ending as of July 31, 1996 and the unaudited financial statements of the Parent as and for the period ending as of October 31, 1996, delivered to the Agents prior to the Closing Date; and (ii) the Agents shall not have become aware of any previously undisclosed materially adverse information with respect to the Parent and its Subsidiaries.

ss8.4.   Qualifications.  Each Credit Party shall be duly qualified and in
          --------------
good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, except where the failure to so qualify would not have a Material Adverse Effect on such Credit Party.

ss8.5.   The Notes.  Each Lender shall have received its Notes, each duly
          ---------
completed, executed and delivered in accordance with Section 2 hereof.

ss8.6.   Examination of Books.  The Agents shall have been afforded the
          --------------------
opportunity prior to closing, to review the books, records, leases, contracts, pension plans, workers' compensation and retiree health plans, ERISA matters, product liability litigation, insurance coverage and properties of each Borrower, and to perform such other due diligence regarding the Parent and the Borrower as the Agents shall have required, the results of which review and due diligence shall have been reasonably satisfactory to the Agents and their counsel.

ss8.7.   Corporate Structure.  The Agents shall be satisfied in all respects
          -------------------
with the legal structure and capitalization of each of the Credit Parties and their respective Subsidiaries and all documentation relating thereto, including, without limitation, the ownership of assets thereby and the terms and conditions of each charter, by-laws and each class of capital stock of each Credit Party and its Subsidiaries. One hundred percent (100%) of the capital stock of the US Borrower shall be owned and controlled by the Parent, and one hundred percent (100%) of the capital stock of the CAN Borrower shall be owned and controlled by CDT International.

ss8.8.   Fees to Agent and Lenders.  All fees and reimbursable expenses payable
          -------------------------
to the Agents or any one or more of the Lenders with respect to the financing hereunder on or prior to the Closing Date shall have been paid in full in immediately available funds.

ss8.9.   Disbursement Authorization.  The Agents shall have received a
          --------------------------
disbursement authorization letter, substantially in the form of Exhibit 8.9 hereto, duly executed and delivered by the Borrower as to the disbursement on the Closing Date of the proceeds of the initial US Revolving Loan and CAN Revolving Loan.

ss8.10   Litigation.  There shall be (a) no litigation involving any Credit
          ----------
Party which in the reasonable business judgment of the Agents would be reasonably likely to have a Material Adverse Effect on any Credit Party, the ability of the Credit Parties to perform their respective obligations under the Loan Documents, or the ability of the Borrower or the Parent to consummate any component of the transactions contemplated hereby, unless the respective Credit Party is in good faith diligently contesting same and has made appropriate reserves against any potential liability in connection with such litigation, and
(b) no judgment, order, injunction or other similar restraint prohibiting any of the transactions contemplated hereby.

ss8.11.  Compliance with Law.  The Agents shall be satisfied that (i) each
          -------------------
Credit Party has obtained all material and appropriate authorizations and approvals of all Governmental Bodies required for the due execution, delivery and performance by such Credit Party of each of the Loan Documents to which it is or will be a party and for the perfection of or the exercise by the Agents, and each Lender of their respective rights and remedies under the Loan Documents and (ii) the Loans as well as all other transactions contemplated hereby, shall be in material compliance with, and shall have obtained all material and appropriate approvals pertaining to, all applicable laws, rules, regulations and orders, including, without limitation, all governmental, environmental, ERISA retiree health benefits, workers' compensation and other requirements, regulations and laws and shall not contravene any charter, by-law, debt instrument or other material agreement of any of the Credit Parties.

ss8.12.  Proceedings; Receipt of Documents.  All requisite corporate action and
          ---------------------------------
proceedings in connection with the borrowings and the execution and delivery of the Loan Documents, the issuance of the Letters of Credit, and the issuance of the Notes shall be reasonably satisfactory in form and substance to the Agents and the Agents shall have received, on or before Closing Date, all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings, which the Agents may have requested in connection therewith, such documents where requested by the Agents to be certified by appropriate corporate Persons or Governmental Bodies.

ss8.13.  Solvency Certificate.  The Agents shall have received a solvency
          --------------------
certificate from an officer of each Borrower familiar with such Borrower's financial condition in form satisfactory to the Agents.

ss8.14.  No Default or Event of Default.  The Agents shall be satisfied that no
          ------------------------------
event which would constitute a Default or Event of Default hereunder then exists.

SECTION 9. CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE OF LETTERS OF CREDIT

     The obligation of the Lenders to make any US Revolving Loan or CAN Revolving Loan or to issue any Letter of Credit is subject to fulfillment of the following conditions precedent unless waived in writing by the Majority Lenders:

ss9.1.   Borrower's Certificate; Other Conditions.  (a) Each Borrower shall
          ----------------------------------------
have delivered to the Administrative Agent a Borrower's Certificate dated the date of a Loan or Letter of Credit, as the case may be.

          (b)  (i)   All representations and warranties made by each of the
Credit Parties contained herein or otherwise made in any Loan Document (including, without limitation, in each Borrower's Certificate), officer's certificate or any agreement, instrument, certificate, document or other writing delivered to the Agents or any Lender in connection herewith or therewith, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such borrowing or issuance of such Letter of Credit (unless any such representation or warranty speaks as of a particular date, in which case it shall be deemed repeated as of such date and except as otherwise specified in a Written Notice by the Borrower to the Agents pursuant to Section 12.4 hereof); (ii) on the date of such borrowing or issuance there shall exist no Default or Event of Default;
(iii) if the Borrower shall be requesting a Letter of Credit, the Agents on behalf of any US Issuing Lender or CAN Issuing Lender shall have (to the extent requested by any such Issuing Lender) received a duly executed and delivered Letter of Credit Agreement with respect thereto; (iv) the Borrower shall have complied with all procedures and given all certificates, notices and other documents required hereunder for such advance or issuance; and (v) the Agents shall have received such other approvals, opinions or documents the Agents may have reasonably requested.

ss9.2. Written Notice of Loan. Except as otherwise provided in Section 3
        -----------------------
hereof, prior to the time of each Loan or the renewal or conversion of any Loan, or portion thereof, the Agents shall have received Written Notice of such Loan or the renewal or conversion of such Loan, or portion thereof, as the case may be, in accordance with Section 2 hereof.

SECTION 10.  USE OF PROCEEDS

          (a) Proceeds of US Revolving Loans shall be used for working capital and other ordinary course business purposes of the US Borrower and its Subsidiaries, including to support the issuance of Letters of Credit hereunder and to pay for Permitted Acquisition expenditures.

          (b) Proceeds of the CAN Revolving Loans shall be used for working capital and other ordinary course business purposes of the CAN Borrower and its Subsidiaries, including to support the issuance of Letters of Credit hereunder and to pay for Permitted Acquisition expenditures.

SECTION 11.  DEFAULTS AND REMEDIES

ss11.1.  Events of Default.  If any one or more of the following events (each
          -----------------
an "Event of Default" and collectively, called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Body):

     (a) default shall be made in the due and punctual payment of the principal of any of the Loans or the reimbursement of any drawings under Letters of Credit, when and as the same shall become due and payable whether pursuant to
Section 2 hereof, at maturity, by acceleration or otherwise; or

     (b) default shall be made in the due and punctual payment of any installment of interest on any of the Loans or any other Lender Debt or of any fee or expense owing to any Lender or the Agents pursuant to any of the Loan Documents, when and as such amount of interest, fee or expense shall become due and payable and such default shall continue unremedied for three (3) Business Days; or

     (c) default shall be made by any Credit Party in the performance or observance of, or shall occur under, any covenant, agreement or provision (other than as described in clause (a) or (b) above) contained in this Agreement or any other Loan Document or in any instrument or document evidencing or creating any obligation, guaranty or Lien in favor of the Agents or delivered to the Lenders or the Agents in connection with or pursuant to this Agreement or any Lender Debt, and, except in the case of the agreements and covenants contained in Sections 6.1, 6.3, 6.6 through 6.10, 6.13, 6.15 through 6.17 and Section 7 hereof as to each of which no notice or grace period shall apply, continuance of such default for a period of thirty days (or, in the case where agreements and covenants contained in any Loan Document provide for a grace period that is less than thirty days, continuance of a default for such shorter period) after there has been given Written Notice of such default to any of the Credit Parties by the Agents; or if this Agreement or any other Loan Document or any such other instrument or document shall terminate, be terminated or become void or unenforceable for any reason whatsoever without the written consent of the Agents; or

     (d) (i) one or more defaults shall occur and be continuing in the payment of any principal, interest or premium with respect to any Indebtedness for Borrowed Money or any obligation which is the substantive equivalent of Indebtedness for Borrowed Money (including, without limitation, obligations under conditional sales contracts, finance leases and the like) of which any Credit Party is principal, guarantor, or other surety, outstanding in a principal amount of at least US$500,000 (or for the CAN Borrower, its equivalent amount) in the aggregate, or (ii) one or more defaults shall occur under any agreement or instrument under or pursuant to which any such Indebtedness for Borrowed Money or obligation (in a principal amount of at least US$500,000 (or for the CAN Borrower, its equivalent amount) in the aggregate) may have been issued, evidenced, created, assumed, guaranteed or secured by any Credit Party and, in the case of either clause (i) or (ii) of this Section 11.1(d), such default shall continue for more than the period of grace, if any, therein specified or any holder of any such Indebtedness for Borrowed Money (or any agent or trustee therefor) shall be entitled to take any action to realize upon any Lien on any property securing same, or (iii) Indebtedness for Borrowed Money or obligation (in a principal amount of at least US$500,000 (or for the CAN Borrower, its equivalent amount) in the aggregate) shall be declared due and payable prior to the stated maturity thereof; or

     (e) any representation, warranty or other statement of fact made or given herein or in any writing, certificate, report or statement at any time furnished by or on behalf of any Credit Party to any Lender or the Agents pursuant to or in connection with this Agreement or any other Loan Document or any document or instrument relating to any component of the transactions contemplated hereby, shall be false or misleading in any material respect when made or given;

provided that no Event of Default shall exist hereunder if (i) such representation, warranty, or other statement was furnished or made by an Acquired Person to the Parent, the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition, (ii) the Parent, the Borrower and any such Subsidiary did not know or have reason to know that such representation, warranty or other statement was false or misleading when made and (iii) the Parent, the Borrower and/or such Subsidiary had undertaken such due diligence in connection with such Permitted Acquisition as a reasonably prudent Person would have undertaken; or

     (f) any Credit Party shall (i) be unable to pay its debts generally as they become due; (ii) file a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of its creditors; (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of a whole or any substantial part of its property; (v) file a petition or answer seeking reorganization or arrangement or similar relief under the Bankruptcy Code or any other applicable law or statute of the United States of America or any state thereof or Canada or any province thereof; or (vi) by appropriate proceedings of the board of directors, or the general or limited partners or other governing body of any Credit Party, authorize the filing of any such petition, making of such assignment or commencement of such a proceeding; or

     (g) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or of the whole or any substantial part of its properties, or approve a petition filed against any Credit Party seeking reorganization or arrangement or similar relief under the Bankruptcy Code or any other applicable law or statute of the United States of America or any state thereof or Canada or any province thereof; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Credit Party or of the whole or any substantial part of its properties; or if there is commenced against any Credit Party any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of sixty days; or if any Credit Party by any act indicates its consent to or approval of any such proceeding or petition; or

     (h) (i) any judgment remaining unpaid, unstayed or undismissed for a period of 30 days is rendered against any Credit Party which by itself or together with all other such judgments rendered against such Credit Party remaining unpaid, unstayed or undismissed for a period of 30 days, is in excess of US$250,000 (or for the CAN Borrower, its equivalent amount), or
(ii) there is any attachment, injunction or execution against any of its properties remaining unstayed or undismissed for a period of 30 days which by itself or together with all other attachments, injunctions and executions against its properties remaining unstayed or undismissed for a period of 30 days is for an amount in excess of US$500,000 (or for the CAN Borrower, its equivalent amount); or

     (i) (A) a Reportable Event shall have occurred with respect to an Employee Benefit Plan;

          (B) any other event or condition shall occur or exist, and in each case in the reasonable opinion of the Majority Lenders, such event or condition, together with all other events or conditions, if any, could subject any Credit Party or any ERISA Affiliate to any tax, penalty or other liabilities which in the aggregate could reasonably be expected to have a Material Adverse Effect on either the US Borrower and its Subsidiaries or the CAN Borrower and its Subsidiaries; or

          (C) any event or condition shall occur or exist with respect to a CAN Plan that could, in the reasonable opinion of the Majority Lenders, subject the Parent or any of its Subsidiaries to any tax, penalty or other liabilities under any applicable law or statute in the aggregate material (as determined by the Majority Lenders) in relation to the business, operations, property or financial or other condition of the Parent or any of its Subsidiaries, or which could reasonably be expected to have a Material Adverse Effect on either the US Borrower and its Subsidiaries or the CAN Borrower and its Subsidiaries;

     (j)  a Change of Control shall occur;

then, and in any such event and at any time thereafter, if such or any other Event of Default shall then be continuing:

     (A) either or both of the following actions may be taken: (i) the Agents may, at their option, or, the Agents shall upon the direction of the Majority Lenders, (x) declare any obligation to lend hereunder (including, without limitation, each Lenders' Commitment) terminated, and/or (y) declare any obliga tion to issue Letters of Credit hereunder terminated, whereupon such obligation to make further Loans or issue Letters of Credit hereunder shall terminate immediately and (ii) the Agents may, at their option, or, the Agents shall, upon the direction of the Majority Lenders, declare any or all of the Lender Debt to be due and payable, and the same, all interest accrued thereon and all other Lender Debt shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Lender Debt to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (f) (other than clause (f)(i) above) or clause (g) above, then the obligation of the Lenders to lend and issue Letters of Credit hereunder (including, without limitation, each Lender's Commitment) shall automatically terminate and any and all of the Lender Debt shall be immediately due and payable without any action by the Agents or any Lender;

     (B) if the Event of Default arises under ss11.1(a) or ss11.1(b) with respect to (1) the CAN Lender Debt or (2) the US Lender Debt, the Agent shall upon the direction of fifty-one percent (51%) in interest of the CAN Lenders or the US Lenders, as applicable, undertake the actions described in paragraph (A) immediately above with respect to the CAN Lender Debt or the US Lender Debt, as applicable.

     (C) the Agents shall have the right, in their sole discretion, to determine which rights, Liens or remedies they shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lenders' rights hereunder; and any moneys, deposits, balances or other property which may come into any Lender's or the Agents' hands at any time or in any manner, may be retained by such Lender or the Agents and applied to any of the Lender Debt as provided in Section 14.5 hereof.

ss11.2.  Suits for Enforcement.  (a) In case any one or more Events of Default
          ---------------------
shall occur and be continuing, the Agents on behalf of the Agents and the Lenders may proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any document or instrument delivered in connection with or pursuant to this Agreement or any other Loan Document, or to enforce the payment of the Lender Debt or any other legal or equitable right or remedy.

          (b) If, for the purposes of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in Dollars or in any other currency (hereinafter in this section called the "First Currency") into any other currency (hereinafter in this section called the "Second Currency"), then the conversion shall be made at the Administrative Agent's spot rate of exchange for buying the First Currency with the Second Currency prevailing at the Administrative Agent's close of business on the business day next preceding the day on which the judgment is given or (as the case may be) the order is made. In the event that there is a difference between the rate of exchange on the basis of which the amount of such judgment order is determined and the rate of exchange prevailing on the date of payment, then the rate of exchange prevailing on the date of payment shall govern the amount owing hereunder, and the Borrower hereby agrees to pay such additional amount as may be necessary to ensure that the amount paid on such date in the Second Currency is the amount in said such Second Currency which, when converted at the Administrative Agent's spot rate of exchange for buying the First Currency with the Second Currency prevailing at the Administra-tive Agent's opening of business on the date of payment, as the amount which was due under this Agreement in the First Currency before such judgment was obtained or made. Any amount due from the Borrower to the Lenders under the second sentence of this section will be due as separate debt of the Borrower to the Lenders and shall not be affected by judgment or order being obtained for any other sum due under or in respect of this Agreement. The covenant contained in this section shall survive the payment in full of all of the other obligations of the Borrower under this Agreement.

ss11.3.  Rights and Remedies Cumulative.  No right or remedy herein conferred
          ------------------------------
upon the Lenders or the Agents is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement or any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

ss11.4.  Rights and Remedies Not Waived.  No course of dealing between any of
          ------------------------------
the Credit Parties and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Lenders or the Agent and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

ss11.5.  Application of Proceeds.
          -----------------------

          (a) After the occurrence of an Event of Default and acceleration of the US Lender Debt, the proceeds realized from the Credit Parties and collections from each Guaranty of the US Lender Debt shall be applied by the Agents to payment of the US Lender Debt in the following order, unless the Lenders otherwise agree in writing or a court of competent jurisdiction shall otherwise direct:

                (i) FIRST, pro rata to each US Issuing Lender to reimburse the Issuing Lender for that portion of any payments made by it with respect to Letters of Credit for which a US Lender, as a participant in such Letter of

Credit, failed to pay its pro rata share thereof as required pursuant to Section
3.5 hereof;

                (ii) SECOND, to payment of all costs and expenses of the Agents and the US Lenders incurred in connection with the preservation, collection and enforcement of the US Lender Debt or any Guaranties;

                (iii) THIRD, ratably, to (A) each US Lender (or affiliate of Lender) to reimburse such US Lender (or Affiliate of a US Lender) for amounts due under any Hedge Agreements to the extent such Hedge Agreements constitute US Lender Debt and (B) to payment of that portion of the US Lender Debt constituting accrued and unpaid interest and fees and indemnities payable under
Section 2 hereof, ratably amongst the Agents and the US Lenders in accordance with the proportion which the accrued interest and fees and indemnities payable under Section 2 hereof constituting the US Lender Debt owing to the Agents or any US Lender, as the case may be, at such time bears to the aggregate amount of accrued interest and fees and indemnities payable under Section 2 hereof constituting the US Lender Debt owing to the Agents and all of the US Lenders at such time, until such interest, fees and indemnities shall be paid in full;

                (iv) FOURTH, to payment of the principal of the US Lender Debt (excluding the aggregate undrawn amount of any then outstanding Letters of Credit issued for the account of the US Borrower), ratably amongst the US Lenders in accordance with the proportion which the principal amount of the US Lender Debt owing to each such US Lender bears to the aggregate principal amount of the US Lender Debt (excluding the aggregate undrawn amount of any then outstanding Letters of Credit issued for the account of the US Borrower) owing to all of the US Lenders until such principal of the US Lender Debt shall be paid in full;

                (v) FIFTH, to the extent, with respect to Letters of Credit issued for the account of the US Borrower, that the collateral, if any, held by the Agents as security for such Letters of Credit is less than the undrawn amount of the Letters of Credit outstanding at the time of distribution hereunder, to the Agents to be held by the Agents as additional collateral therefor;

                (vi) SIXTH, to the payment of all other US Lender Debt, ratably amongst the US Lenders in accordance with the proportion which the amount of such other US Lender Debt owing to each such US Lender bears to the aggregate principal amount of such other US Lender Debt owing to all of the US Lenders until such other US Lender Debt shall be paid in full;

                (vii) SEVENTH, to the payment of all CAN Lender Debt, pro rata, amongst the CAN Lenders;

                (viii) EIGHTH, the balance, if any, after all of the Lender Debt has been satisfied, shall be deposited by the Agents in an operating account of the US Borrower with any of the Agents designated by the US Borrower, or paid over to such other Person or Persons as may be required by law;

          (b) After the occurrence of an Event of Default and acceleration of the CAN Lender Debt, the proceeds realized from the CAN Borrower and its Subsidiaries and collections from each Guaranty of the CAN Lender Debt shall be applied by the Agents to payment of the CAN Lender Debt in the following order, unless the Lenders otherwise agree in writing or a court of competent jurisdiction shall otherwise direct, to the extent permitted by applicable law:

                (i) FIRST, pro rata to each CAN Issuing Lender to reimburse the CAN Issuing Lender for that portion of any payments made by it with respect to Letters of Credit for which a CAN Lender, as a participant in such Letter of Credit, failed to pay its pro rata share thereof as required pursuant to Section
3.5 hereof;

                (ii) SECOND, to payment of all costs and expenses of the Agents and the CAN Lenders incurred in connection with the preservation, collection and enforcement of the CAN Lender Debt or any Guaranties thereof;

                (iii) THIRD, ratably, to (A) each CAN Lender (or affiliate of a CAN Lender) to reimburse such CAN Lender (or Affiliate of Lender) for amounts due under any Hedge Agreements to the extent such Hedge Agreements constitute

CAN Lender Debt and (B) to payment of that portion of the CAN Lender Debt constituting accrued and unpaid interest and fees and indemnities payable under
Section 2 hereof, ratably amongst the Agents and the CAN Lenders in accordance with the proportion which the accrued interest and fees and indemnities payable under Section 2 hereof constituting the CAN Lender Debt owing to the Agents or any CAN Lender, as the case may be, at such time bears to the aggregate amount of accrued interest and fees and indemnities payable under Section 2 hereof constituting the CAN Lender Debt owing to the Agents and all of the Lenders at such time, until such interest, fees and indemnities shall be paid in full;

          (iv) FOURTH, to payment of the principal of the CAN Lender Debt (excluding the aggregate undrawn amount of any then outstanding Letters of Credit issued for the account of the CAN Borrower), ratably amongst the CAN Lenders in accordance with the proportion which the principal amount of the CAN Lender Debt owing to each such CAN Lender bears to the aggregate principal amount of the CAN Lender Debt (excluding the aggregate undrawn amount of any then outstanding Letters of Credit issued for the account of the CAN Borrower) owing to all of the CAN Lenders until such principal of the CAN Lender Debt shall be paid in full;

          (v) FIFTH, to the extent, with respect to Letters of Credit issued for the account of the CAN Borrower, that the collateral, if any, held by the Agents as security for such Letters of Credit is less than the undrawn amount of the Letters of Credit outstanding at the time of distribution hereunder, to the Agents to be held by the Agents as additional collateral therefor;

          (vi) SIXTH, to the payment of all other CAN Lender Debt, ratably amongst the CAN Lenders in accordance with the proportion which the amount of such other CAN Lender Debt owing to each such CAN Lender bears to the aggregate principal amount of such other CAN Lender Debt owing to all of the CAN Lenders until such other CAN Lender Debt shall be paid in full;

          (vii) SEVENTH, the balance, if any, after all of the CAN Lender Debt has been satisfied, shall be deposited by the Agents in an operating account of the CAN Borrower with any of the Agents designated by the CAN Borrower, or paid over to such other Person or Persons as may be required by law;

     The Credit Parties acknowledge and agree that, subject to Section 12.21, they shall remain liable to the extent of any deficiency between the amount of the proceeds of any collateral and collections under the Guaranties (to the fullest extent recourse of such Credit Parties under such Guaranties) and the aggregate amount of the sums referred to in subparagraphs (a) and (b) above.

SECTION 12.  MISCELLANEOUS

ss12.1.  Collection Costs.  In the event that the Agents or any Lender shall
          ----------------
retain an attorney or attorneys to collect, enforce, protect, maintain, preserve or foreclose its interests with respect to this Agreement, the Loans, the Notes, any other Loan Documents, any Lender Debt, or any security for the Lender Debt or under any instrument or document delivered pursuant to this Agreement, or in connection with any Lender Debt, or to protect the rights of any holder or holders with respect thereto, subject to the provisions of ss12.21 hereof, each of the Credit Parties shall, jointly and severally, pay all of the reasonable out of pocket costs and expenses of such collection, enforcement, protection, maintenance, preservation or foreclosure, including reasonable attorneys' fees, which amounts shall be part of the Lender Debt, and such Lender or the Agents may take judgment for all such amounts. The attorney's fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 12.1 shall be payable by the Credit Parties to the Agents or the Lenders, as the case may be, on demand (with interest accruing from the earlier of two Business Days following (i) the date of such demand, and (ii) the date that the Borrower or any Credit Party became aware of the incurrence of such cost), and shall be additional obligations under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; investment bankers fees, costs, and expenses; environmental and other engineers fees, costs and expenses; accountants' fees, costs and expenses; fees, costs, and expenses of other experts; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretar ial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

ss12.2.  Amendment, Modification and Waiver.  (a) No amendment, modification or
          ----------------------------------
waiver of any provision of the Loan Documents and no consent by the Agents or the Lenders to any departure therefrom by any of the Credit Parties shall be effective unless such amendment, modification or waiver shall be in writing and signed by a duly authorized officer of the appropriate Credit Party, the Agents, the Lenders or the Majority Lenders as the case may be (as more fully described below), and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writ ing.

          (b) No notice to or demand on any of the Credit Parties in any case shall entitle any of the Credit Parties to any other or further notice or demand in similar or other circumstances.

          (c) Any term or provision of any Loan Document may be amended or modified and the observance of any provision of any Loan Document may be waived with the written consent of the Credit Parties being a party to such Loan Document and the Majority Lenders;

     provided, however, that in addition to the foregoing requirements, no such amendment, modification or waiver shall, without the prior written consent of the Agents, amend or waive any of the provisions of Sections 2.18, 12.5, 12.13,
12.14 or 12.15 hereof, or otherwise change any of the rights or obligations of the Agents under any of the Loan Documents; and

     provided, further, that in addition to the foregoing requirements, no amendment, modification or waiver of any provisions of Section 3 hereof which adversely affects any US Issuing Lender or CAN Issuing Lender shall be effective without the prior written consent of such Issuing Lender; and
     provided further that in addition to the foregoing requirements, no amendment, modification or waiver or any of the following provisions shall be effective without the prior written consent of the US Majority Lenders: Section 2 (with respect to the US Revolving Loans only), Section 3 (as to Letters of Credit issued for the account of the US Borrower), Section 11 with respect to the US Lender Debt, the US Borrower and Guarantors of the US Lender Debt; and all definitional terms appearing in the foregoing sections relating to the US Lender Debt; and

     provided further that no amendment, modification or waiver or any of the following provisions shall be effective without the prior written consent of the CAN Majority Lenders: Section 2 (with respect to the CAN Revolving Loans only),
Section 3 (as to Letters of Credit issued for the account of the CAN Borrower),
Section 11 with respect to the CAN Lender Debt, the CAN Borrower and Guarantors of the CAN Lender Debt; and all definitional terms appearing in the foregoing sections relating to the CAN Lender Debt; and

     provided, further, that no such amendment, modification or waiver shall, without the prior written consent of all of the Lenders:

          (i) extend the Maturity Date or the due date of any installment of principal of or interest on any Loan or any other amount payable hereunder, or portion thereof, change the rate of interest on any Loan, or portion thereof, the definition of Applicable Margin, or reduce the amount of any principal payable on any Loan, or portion thereof, or reduce the fees payable to the Lenders hereunder (including, without limitation, the modification of the Consolidated Leverage Covenant set forth in ss2.8 hereof) or extend the time of payment thereof;

          (ii) amend the terms of any Guaranty or release any such Guaranty;

          (iii) change the dollar amount or percentage of the US Revolving Commitment or the CAN Revolving Commitment of any Lender,

          (iv) modify any provision of this Section 12.2 or any other provision which expressly requires the consent of all Lenders;

          (v)  amend the definition of "Majority Lenders;

          (vi)  amend Section 11.5 hereof;

provided, further, that no such amendment, modification or waiver shall, without the prior written consent of all of the US Lenders or CAN Lenders, as applicable, modify any provision of this Section 12.2 or any other provision which expressly requires the consent of all the US Lenders or all the CAN Lenders, as applicable;
provided further that no consent of the Lenders to any actions described above shall be required to the extent that this Agreement or the other Loan Documents otherwise expressly provide for, or permit, such action.

ss12.3.  Governing Law.  THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE
          -------------
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (without regard to conflict of laws) unless the terms of any Loan Document, provides otherwise, in which case the said Loan Document shall be construed in accordance with and governed by the laws as provided therein.

ss12.4.  Notices.  All notices, requests, demands or other communications
          -------
provided for herein shall be in writing (unless otherwise expressly provided herein) and shall be deemed to have been given (a) if by registered or certified mail, return receipt requested, four Business Days following the date when sent,
(b) if by telex, when sent and answerback received, (c) if by overnight courier, when received, (d) if by telecopier, when sent and confirmed, or (e) if personally delivered or delivered by messenger, when receipted for, in each case, addressed to the Parent or the Borrower or to the Agents or any Lender, at its respective office under its name on the signature pages of this Agreement and to the attention of the Person so designated, or to such Person or address as any party hereto shall designate to the other from time to time in writing forwarded in like manner.

ss12.5.  Fees and Expenses.  Whether or not any Loans or other financial
          -----------------
accommodations are made hereunder, the Borrower (subject to the provisions of ss12.21 hereof), shall pay all expenses paid or incurred by the Agents in connection with the transactions contemplated hereunder including, but not limited to, appraisal fees, title insurance fees, audit fees, recording fees, computer fees, duplication fees, telephone and telecopier fees, travel and transportation fees, search and filing fees, and the reasonable fees and expenses (including any applicable taxes) of Messrs. Riemer & Braunstein and McCarthy Tetrault, special counsel to the Agents, and all local counsel to the Agents. Such expenses shall also include, without limitation, any out of pocket costs paid or incurred by the Agents in connection with any waivers, amendments, modifications, extensions, renewals, renegotiations or "work-outs" of this Agreement, any other Loan Document or any other instrument or document delivered in con nection herewith or therewith, and any consents or approvals provided hereunder or thereafter or otherwise requested by any Credit Party. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; investment bankers fees, costs, and expenses; environmental and other engineers fees, costs and expenses; fees, costs, and expenses of other experts; photocopying and duplicating expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

ss12.6.  Stamp or Other Tax.  Should any stamp or excise tax become payable in
          ------------------
respect of this Agreement, any Note, any other Loan Document, the Lender Debt or any modification hereof or thereof, each of the Credit Parties shall pay, the liability of which is joint and several, the same (including interest and penalties, if any) and shall hold the Lenders and the Agents harmless with respect thereto; provided that the obligations of the CAN Borrower hereunder shall be limited to any such charges which become payable on account of the CAN Lender Debt only.

ss12.7.  Waiver of Jury Trial and Setoff.  In any litigation in any court with
          -------------------------------
respect to, in connection with, or arising out of this Agreement, any of the Loans, any of the Notes or other Loan Documents, or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Credit Parties and the Lenders or the Agents, EACH CREDIT PARTY HEREBY, to the fullest extent it may effectively do so, waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable procedural laws, be interposed, pleaded or alleged in any other action; and EACH LENDER and EACH CREDIT PARTY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION. EACH OF THE CREDIT PARTIES AGREES THAT THIS SECTION 12.7 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDERS WOULD NOT EXTEND TO THE BORROWER ANY FINANCIAL ACCOMMODATIONS HEREUNDER IF THIS
SECTION 12.7 WERE NOT PART OF THIS AGREEMENT.

ss12.8.  Termination of Agreement.  (a) The Agents on behalf of the Lenders
          ------------------------
shall have the right to, upon the direction of the Majority Lenders, terminate this Agreement immediately, at any time, during the continuance of an Event of Default under Section 11 hereof.

          (b) The Borrower may terminate this Agreement at any time when either
(x) no Letters of Credit are outstanding, or (y) the Borrower have provided cash collateral satisfactory to the Administrative Agents in an amount equal to the undrawn amount of all outstanding Letters of Credit, in each case upon not less than ten days' prior Written Notice (which shall be irrevocable) to the Agents (which shall promptly notify each Lender thereof in writing or by telephone confirming immediately in writing) of termination and by prepaying the Loans in whole, terminating the Commitments and paying all other amounts payable hereunder and all applicable penalties, fees, charges, premiums and costs, all as provided hereunder.

          (c) The termination of this Agreement shall not affect any rights of the Credit Parties, the Lenders or the Agents or any obligation of any of the Credit Parties, the Lenders or the Agents to the others, arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Lender Debt of the Credit Parties and their Subsidiaries hereunder incurred on or prior to such termination have been paid and performed in full.

          (d) Upon the giving of notice of termination of this Agreement, all Lender Debt shall be due and payable on the date of termination specified in such notice.

          (e) The rights granted to the Agents on behalf of the Agents and the Lenders hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Lender Debt has been paid in full in cash.

          (f) Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Lender Debt, the Agents or any Lender is for any reason compelled to surrender such payment to any Person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force (except that the Commitment of each Lender shall have been terminated), and the Credit Parties, as appropriate, shall be liable to, and shall indemnify and hold such Lender or the Agents harmless for, the amount of such payment surrendered until such Lender or the Agents, as the case may be, shall have been finally and irrevocably paid in full. The provision of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders or the Agents in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' or the Agents' rights under this Agreement and shall be deemed to have been conditioned upon such payment having been become final and irrevocable.

          (g) All indemnities, representations, warranties, covenants, waivers and agreements provided for under this Agreement and the other Loan Documents, including, without limitation, under Sections 2.22, 12.5 and 12.20, shall (unless otherwise specifically provided herein) survive the termination of this Agreement and the payment in full of the Lender Debt.

ss12.9.  Captions.  The captions of the various sections and paragraphs of this
          --------
Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

ss12.10. Lien; Setoff by Lenders.
          -----------------------

          (a) Each of the Credit Parties on the US Lender Debt hereby grants to each Lender and the Agents a continuing Lien for all Lender Debt upon any and all monies, securities and other property of such Credit Party and the proceeds thereof, now or hereafter held or received by, or in transit to, such Lender or the Agents from or for such Credit Party, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of such Credit Party with, and any and all claims of such Credit Party against, any Lender or the Agents, at any time existing.

          (b) Each of the Credit Parties on the CAN Lender Debt hereby grants to each CAN Lender and the Agents a continuing Lien for all CAN Lender Debt upon any and all monies, securities and other property of such Credit Party and the proceeds thereof, now or hereafter held or received by, or in transit to, such CAN Lender or the Agents from or for such Credit Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of such Credit Party with, and any and all claims of such Credit Party against, any CAN Lender or the Agents, at any time existing.

          (c) Upon the occurrence and during the continuance of an Event of Default, each Lender and the Agents are hereby authorized at any time and from time to time, without notice to such Credit Party, to setoff, appropriate and apply any or all items hereinabove referred to against the Lender Debt or the CAN Lender Debt, as applicable, regardless of the adequacy of any collateral which secures the Lender Debt or the CAN Lender Debt, as applicable. After any such setoff by the Agents or any Lender, the Agents or such Lender shall notify the Credit Party against which it setoff of the exercise by it of such right of setoff, provided, that the failure of the Agents or such Lender to so notify each Credit Party shall not affect the validity of such setoff or create a cause of action against the Agents or such Lender.

ss12.11. Payment Due on Non-Business Day.  Whenever any payment to be made
          -------------------------------
hereunder or under any other Loan Document or on any Loan shall be stated to be due and payable, or whenever the last day of any Interest Period would otherwise occur, on a day which is not a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment; provided, however, that if such extension would cause a payment of a Eurodollar Advance to be made, or the last day of such Interest Period for a Eurodollar Advance to occur, in the next following calendar month, such payment shall be made and the last day of such Interest Period shall occur on the next preceding Business Day.

ss12.12. Service of Process.  Each of the Credit Parties hereby irrevocably
          ------------------
consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and of any Federal Court located in the City of Boston and the Courts of the Province of Ontario in connection with any action or proceeding arising out of or relating to this Agreement, any Guaranty, all or any of the Lender Debt, all or any of the Notes, any other Loan Document or any document or instrument delivered pursuant to this Agreement. In any such litigation, each of the Credit Parties waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Borrower at its address set forth in Section 12.4 hereof. Within thirty days after such mailing, such Credit Party shall appear, answer or move in respect of such summons, complaint or other process. Should such Credit Party fail to appear or answer within said thirty-day period, such Credit Party shall be deemed in default and judgment may be entered by the Agents on behalf of the Lenders against such Credit Party for the amount as demanded in any summons, complaint or other process so served. Each of the Credit Parties hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

ss12.13. The Agents.  (a) Subject to the following sentence, each Lender hereby
          ----------
irrevocably designates and appoints FNBB, BofA, BACan, Paribas (Can) and Paribas as the agents of such Lender under each of the Loan Documents in which FNBB, BofA, BACan, Paribas (Can) and Paribas is named as agent, and each such Lender hereby irrevocably authorizes FNBB, BofA, BACan, Paribas (Can) and Paribas, as the agents for such Lender, to take such action on behalf of each Lender under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Agents shall not have any duties or responsibilities except those expressly set forth in the Loan Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agents.

          (b)  (i)   The Agents may execute any of their duties under the Loan
Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

          (ii) As between the Agents, and subject to all other provisions of this Agreement (including, without limitation, the provisions of Section 12.2 hereof), all action to be undertaken, powers to be exercised, and duties to be performed under this Agreement and the other Loan Documents may be under taken upon the concurrence of a majority of FNBB, Paribas and Paribas (Can) acting together, and BofA and BACan acting together. Any Person dealing with the Agents may conclusively rely on any instrument, document, or agreement executed by any Agent and need not inquire into such Agent's authority to so act.

          (c) Neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by them or such Person under or in connection with the Loan Documents (except for their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any of the Credit Parties or any of their respective Subsidiaries or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of any of the Credit Parties or any of their respective Subsidiaries to perform its obligations under the Loan Documents. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any of the Credit Parties or any of their respective Subsidiaries.

          (d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agents. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a Written Notice of assignment, negotiation or transfer thereof shall have been filed with the Agents.

          (e) The Agents shall be fully justified in failing or refusing to take any action under the Loan Documents unless they shall first receive such advice or concurrence of the Majority Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Lenders (or where required by the terms of this Agreement, the Lenders, the CAN Majority Lenders or the US Majority Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          (f) The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, other than nonpayment of principal or interest on the Loans, unless the Agents shall have received notice from a Lender or one of the Credit Parties referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agents receive such a notice, or if the Agents have actual knowledge of a Default or an Event of Default, the Agents shall give prompt notice thereof to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Lenders; provided, that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

          (g) Each Lender expressly acknowledges that neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Agents here inafter taken, including any review of the affairs of any of the Credit Parties or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each of the Credit Parties and their respective Subsidiaries, and made its own decision to make its loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, liabilities, assets, properties and condition (financial or otherwise) and creditworthiness of each of the Credit Parties and their respective Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or credit worthiness of any of the Credit Parties or any of their respective Subsidiaries which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          (h) Each Lender agrees to indemnify the Agents in their capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to such Lender's aggregate Commitment percentage set forth opposite its name on Schedule 1-a hereto from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of the Loan Documents, any instruments or documents relating to the transactions contemplated hereby or thereby or any action taken or omitted by the Agents under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross negligence or willful misconduct. The agreements in this Section 12.13(h) shall survive the payment of the Notes and the Lender Debt.

          (i) The Agents and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Agents were not the Agents hereunder. With respect to its pro rata share of the Loans made or renewed by it and any Note issued to it, the Agents shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agents. The terms "Lender" and "Lenders" shall include the Agents in its individual capacity.

          (j) Any Agent may resign as Agent upon thirty days' Written Notice to the Lenders. In the event that any Agent shall enter receivership, then such Agent shall be removed as Agent under this Agreement and the remaining Agents shall solely act as Agents hereunder. In the event that all of the Agents shall enter into receivership, then the Lenders (other than the Lenders which are acting as Agents, if applicable) may by unanimous consent of such Lenders, remove the Agents under this Agreement. If any Agent shall give a notice of its intention to resign as Agent under this Agreement or any such Agent shall be removed, then the remaining Agents shall solely act as Agents hereunder. In the event that all of the Agents shall resign, then the Majority Lenders shall, within such thirty-day period, appoint a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agents, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agents' rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agents or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent or any Agent's removal, the provisions of this
Section 12.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

          (k) Each Lender agrees that (i) all US Lender Debt of the Credit Parties to each US Lender under this Agreement and under the Notes from the US Borrower rank pari passu in all respects with each other, and (ii) all CAN Lender Debt of the Credit Parties to each CAN Lender under this Agreement and under the Notes from the CAN Borrower rank pari passu in all respects with each other, and (iii) if any US Lender or CAN Lender as applicable, shall, through the exercise of a right of banker's lien, setoff, counterclaim or otherwise, obtain payment with respect to its Commitments to the US Borrower or the CAN Borrower, as applicable, which results in its receiving more than its pro rata share of the Commitments of all US Lenders or CAN Lenders, as applicable, then
(A) such US Lender or CAN Lender shall be deemed to have simultaneously purchased from each of the other US Lenders or CAN Lenders, as the case may be, a share in the Loans so that the amount of the Loans of all US Lenders or CAN Lenders, as applicable, shall be pro rata and (B) such other adjustments shall be made from time to time as shall be equitable to insure that all US Lenders or CAN Lenders, as applicable share such payments ratably. If all or any portion of any such excess payments is thereafter recovered from the US Lender or CAN Lenders, as applicable, which received the same, the purchase provided in this
Section 12.13(k) shall be deemed to have been rescinded to the extent of such recovery, without interest. Each of the Credit Parties expressly consents to the foregoing arrangements and agrees that each US Lender or CAN Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, all rights of setoff, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (l) The Agents agree that they shall promptly deliver to each Lender copies of all notices, demands, statements and communications which the Agents give to the Credit Parties, except for routine notices of payments due under the Loan Documents and other miscellaneous notices, demands, statements and communications, which are not material to the interests of any Lender. The Agents shall have no liability to any Lender, nor shall a cause of action arise against the Agents, as a result of the failure of the Agents to deliver to the Lender any such notice, demand, statement or communication.

          (m) The Agents shall endeavor to exercise the same care in administering the Loan Document as they exercise with respect to similar transactions in which they are involved and where no other co-lenders or participants are involved; provided, that the liability of the Agents for failing to do so shall be limited as provided in the preceding paragraphs of this Section 12.13.

ss12.14. Sale, Assignment or Transfer to Additional Lenders.  (a) Without
          --------------------------------------------------
limiting any additional rights which FNBB, BofA, BACan, Paribas (Can) or Paribas may have as a Lender under Section 12.15 hereof, the Agents may execute one or more amendments of this Agreement or any other Loan Document so that each Additional Lender shall be a named party thereof with all of the rights and obligations of any Lender hereunder.

          (b) Each Credit Party hereby agrees that it shall execute and deliver, at the request of the Agents:

          (i) if part of any Lender's pro rata share of any Loan and/or the Commitments as to any Borrower is sold, assigned or transferred in accordance with the terms of Section 12.14(a) or 12.15 hereof, to any Lender or Additional Lender, to the extent requested by the Agents, one or more Notes to the order of such Lender and such Lender and/or Additional Lender to evidence the portions of the Loans retained and sold; and

          (ii)  any amendment to any Loan Document to effectuate this Section
12.14. The terms "sale," "assignment" or "transfer" shall include a novation or assumption by any Additional Lender of all or any portion of any obligations and commitments hereunder.

ss12.15. Benefit of Agreement; Assignments by Lenders.  (a) This Agreement
          --------------------------------------------
shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that the obligations of the Lenders to make Revolving Loans, to issue Letters of Credit and to furnish other financial accommodations hereunder shall not inure to the benefit of any successors and assigns of the Borrower.

          (b) No Credit Party may assign or transfer any of its interests hereunder without the prior written consent of all of the Lenders. Each of the Lenders may make, carry or transfer its pro rata share of the Loans at, to or for the account of any of its branch offices or the office of one or more of its Affili ates.

          (c) Each Lender may, subject to the other provisions of this Agreement and with the prior written consent of the Agents and the Borrower (which consent shall not be unreasonably withheld or unreasonably delayed), assign and sell its rights with respect to and delegate its obligations under this Agreement, its Loans or its Commitments, in whole or in part, to any institutional lender or institutional investor (including a commercial bank, thrift, finance company, insurance company or pension fund) (each, an "ADDITIONAL LENDER") and may without the consent of the Agents or the Borrower, assign and sell its rights to another Lender or to grant participations therein to any institutional lender or institution investor, in which event:

          (i) in the case of an assignment, upon notice thereof by such Lender to the Borrower, the Additional Lender or other Lender shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were such as signing Lender hereunder and the holder of a Note; and

          (ii) in the case of a participation, the participant shall not have any rights under this Agreement or any Note or any other Loan Document (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto which agreement shall not, in any event, grant to the participant the right of consent as to any matter under the Loan

Documents other than those which require the consent of all Lenders).

          (d) In the event that any Lender shall assign or sell its Notes, such Lender shall at the time of such assignment or sale give Written Notice to the Agents of the name and address of the Additional Lender or other Lender (including the name of the account officer if applicable), and shall make all endorsements to the grid schedule attached thereto to make the information contained therein accurate. As a condition to the effectiveness of any such assignment or sale, the Additional Lender or other Lender shall pay to the Agents a fee of US$5,000 to record such assignment or sale and the Additional Lender shall execute an intercreditor agreement with the other Lenders in such form as the Agents may require.

          (e)  (i)   Each US Lender agrees that such US Lender shall not assign all or any part of its US Revolving Commitment to any Person that was not a US Lender prior to such assignment unless the assignee thereof shall be a bank or trust company organized under the laws of the United States of America or any State thereof having a combined capital and surplus of not less than US$500,000,000 or other financial institution reasonably acceptable to the US Borrower; provided, however, that this sentence shall in no event apply to any interests granted by any US Lender through a participation.

          (ii) Each CAN Lender agrees that such CAN Lender shall not assign all or any part of its CAN Revolving Commitment to any Person that was not a CAN Lender prior to such assignment unless the assignee thereof shall be a Canadian chartered bank or other financial institution reasonably acceptable to the CAN Borrower; provided, however, that this sentence shall in no event apply to any interests granted by any CAN Lender through a participation.

          (f) Notwithstanding anything herein to the contrary, any partial assignment by any Lender of any portion of the Loans and/or its US Revolving Commitment or the CAN Revolving Commitment shall be in an aggregate amount at least equal to US$5,000,000 or CD$5,000,000, as applicable. Any such assignment shall assign a pro rata share of (i) all Commitments to the US Borrower by the assigning US Lender; or (ii) all Commitments to the CAN Borrower by the assigning CAN Lender.

ss12.16. Counterparts; Facsimile Signature.  (a) This Agreement may be executed
          ---------------------------------
by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

          (b) Delivery of any executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

ss12.17.  Invalidity. Whenever possible, each provision of this Agreement shall
           ----------
be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Agreement being prohibited or invalid.

ss12.18. Disclosure of Financial Information. Subject to the provisions of
          -----------------------------------
Section 12.19 hereof, the Agents and each Lender are each hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Parent and the Borrower and any of their respective Subsidiaries which may be furnished to it hereunder or otherwise, to any other Lender, any court, Governmental Body having jurisdiction over the Agents or such Lender, to any Person which shall, or shall have any right or obligation to, succeed to all or any part of any Agent's or such Lender's interest in any of the Loans, the Letters of Credit, and this Agreement or to any actual or prospective participant therein or assignee thereof.

ss12.19.  Maintenance of Confidentiality. The Lenders and the Agents shall hold
           ------------------------------
all non-public, proprietary or confidential information obtained pursuant to or in connection with the transactions contemplated by the Loan Documents (the "CONFIDEN TIAL INFORMATION") in confidence and shall not use or disclose any such Confidential Information except for purposes of the transactions contemplated by and in accordance with the Loan Documents; provided, however, that the Lenders and the Agents may disclose any such Confidential Information (i) to their respective examiners, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with the transactions contemplated by the Loan Documents,
(ii) as required by any Governmental Body, or (iii) to any proposed syndicate member or any proposed assignee or participant in connection with the contemplated transfer, in accordance with Section 12.14 hereof, of any Note or participation therein, provided, that any such person shall execute a confidentiality agreement containing provisions substantially identical to this
Section 12.19. Notwithstanding the foregoing, the provisions of this Section
12.19 shall not apply to such portions of the Confidential Information that (i) are or become available to the public through no fault or action of the Agents or any of the Lenders or their representatives, or (ii) become available to the Agents or any Lender or their representatives on a non-confidential basis from a source, other than the Borrower or its representatives, not thereby violating any agreement with or other duty to the Borrower.


ss12.20  Obligations Several; No Fiduciary Obligations.  The obligations of the
          ---------------------------------------------
Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligations of any kind by reason of such default. The relationship between Borrower and the Lenders with respect to the Loan Documents is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Lender has any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

ss12.21. Indemnification.  In addition to any other indemnities provided
          ---------------
herein, the US Borrower hereby agrees to indemnify and hold harmless the Agents, each US Lender and their respective Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of their Affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended, and with respect to the CAN Lender Debt only, the CAN Borrower hereby agrees to indemnify and hold harmless the Agents, the CAN Lenders and their respective Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of their Affiliates, (each of the foregoing, an "INDEMNIFIED PARTY"), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party with respect to or arising out of the commitments hereunder to make the Revolving Loans, or to issue Letters of Credit, or the financings contemplated hereby, the other Loan Documents, the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding brought or threatened relating to the transactions contemplated hereby or any portion hereof, any violation of any Environmental Law, the release of any Hazardous Materials, any action, suit, proceeding or investigation brought or threatened with respect to Hazardous Materials, or the role of any such Person or Persons in connection with the foregoing whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding ("CLAIMS"). The Borrower will not, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined by a final nonappealable judgment that any such Claim shall have arisen out of or resulted solely from (a)(i) actions taken or omitted to be taken by such Indemnified Party by reason of the bad faith, willful misconduct or gross negligence of any Indemnified Party, or (ii) in violation of any law or regulation applicable to such Indemnified Party (except to the extent that such violation is attributable to any breach of any representation, warranty or agreement by or on behalf of the Borrower, any other Credit Party or Subsidiary or any Credit Party, in each case, as determined by a final nonappealable decision of a court of competent jurisdiction), (b) disputes among Lenders, or (c) a successful claim by any Credit Party against such Indemnified Party ("EXCLUDED CLAIMS"). Further, should any employee of the Agents or any Lender be involved in any legal action or proceed ing in connection with the transactions contemplated hereby (other than relating to an Excluded Claim), the Borrower hereby agrees to pay to the Agents and each Lender such per diem compensation as the Agents or such Lender shall request for each employee for each day or portion thereof that such employee is involved in preparation and testimony pertaining to any such legal action or proceeding. The Indemnified Party shall give the

Borrower prompt Written Notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Borrower shall have the right at any time during which a Claim is pending to select counsel to defend and settle any Claims so long as in any such event the Borrower shall have stated in a writing delivered to the applicable Indemnified Party that, as between the Borrower and such Indemnified Party, the Borrower is responsible to such Indemnified Party with respect to such Claim; provided, however, that the Borrower shall not be entitled to control the defense of any Claim in the event that there are defenses available to the Indemnified Party which are not available to the Borrower. In any other case, the Indemnified Party shall have the right to select counsel and control the defense of any Claims; provided, however, that no Indemnified Party shall settle any Claim as to which it is controlling the defense without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. With respect to any Claim for which the Borrower is entitled to select counsel, each Indemnified Party shall have the right, at its expense, to participate in the defense of such Claim. In the event that, with respect to any Claim, more than one Indemnified Party shall be permitted here under to select counsel to defend such Claim at the expense of the Borrower and shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest, such Indemnified Party may, at the expense of the Borrower, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified Parties and the Borrower and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom. The provisions of this ss12.20 shall survive repayment of the Loans and the termination of the Commitments.

ss12.22.  Limitation of CAN Borrower Liability. Notwithstanding anything to the
           ------------------------------------
contrary herein contained, the liability of the CAN Borrower hereunder and under any other Loan Documents shall be limited to the CAN Lender Debt and the CAN Borrower shall have no liability whatsoever under the Loan Documents evidencing the US Lender Debt.

ss12.23.  Judgment Currency.  (1) If for the purpose of obtaining or enforcing
           -----------------
judgment against the CAN Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 12.22 referred to as the "JUDGMENT CURRENCY") an amount due in CAN dollars or US dollars under this Agreement, the conversion will be made at the rate of exchange prevailing on the Business Day immediately preceding:

          (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

          (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 12.22 (1)(b) being hereinafter in this Section 12.22 referred to as the "Judgment Conversion Date").

          (2) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 12.22(1)(b), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the CAN Borrower will pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of CAN dollars or US dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

          (3) Any amount due from the CAN Borrower under the provisions of
Section 12.22(2) will be due as a separate debt and will not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

          (4) The term "rate of exchange" in this Section 12.22 means:

          (a) for a conversion of CAN dollars to the Judgment Currency, the reciprocal of the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of the Judgment Currency to CAN dollars;

          (b) for a conversion of United States Dollars to the Judgment Currency when the Judgment Currency is Canadian dollars, the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of US dollars to CAN dollars;

          (c) for a conversion of US dollars to the Judgment Currency when the Judgment Currency is not CAN dollars, the effective rate obtained when a given amount of US dollars is converted to CAN dollars at the rate determined pursuant to Section 12.22(4)(b) and the result thereof is then converted to the Judgment Currency pursuant to Section 12.22(4)(a); or

          (d) if a required rate is not so published by the Bank of Canada for any such date, the spot rate quoted by the CAN Administrative Agent at Toronto, Canada at approximately noon (Toronto time) on that date in accordance with its normal practice for the applicable currency conversion in the wholesale market.

ss12.24. Replacement of Existing Credit Agreement.  This Credit Agreement shall
          ----------------------------------------
supersede and replace the 1996 Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           CABLE DESIGN TECHNOLOGIES CORPORATION


                           By:____________________________
                             Name:
                             Title:


                           CABLE DESIGN TECHNOLOGIES INC.


                           By:____________________________
                             Name:
                             Title:



                           NORDX/CDT, INC.


                           By:____________________________
                             Name:
                             Title:


Address:  Foster Plaza 7
          661 Anderson Drive
          Pittsburgh, Pennsylvania
          Attention:
          Telecopier No.:

Copy to:  Kirkland & Ellis
          153 E. 53d Street
          New York, New York 10022
          Attention: Charles B. Fromm, Esq.
          Telecopier No.: (212) 446-4900

                                        THE FIRST NATIONAL BANK OF
                                        BOSTON, as Agent and as Lender


                                        By:____________________________
                                          Name: Maura C. Wadlinger
                                          Title: Vice President


Address:  100 Federal Street, 21st Floor
          Boston, Massachusetts 02110
          Attention: Maura C. Wadlinger
          Telecopier No.: (617) 434-6685

Copy to:  David S. Berman, Esquire
          Riemer & Braunstein
          Three Center Plaza
          Boston, Massachusetts 02108
          Telecopier No.: (617) 723-6831

                                        BANK OF AMERICA ILLINOIS, as
                                        Agent and as Lender


                                        By:______________________________
                                          Name:
                                          Title:


Address:  231 South LaSalle Street
          Chicago, Illinois 60697
          Attention: Melinda C. Ellsworth
          Telecopier No.: (312) 987-0303

                                        BANK OF AMERICA CANADA, as
                                        Agent and as Lender


                                        By:______________________________
                                          Name:
                                          Title:

Address:  200 Front Street Suite 2700
          Toronto, Ontario, Canada MSV3L2
          Attention: Michel Hurtubise
          Telecopier No.: (416) 349-4283


                                        BANQUE PARIBAS, CHICAGO
                                        BRANCH, as Agent and as Lender


                                        By:___________________________
                                          Name:
                                          Title:


                                        By:___________________________
                                          Name:
                                          Title:

Address:  227 West Monroe
          Suite 3300
          Chicago, Illinois 60606
          Attention: Mark Radzik
          Telecopier No.: (312) 853-6020


                                        PARIBAS BANK OF CANADA, as
                                        Agent and as Lender


                                        By:___________________________
                                          Name: Michael Gosselin
                                          Title: Vice President

Address:  Royal Trust Tower
          Suite 4100
          TD Centre
          Toronto, Ontario, Canada M5KIN8
          Attention:  Michael Gosselin
          Telecopier: (416) 947-0086

                                        MELLON BANK, N.A., US Lender



                                        By:___________________________
                                          Name:
                                          Title:

Address:  Two Mellon Bank Center
          Room 230
          Pittsburgh, Pennsylvania 15259-0001
          Attention: Mark Latterner
          Telecopier: (412) 234-9010

                                        MELLON BANK CANADA, CAN Lender


                                        By:___________________________
                                          Name:
                                          Title:

Address:  Two Mellon Bank Center
          Room 230
          Pittsburgh, Pennsylvania 15259-0001
          Attention: Mark Latterner
          Telecopier: (412) 234-9010


                                        THE BANK OF NOVA SCOTIA, US
                                        Lender


                                        By:___________________________
                                          Name:
                                          Title:

Address:  600 Peachtree Northeast
          Suite 2700
          Atlanta, Georgia 30308
          Attention: Shannon Law
          Telecopier: (404) 888-8998

                                        THE BANK OF NOVA SCOTIA, CAN
                                        Lender


                                        By:___________________________
                                          Name:
                                          Title:

Address:  195 The West Mall
          Suite 100
          Etobicoke, Ontario, Canada M9C5K1
          Attention: Fredina Carone
          Telecopier: (416) 695-7353

                                        NATIONAL BANK OF CANADA, CAN Lender


                                        By:___________________________
                                          Name:
                                          Title:

Address:  150 York Street
          Toronto, Ontario, Canada M5H3A9
          Attention: William B. Crossland
          Telecopier: (416) 864-7682


                                        HARRIS TRUST AND SAVINGS BANK,
                                        US Lender


                                        By:___________________________
                                          Name:
                                          Title:

Address:  111 W. Monroe
          Emerging Majors - Illinois
          Chicago, IL 60690
          Attention: John Dillon
          Telecopier: (312) 461-2591


                                        BANK OF MONTREAL, CAN Lender


                                        By:___________________________
                                          Name:
                                          Title:

Address:  274 Dorval Ave.
          Dorval, Quebec, Canada H9S3H3
          Attention: Andre Nadeau
          Telecopier: (514) 636-1921


                                        FLEET NATIONAL BANK, US Lender


                                        By:___________________________
                                          Name:
                                          Title:

Address:  Mail Stop MAOFD03C
          One Federal Street
          Boston, Massachusetts 02110
          Attention: Erik Vandermel
          Telecopier: (617) 346-4806



                                        ABN-AMRO BANK, US Lender


                                        By:___________________________
                                          Name:
                                          Title:

Address:  One PPG Place
          Suite 2950
          Pittsburgh, PA 15222-5400
          Attention: Roy D. Hasbrook
          Telecopier: (412) 566-2263

200878.9